                                                                    Exhibit 4.25
                                  NOTARIAL DEED

                     INVESTMENT AND RESTRUCTURING AGREEMENT

THIS AGREEMENT dated for reference the 1st day of October, 2001,

BY AND AMONG:

          SUTTON PARK INTERNATIONAL LIMITED, a body corporate organized under the laws of the British Virgin Islands, having an address c/o Suite 1000 Cathedral Place, 925 West Georgia Street, Vancouver, British Columbia, V6C 3L2

AND:

          GARDA INVESTMENTS CORP., a body corporate organized under the laws of the British Virgin Islands, having an address c/o Suite 1000 Cathedral Place, 925 West Georgia Street, Vancouver, British Columbia, V6C 3L2

AND:

          MFC BANCORP LTD., a body corporate organized under the laws of the Yukon Territory, having an address c/o Suite 1000 Cathedral Place, 925 West Georgia Street, Vancouver, British Columbia, V6C 3L2

AND:

          GLAMIOX BETEILIGUNGSVERWALTUNGS GMBH, a body corporate organized under the laws of Austria, having an address c/o Deloitte & Touche GmbH, Friedrichstrasse 10, A-1010 Vienna, Austria

AND:

          HOVIS GMBH, a body corporate organized under the laws of Austria, having an office at Millenium Tower, 21st Floor, Handelskai 94-96, A-1200 Vienna, Austria

AND:

          JURRIAAN J. HOVIS, businessman, of Schoenbrunner Graben 94, 1180 Vienna, Austria

AND:

          JOHANNES HOVIS, businessman, of Schoenbrunner Graben 94, 1180 Vienna, Austria

AND:

          FERDINAND STEINBAUER, businessman, of Augasse 6, 8101 Gratkorn,
          Austria

WHEREAS:

A. Hovis is a corporation whose principal activities, directly and through its Subsidiaries, include the production, purchase and sale of pulp and paper, the purchase and sale of wood products and the smelting of aluminum;

B. Sutton Park is a wholly-owned Subsidiary of MFC, a merchant banking company that provides financing and specialized banking and corporate finance services directly and through Subsidiaries, including Sutton Park;

C. Holdco II is a wholly-owned Subsidiary of Holdco I and Holdco I is a wholly-owned Subsidiary of Sutton Park; and

D. The Parties hereto have agreed to enter into this investment and restructuring agreement pursuant to which: (i) Hovis shall complete a corporate restructuring and a restructuring of its outstanding indebtedness; (ii) Holdco II shall acquire all of the capital of Hovis; (iii) Sutton Park shall invest in Holdco II in order to improve the business operations and profitability thereof; and (iv) the Finance Investors shall each initially receive nominal share capital in Holdco II in the proportions set out in the Agreed Capital Ratio, which allocations may be subject to adjustment, all upon and subject to the terms and conditions set out in this Agreement and the agreements contemplated herein.

NOW THEREFORE the Parties hereto acknowledge, declare, covenant and agree as follows:

                                    ARTICLE 1

                                 INTERPRETATION

         SECTION 1.1. DEFINITIONS. When used in this Agreement (including the recitals and schedules hereto) or in any amendment hereto, the following terms shall, unless otherwise expressly provided, have the following meanings, respectively:

"AFFILIATE" means, with respect to any Person, any Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such other Person;

"AGREED CAPITAL RATIO" means the percentage of the nominal share capital of Holdco II to be allocated among JJHovis, Steinbauer and Holdco I, being 4% to JJHovis, 0.5% to Steinbauer and 95.5% to Holdco I;

"AGREEMENT" means this investment and restructuring agreement concluded by and among the Parties hereto, the Schedules hereto and, upon receipt and approval thereof by Sutton Park, Holdco I and Holdco II in accordance with the terms hereof, the Disclosure Statement;

"ALUMETAL" means Alumetal S.P., a body corporate organized under the laws of Poland, registered in the 8th Commercial Department of the Commercial Register of the District Court Bielsko-Biala under number RHB 3618;

"APPLICABLE LAW" means, with respect to any Person, any statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement (including any Environmental
Law), all as in effect as of the Closing, of any Governmental Authority applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates);

"ASSOCIATE" means with respect to any Person (a) any other Person of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities issued by such other Person, (b) any trust or other estate in which such Person has a ten percent (10%) or more beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of such Person or any Affiliate thereof;

"BANK AUSTRIA" means Bank Austria Aktiengesellschaft;

"BANKING DAY" means any day on which banks are open for business in Vienna, Austria;

"BUSINESS" means the business as heretofore or currently conducted by the Hovis Group, including the manufacture, purchase and sale of pulp and paper, the purchase and sale of wood products and the smelting of aluminum;

"CALL AGREEMENT" means a call agreement to be concluded between Holdco I and the Finance Investors;

"CHF" means Swiss Francs;

"CLOSING" has the meaning ascribed to such term in Section 6.1 hereof;

"CLOSING DATE" means the third Banking Day following the day on which the last of the conditions precedent set out in Article 5 hereof has been satisfied or waived, or such later date, subject to Article 7 hereof, as may be agreed upon by the Parties hereto;

"CLOSING STEPS" means the steps required to be completed on or before the Closing Date, as more particularly described, and substantially in the sequence set out, in Article 6 hereof;

"CONFIDENTIAL INFORMATION" means all information of a confidential or proprietary nature relating to the business, financial or other affairs of any Party which is not publicly known and includes, without limitation, in respect of the business and affairs of MFC, Sutton Park, Holdco I and Holdco II, all such information, whether transmitted in writing, orally, visually, electronically or by any other means, by any of MFC, Sutton Park, Holdco I or Holdco II to any other Party hereto in connection with the transactions contemplated by this Agreement and the Owners' Agreement including, without limitation, all analyses, compilations, forecasts, studies, financing proposals, investment and/or restructuring proposals and documentation and draft documentation relating to or proposed in connection therewith;

"CONSTATING DOCUMENTS" means, in respect of any Person and as the context requires, the statutes, constating documents and by-laws, and all amendments thereto, of such Person;

"CONTAMINANT" means any pollutant, contaminant, waste, hazardous substance, hazardous material, toxic substance or dangerous good defined, judicially interpreted or identified in any Environmental Laws, including any that may impair the quality of any waters;

"CONTROL" over a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other equity interests, representation on its board of directors or body performing similar functions, by contract or otherwise. The terms "CONTROLLING" and "CONTROLLED" will have corollary meanings;

"DISCLOSURE STATEMENT" means the disclosure statement to be delivered by Hovis, the Hovis Stockholders and Finance Investors to Sutton Park, Holdco I and Holdco II which, upon acceptance and approval by Sutton Park, Holdco I and Holdco II, shall form a part of this Agreement, such disclosure statement to address certain matters and qualify certain representations concerning Hovis, the Hovis Group and the Business, and the Finance Companies and their respective businesses, as contemplated herein;

"DISPOSAL" or "DISPOSED" and correlative terms means any disposal by any means, including dumping, incineration, spraying, pumping, injecting, depositing or burying;

"ENVIRONMENTAL LAWS" means all national, federal, territorial, provincial, state, municipal or local statutes, regulations, laws, guidelines, policies or rules and any order (draft or otherwise), judgment, injunction, decree, award or writ of any Governmental Authority and the civil or common law, relating in whole or in part to the environment, and includes those laws relating to the storage, generation, use, handling, manufacture, processing, transportation, import, export, treatment, Release or Disposal of any Contaminant and any laws relating to asbestos or asbestos-containing materials in the environment, in the workplace or in any building;

"EARN IN" means the culmination of certain rights of the Finance Investors to earn additional nominal share capital of Holdco II upon the happening of certain events, all as set out in Schedule "A" hereto;

"ENVIRONMENTAL LIABILITIES" means all Liabilities of a Person (whether such Liabilities are owed by such Person to Governmental Authorities, third parties or otherwise) whether currently in existence or arising hereafter that arise under or relate to any Environmental Laws;

"FINANCE COMPANIES" means ICM, JHT, GBT, HPP, Hovis Impex and Hovis Canada;

"FINANCE INVESTORS" means JJHovis and Steinbauer;

"FINANCIAL STATEMENTS" means, in respect of Hovis, the Hovis Group and each of the Finance Companies, financial statements prepared in accordance with or reconciled to GAAP, including, without limitation, consolidated and unconsolidated balance sheets, statements of earnings and statements of changes in financial position;

"FIRMENBUCH" means the Austrian commercial register maintained by the court in Vienna;

"GAAP" means accounting principles consistently applied and having general acceptance among accounting professionals in Austria, from time to time;

"GBT" means Global Bulk Transport GmbH, a body corporate organized under the laws of Austria, registered under number FN 193086a;

"GOVERNMENTAL AUTHORITY" means any governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing;

"GRANDFATHER CONTRIBUTION" has the meaning ascribed to such term in Section 2.2 hereof, payable in Euro or the equivalent amount in CHF;

"HOLDCO I" means Garda Investments Corp., a body corporate organized under the laws of the British Virgin Islands, registered under number 461461;

"HOLDCO II" means Glamiox Beteiligungsverwaltungs GmbH, a limited liability company under the laws of Austria, registered under number FN 202518x in the Firmenbuch;

"HOLDCO II CAPITAL RESTRUCTURING" means the proposed Holdco II capital restructuring more particularly described in Article 2 hereof in connection with the transactions contemplated in Article 6 hereof, that shall result in the Agreed Capital Ratio;

"HOLDCO II FINANCE INVESTORS SHARES" means such portion of the capital of Holdco II to be allocated to the Finance Investors which, in aggregate, will result in the Agreed Capital Ratio;

"HOVIS" means Hovis GmbH, registered under number FN 356673k;

"HOVIS CANADA" means Hovis Canada Inc., a body corporate organized under the laws of Canada, registered under number 1469204;

"HOVIS CAPITAL" means all of the nominal share capital ("Geschaeftsanteile") of Hovis, consisting, as at the date of this Agreement, of Euro 1,750,000 and to consist at Closing of Euro 1,750,000 plus the amount of the anticipated increase in Hovis nominal share capital to be effected in accordance with Article 2 hereof;

"HOVIS CLOSING STOCKHOLDERS" means the Finance Investors, being JJHovis and Steinbauer;

"HOVIS CREDIT FACILITIES" means all existing credit agreements, arrangements or facilities between any member of the Hovis Group as borrower, covenantor or guarantor with any lender, for borrowed money;

"HOVIS GROUP" means Hovis and the Hovis Subsidiaries;

"HOVIS IMPEX" means Hovis Impex Trading srl, a body corporate organized under the laws of Romania, registered under number J40/209/1997;

"HOVIS INDEBTEDNESS" means the indebtedness of the Hovis Group arising under the Hovis Credit Facilities;

"HOVIS LENDERS" means the creditors under the Hovis Credit Facilities as more particularly described in Schedule "G" hereto;

"HOVIS REORGANIZATION" means a restructuring and reorganization involving Hovis, the Hovis Subsidiaries, the Finance Companies, all companies set out in the corporate chart attached to Schedule "F" and Alumetal, which shall include, without limitation, the direct or indirect acquisition by Hovis of the Finance Companies, the transfer of Alumetal to Holdco II, the adoption and implementation of rules of governance, control and management of Hovis and each Hovis Subsidiary and amendments to the Constating Documents of the members of the Hovis Group and Finance Companies to reflect the terms and conditions of the Owners' Agreement or as otherwise agreed by the Parties, all on or before the Closing Date;

"HOVIS OPENING STOCKHOLDERS" means, collectively, JJHovis and Johannes Hovis, being the holders of all of the Hovis Capital as at the date of this Agreement;

"HOVIS STOCKHOLDERS" means, collectively, the Hovis Closing Stockholders and the Hovis Opening Stockholders;

"HOVIS SUBSIDIARIES" means all direct and indirect Subsidiaries of Hovis including, without limitation, those entities described in Schedule "F" hereto;

"HPP" means Hovis Pulp and Paper GmbH, a body corporate organized under the laws of Austria, registered under number FN 119481h;

"ICM" means IC Management Service GmbH, a body corporate organized under the laws of Austria, registered under number FN 157535w;

"INFORMATION DOCUMENTS" means, collectively, at any time and in any form, information provided by Hovis, the Hovis Stockholders and/or the Finance Investors or on behalf of Hovis, the Hovis Stockholders and/or the Finance Investors, to Sutton Park and/or MFC, in writing, in respect of the Hovis Group, the Finance Companies, Alumetal and/or the Business or businesses of the Finance Companies or Alumetal, including, without limitation, all summaries, historical information, certificates and Financial Statements of Hovis, any member of the Hovis Group, the Finance Companies and Alumetal, all as from time to time updated, amended or replaced;

"INSURANCE POLICIES" means all policies of insurance held by Hovis with respect to receivables due or accruing due to Hovis from time to time including all schedules and endorsements thereto;

"INTERIM PERIOD" means the period from and including the date of this Agreement to and including the Closing Date;

"JHT" means J H Trade & Financial Services GmbH, a body corporate organized under the laws of Austria, registered under number FN 162523f;

"JJHOVIS" means Jurriaan J. Hovis;

"LIABILITY" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executors, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person;

"MANAGING DIRECTOR" means any person authorized by Law to represent a Limited Liability Company (i.e.: Geschaeftsfuehrer);

"MATERIAL AGREEMENTS" means all agreements material to the business of Hovis including, without limitation: (i) all agreements or commitments involving an obligation to pay Euro 100,000 or more or of a duration greater than one year (excluding trading contracts entered into in the ordinary course of business where (a) payments to suppliers are not past due or outside of normal credit terms and/or (b) where payment from purchasers is secured); (ii) all agreements or commitments that affect the ownership of, or title to, or any interest in any real or personal property; (iii) all material agreements relating to long term take-off agreements and/or agency agreements; (iv) the Insurance Policies; and
(v) all agreements or commitments entered into outside of the ordinary course of business;

"MATERIAL ADVERSE CHANGE" means, in relation to the Hovis Group and the Finance Companies, any change (or any condition, event or development involving a prospective change) in the business, operations, affairs, assets, liabilities (including any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), capitalization, financial condition, licenses, permits, rights or privileges, or prospects of any member of the Hovis Group and the Finance Companies which could reasonably be expected to materially and adversely affect the Hovis Group and the Finance Companies, taken as a whole;

"MFC" means MFC Bancorp Ltd., a body corporate organized under the laws of the Yukon Territory, Canada, registered under number 25686;

"OWNERS' AGREEMENT" means an owners' agreement to be concluded between Holdco I, Holdco II, the Finance Investors and Hovis in substantially the form appended as Schedule "H" hereto;

"PARTY" or "PARTIES" shall refer to any Party or Parties to this Agreement with the exception of MFC;

"PERSON" means an individual, corporation, firm, partnership, limited liability company, limited liability partnership, association, syndicate, trust, estate or other entity or organization, including a Governmental Authority;

"PROCEEDING" means any legal or regulatory proceedings to which any member of the Hovis Group is a party;

"RELEASE" means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, migrating, escaping, leaching, disposing, dumping, depositing, spraying, burying, abandoning, incinerating, seeping or placing, or any similar action defined in any Environmental Laws;

"SERVICE CONTRACTS" means personal service contracts, in a form and upon terms satisfactory to Sutton Park, Holdco I and Holdco II, in their sole discretion, between: (i) JJHovis and Hovis and/or Holdco II; and (ii) Steinbauer and Hovis and/or Holdco II.

"STEINBAUER" means Ferdinand Steinbauer;

"SUBSIDIARY" means any corporation, partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or persons performing similar functions, is at the time owned or Controlled, directly or indirectly, by any Person, or one or more of the other Subsidiaries of that Person, or a combination thereof;

"SUTTON PARK" means Sutton Park International Limited, a body corporate organized under the laws of the British Virgin Islands, registered under number 187373;

"TARGET PERIOD" has the meaning ascribed to such term in Schedule "A" hereto;

"TAX" means all taxes wheresoever imposed of any nature including any income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax or employer health tax), capital tax, real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, severance tax, prohibited tax, premiums tax, occupation tax, customs and import duties, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax or in respect of or pursuant to any Applicable Law;

"TAX RETURN" means all returns, reports, forms or other information required to be filed with respect to any Tax;

"TRANSFER INSTRUMENT" means, collectively, resolutions and transfer documents sufficient to effect the conveyance of the Hovis Capital to Holdco II and result in the Agreed Capital Ratio; and

"U.S. GAAP" means generally accepted accounting principles, in the United States, consistently applied, that are in effect from time to time.

         SECTION 1.2. HEADINGS, ETC. The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         SECTION 1.3. GENDER AND NUMBER. In this Agreement, words importing the singular number include the plural and vice versa, and words importing gender include the masculine, feminine and gender neutral as the context requires.

         SECTION 1.4. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

     SECTION 1.5. SCHEDULES. The following schedules and other documents attached or referred to in this Agreement are an integral part of this
Agreement:

       Schedule A -      Capital Earn In and Adjustment
       Schedule B -      Hovis and Hovis  Stockholders  Joint and  Several  Representations  and
                         Warranties
       Schedule C -      Hovis Stockholders Representations and Warranties
       Schedule D -      Sutton Park, Holdco I and Holdco II Representations and Warranties
       Schedule E -      Finance Investors Representations and Warranties
       Schedule F -      List of Hovis Subsidiaries and corporate chart
       Schedule G -      List of Hovis Group Lenders
       Schedule H -      Form of Owners Agreement
       Schedule I -      Form of Opinion(s) of Counsel to the Hovis Group
       Schedule J -      Intentionally blank
       Schedule K -      List of Trade Marks of Hovis and Hovis Group
       Schedule L -      List of  Accounts  Receivable  and  Payable  of Hovis  and the  Finance
                         Companies (other than Hovis Impex)
       Schedule M -      Relevant Litigation, including employee related litigation
       Schedule N -      Bank  Status  as of  September  25,  2001,  including credit and loan facilities and collateral provided
                         by Hovis, the Hovis Group, the
                         Hovis Stockholders and Persons
                         related thereto and of open foreign
                         exchange transactions and
                         derivative transactions
       Schedule O -      List of Loans and Guarantees
                         from Third Parties to or for Hovis
                         or any member of the Hovis Group,
                         including from the Hovis
                         Stockholders, other than credit and
                         loan facilities listed in Schedule
                         "G"
       Schedule P -      Organizational Chart of Hovis
       Schedule Q -      List of Persons  having  Powers to  represent  Hovis,  other than those listed in the Firmenbuch
       Schedule R -      List of Material Agreements


                                    ARTICLE 2

                    RESTRUCTURING OF CAPITAL OF HOLDCO II AND

                          ACQUISITION OF HOVIS CAPITAL

         SECTION 2.1. Subject to the terms and conditions hereof, and prior to the Closing Date, each of Holdco I, Holdco II and Hovis shall have complied with all legal requirements and executed and delivered all Transfer Instruments necessary or desirable to effect the acquisition by Holdco II of the Hovis Capital, either: (i) by way of a capital increase and issue; or (ii) by way of a transfer of existing capital of Holdco II from the holdings of Holdco I under, amongst others, Sections 19(1) and (2) of the Austrian Reorganization Tax Act, (making use of the option of continuation of book value, "Buchwertfortfuhrung"), such increased capital or existing and fully paid in capital, as the case may be, to be issued and/or delivered to the Hovis Closing Stockholders in the respective proportions set out in the Agreed Capital Ratio, in exchange for the Hovis Capital, to the extent possible, on the Closing Date, provided that Holdco II shall be registered as the sole shareholder of Hovis in the Firmenbuch, and application for such registration shall have been made prior to or shall be made as soon as reasonably practicable following, the Closing. The Hovis Closing Stockholders covenant that all of the capital of Hovis shall be transferred to Holdco II free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever. JJHovis and Johannes Hovis agree that Hovis and the Hovis Group shall be forever entitled to use the name Hovis in the names and business operations of Hovis, the Hovis Group and any future Hovis Subsidiaries.

         SECTION 2.2. Subject to the terms and conditions hereof, Sutton Park agrees to contribute into the free capital reserves (ungebundene Kapitalruecklagen) of Holdco II, equity capital in the sum of Euro 7,965,000 (the "Grandfather Contribution") prior to the Closing Date and prior to the transfer of Hovis to Holdco II. The amount of the Grandfather Contribution to be provided by Sutton Park shall be reduced by the amount, if any, of capital contributed by Holdco I, in the course of the Holdco II Capital Restructuring, in order to facilitate or maintain the Agreed Capital Ratio upon completion thereof.

         SECTION 2.3. From and after the Closing, provided the conditions as set out in Sections 2.2 and 2.3 of Schedule "A" are fulfilled, the Finance Investors shall be transferred additional nominal share capital in Holdco II as an adjustment of the consideration payable for the transfer of Hovis to Holdco II, all in accordance with, and subject to the provisions of Article 6 hereof and Schedule "A" hereto.

         SECTION 2.4. MFC shall, as its sole undertakings in this Agreement: (i) guarantee to JJHovis and Steinbauer the payment of the Grandfather Contribution to Holdco II; (ii) in the event of an earn in of additional share capital of Holdco II as described in Schedule "A", guarantee the delivery of such additional share capital in Holdco II from Holdco I to JJHovis and Steinbauer; and (iii) guarantee compliance with the obligations of Holdco I in respect of the Put Option (as such term is defined in Schedule "A" hereto) pursuant to
Section 2.7 of Schedule "A", all in accordance with the terms and conditions of this Agreement.

         SECTION 2.5. Prior to Closing: (i) JJHovis shall pay Euro 160,000 to Hovis; (ii) and Steinbauer, upon becoming a shareholder of Hovis, shall pay Euro 20,000 to Hovis, in both instances as payment for an unpaid portion of the nominal share capital of Hovis.

         SECTION 2.6. Notwithstanding any other provisions hereof, the transactions contemplated herein shall occur in substantially the sequence set out in Article 6 hereof.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Hovis and the Hovis Closing Stockholders hereby, in the form of an independent guarantee (selbstaendiges Schuldversprechen) as of the date of the Agreement, the Closing Date and the effective date of the transfer of Hovis to Holdco II, jointly and severally represent and warrant as set out in Schedule "B" hereto (subject only to the qualifications to such representations and warranties that will be set out in the Disclosure Statement and are accepted and approved by Sutton Park, Holdco I and Holdco II, pending receipt of which such representations and warranties shall be unqualified) and acknowledge that Sutton Park, Holdco I and Holdco II are relying on such representations and warranties in entering into and performing their obligations under this Agreement.

         SECTION 3.2. The Hovis Stockholders hereby, as of the date of the Agreement, the Closing Date and the effective date of the transfer of Hovis to Holdco II, further jointly and severally represent and warrant as set out in Schedule "C" hereto and acknowledge that Sutton Park, Holdco I and Holdco II are relying on such representations and warranties in entering into and performing their obligations under this Agreement. Notwithstanding anything else to the contrary set out herein, Johannes Hovis shall be liable only regarding representations and warranties set out in Schedule "C" hereto given with regard to the ownership and status of his Hovis Capital.

         SECTION 3.3. Sutton Park, Holdco I and Holdco II hereby, in the form of an independent guarantee (selbstaendiges Schuldversprechen), as of the date of the Agreement, the Closing Date and the effective date of the transfer of Hovis to Holdco II, jointly and severally represent and warrant as set out in Schedule "D" hereto and acknowledge that Hovis, the Hovis Stockholders and the Finance Investors are relying on such representations and warranties in entering into and performing their obligations under this Agreement.

         SECTION 3.4. The Finance Investors hereby, as of the date of the Agreement, the Closing Date and the effective date of the transfer of Hovis to Holdco II, jointly and severally represent and warrant as set out in Schedule "E" hereto (subject only to the qualifications to such representations and warranties that will be set out in the Disclosure Statement and are accepted and approved by Sutton Park, Holdco I and Holdco II, pending receipt of which such representations and warranties shall be unqualified) and acknowledge that Sutton Park, Holdco I and Holdco II are relying on such representations and warranties in entering into and performing their obligations under this Agreement.

         SECTION 3.5. Any claims by any Party arising from any representations or warranties set out herein are subject to a limitation period ("Verjaehrungsfrist") ending December 31st, 2004, provided that any claim resulting from a breach of warranty regarding a tax matter shall be subject to a limitation period of six months following the date of a final and binding tax assessment concerning the relevant taxes or public charges. The limitations set out in this Section 3.5 shall not apply in respect of claims relating to tax evasion or arising out of gross negligence.

         SECTION 3.6.      MFC hereby represents and warrants as follows:

         (i) MFC's financial statements for the year ended December 31, 2000 have been prepared in accordance with U.S. generally accepted accounting principles and present fairly in all material respects the financial position of MFC and the results of its operations and cash flows for the fiscal year ended on December 31, 2000.

         (ii) MFC's interim financial statements for the period ended June 30, 2001 have been prepared in accordance with U.S. generally accepted accounting principles and present fairly in all material respects the financial position of MFC as of such dates and the results of operations and cash flows for the six-month period ended on June 30, 2001.

         (iii) All statements of fact set forth in all documents filed by MFC with all regulatory authorities are true and correct in all material respects as at the date given.

                                    ARTICLE 4

                                    COVENANTS

         SECTION 4.1 CONDUCT OF THE BUSINESS. Other than with the express written approval of Sutton Park, during the Interim Period Hovis shall, and Hovis shall cause the Hovis Group to, and the Hovis Opening Stockholders shall, and upon transfer of the interest of Johannes Hovis in Hovis to JJHovis, the Hovis Closing Stockholders shall, cause Hovis and the Hovis Group to, conduct the Business in the ordinary course consistent with past practice and shall use their respective best efforts to preserve intact the organization, relationships with third parties and goodwill of the Hovis Group and keep available the services of the present officers, employees, agents and other personnel of the Business and, without limiting the foregoing, during the Interim Period, other than with the express written approval of Sutton Park:

         (i) Hovis and the Hovis Group shall not, and the Hovis Opening Stockholders shall not, and upon transfer of the interest of Johannes Hovis in Hovis to JJHovis, the Hovis Closing Stockholders shall not, cause Hovis or any member of the Hovis Group to:

                  (a) adopt any material change in any method of accounting or accounting practice used by Hovis other than by reason of a contemplated change in accounting methodology from GAAP to U.S. GAAP;

                  (b)      amend its Constating Documents;

                  (c) except in the ordinary course of business consistent with past practice or as required by collective bargaining agreements in effect, enter into or amend any (individual or collective) employment, bonus, severance or retirement or employee benefit plan, contract, policy, practice or arrangement, or increase any salary or other form of compensation payable or to become payable to any executives or employees of the Hovis Group;

                  (d) sell, mortgage, pledge or otherwise dispose of any substantial assets or properties of the Hovis Group;

                  (e) declare, set aside or pay any management fee or dividend or make any other distribution with respect to the Hovis Capital or otherwise make a distribution or payment to any of the Hovis Stockholders or any Associate or Affiliate thereof;

                  (f) amalgamate, merge or consolidate with or agree to amalgamate, merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, or otherwise acquire, any corporation, partnership or other business organization or division thereof;

                  (g) except as required by this Agreement, authorize for issuance, issue, sell or deliver any capital stock of any member of the Hovis Group, of any class, or any securities or obligations convertible into shares of such capital stock, or commit to doing any of the foregoing;

                  (h) split, combine or reclassify any of the capital of any member of the Hovis Group, or redeem or otherwise acquire, directly or indirectly, any such capital;

                  (i) incur or agree to incur any debts or guarantee any debts for borrowed money, including any debt to any Hovis Stockholder, or to any Affiliate or Associate of any Hovis Stockholder, except debts incurred in the ordinary course of business consistent with past practice and not to exceed in aggregate Euro 1,000,000;

                  (j) make any loan, advance or capital contribution to or investment in any Person other than loans, advances and capital contributions to or investments in joint ventures or other similar arrangements in which a member of the Hovis Group has an equity interest in the ordinary course of business and travel advances made in the ordinary course of business by members of the Hovis Group to its employees to meet business expenses expected to be incurred by such employees;

                  (k) other than the proposed settlement of outstanding litigation involving August Ristelhueber GmbH & Co. KG on terms satisfactory to Sutton Park, enter into any settlement with respect to any Proceeding, or consent to any order, decree or judgment relating to or arising out of any such Proceeding;

                  (l) take any action to terminate, dismiss or cause the retirement of any key employee of any member of the Hovis Group;

                  (m) fail in any material respect to comply with any Applicable Laws; and

                  (n) make, or make any commitments for, capital expenditures exceeding 100,000 Euros for all such commitments taken in the aggregate.

         (ii) During the Interim Period, other than with the express written approval of Sutton Park, Hovis and the Hovis Group shall, and the Hovis Opening Stockholders shall, and upon transfer of the interest of Johannes Hovis in Hovis to JJHovis, the Hovis Closing Stockholders shall, cause Hovis and the Hovis Group to:

                  (a) file all Tax Returns required to be filed and make timely payment of all applicable Taxes when due;

                  (b) promptly notify Sutton Park in writing of any action or circumstance that results in, or could reasonably be expected to result in, a Material Adverse Change or the occurrence of any breach by Hovis or any Hovis

                           Stockholder of any representation or warranty, or any covenant or agreement contained in this Agreement; and

                  (c) promptly notify Sutton Park in writing of the commencement of any Proceeding or the threat thereof by or against Hovis, any member of the Hovis Group or any Hovis Stockholder.

         SECTION 4.2. During the Interim Period, Hovis will allow Sutton Park and its agents reasonable access to the files, books, records, properties, assets, operations, personnel and offices of the Hovis Group and the Finance Companies and will provide Sutton Park with any and all information reasonably requested relating to Taxes, commitments, contracts, leases, licenses, real property, personnel and intangible property, financial condition, results of operations, business and prospects (including forecasts and projections), of the Hovis Group and the Finance Companies and will cause its accountants, agents and other advisors to co-operate with Sutton Park and its agents in making all such information available.

         SECTION 4.3. Hovis, the Finance Investors and Johannes Hovis, for so long as he is a shareholder of Hovis, shall promptly inform Sutton Park in writing, during the Interim Period, of the full particulars of any material change or of any change in any material fact contained or referred to in the Information Documents, which is, or may be, of such a nature as to make any statement of such fact a misrepresentation or untrue, false or misleading or result in a misrepresentation therein or in this Agreement or any other agreement to which Sutton Park, and/or Holdco II, Hovis and/or the Finance Investors are party. If Hovis, the Hovis Stockholders or the Finance Investors are uncertain as to whether a material change (actual, anticipated or threatened) as aforesaid has occurred, such Party, as applicable, shall promptly inform Sutton Park of the full particulars of the event giving rise to the uncertainty. In the event that, in the reasonable opinion of Sutton Park, such a material change has occurred, Sutton Park may terminate its obligations under this Agreement in the manner contemplated by Article 7 hereof.

         SECTION 4.4. During the Interim Period, other than with the express written approval of Sutton Park, the Finance Investors shall cause each of the Finance Companies to conduct their respective businesses in the ordinary course consistent with past practices and shall cause each of the Finance Companies to use their respective best efforts to preserve intact the organizations, relationship with third parties and goodwill of each of the Finance Companies and keep available the services of the present officers, employees, agents and other personnel of each of the Finance Companies and, without limiting the generality of the foregoing, during the Interim Period, shall cause each of the Finance Companies, other than with the express written approval of Sutton Park to comply with each of the covenants relating to the conduct of Business set out in Section 4.1 hereof, mutatis mutandis, as though such provisions made reference to the Finance Companies rather than the Hovis Group and made reference to the Finance Investors rather than the Hovis Opening Stockholders and/or the Hovis Closing Stockholders, as the case may be. For greater certainty, each of the restrictions set out in Section 4.1(i)(a) through (n) and 4.1(ii)(a) through (c) inclusive shall apply to the Finance Companies, mutatis mutandis.

         SECTION 4.5. On or before the Closing Date, the nominal share capital of Holdco II being a nominal share capital of Euro 35,000, will be fully paid in and Holdco II's Constating Documents will substantially reflect the applicable terms and conditions outlined in the Owners' Agreement.

         SECTION 4.6. Each of the Parties hereto shall keep all Confidential Information secret and confidential and shall not, without the prior written consent of the Party or Parties whose Confidential Information may be affected, disclose any such information to anyone except to those employees, directors, officers, agents and outside advisors ("Representatives") who require such Confidential Information to perform their duties in connection with this Agreement, the Owners' Agreement and the transactions contemplated hereby and thereby. Without limiting the generality of the foregoing, no Party hereto will disclose any terms or conditions of this Agreement and/or the Owners' Agreement to any Person except its Representatives. Each Party hereto covenants and agrees to be responsible for any breach of this Agreement by any of its Representatives. Confidential Information may be disclosed without such prior written consent only if required by law. If any Party is requested in any proceeding to disclose any Confidential Information, such person will provide the other Parties whose Confidential Information is affected with prompt prior notice to enable such Parties to seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order is unavailable or another appropriate remedy is not obtained, the Parties hereto covenant and agree that they and their Representatives will furnish only that portion of the Confidential Information which such Party is advised by written opinion of counsel is legally required to be so disclosed, that such Party will give the other Parties hereto whose Confidential Information is affected written notice of the information to be disclosed as far in advance as practicable, and will exercise best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information so disclosed.

         SECTION 4.7. During the Interim Period, Hovis and the Hovis Stockholders shall not, directly or indirectly, through any officer, director, employee, agent, representative or advisor:

         (a) engage in any discussions or negotiations relating to any transactions similar to, or that may be entered into as an alternative to, the transactions contemplated by this Agreement and/or the Owners' Agreement;

         (b) solicit, initiate, invite or encourage the initiation of any inquiries or proposals regarding any transactions similar to or alternative to the transactions contemplated by this Agreement and/or the Owners' Agreement from any Person; or

         (c) accept, approve, recommend or enter into an agreement, arrangement or understanding with any Person relating to or contemplating any transaction similar to or alternative to the transactions contemplated by this Agreement and/or the Owners Agreement.

                                    ARTICLE 5

                                   CONDITIONS

         SECTION 5.1. The obligations of Sutton Park, Holdco I and Holdco II hereunder, including, without limitation, the obligation of Holdco II to authorize the issue of, or the obligation of Holdco I to transfer, the Holdco II Finance Investors Shares to the Finance Investors, and/or of Holdco II to accept the transfer of the Hovis Capital, shall be subject to the accuracy of the representations and warranties of Hovis, the Hovis Stockholders and the Finance Investors herein contained as of the date hereof and as of the Closing Date, to the due fulfillment of and compliance with the covenants of Hovis, the Hovis Stockholders and the Finance Investors herein contained and to the following additional conditions:

         1. On or before October 25, 2001 Sutton Park, Holdco I and Holdco II shall have received the Disclosure Statement and on or before the Closing Date Sutton Park, Holdco I and Holdco II shall, in their sole discretion, have approved and accepted the contents thereof and shall have notified Hovis, the Hovis Stockholders and the Finance Investors in writing of such approval and acceptance.

         2. on or before the Closing Date, Sutton Park, Holdco I and Holdco II shall have completed their due diligence review of the operations and financial condition of the Hovis Group and the Finance Companies and shall be satisfied, in its sole discretion, with the results of such review, and shall have so advised each of the other Parties, in writing;

         3. on or before the Closing Date, the Closing Steps shall have each occurred to the satisfaction of Sutton Park, Holdco I and Holdco II, in substantially the sequence and as described in
                  Article 6 hereof;

         4. on or before the Closing Date, Hovis shall have completed or agreed to complete a restructuring of the Hovis Indebtedness on terms and conditions satisfactory to Sutton Park, Holdco I and Holdco II in their sole discretion, pursuant to which Hovis shall, amongst other things, have provided a complete list of all lenders, providing substantial credit or loan facilities, to Hovis and Hovis Group which are entitled to terminate or materially amend or change any such credit or loan facilities due to change of control or change of ownership clauses, and all such clauses shall be waived by the respective lenders;

         5. on or before the Closing Date, Hovis shall have completed the Hovis Reorganization;

         6. on or before the Closing Date, Holdco I, Holdco II, Hovis and the Finance Investors shall have entered into the Owners' Agreement;

         7. on or before the Closing Date, Steinbauer, JJHovis, Hovis and/or Holdco II shall have entered into the Service Contracts;

         8. on or before the Closing Date, Holdco I and the Finance Investors shall have entered into a Call Agreement granting Holdco I the irrevocable right to purchase all of the nominal share capital of the Finance Investors in Holdco II for a fixed purchase price of Euro 160,000 for the interest held by JJHovis and Euro 20,000 for the interest held by Steinbauer if: (i) the Finance Investors did not successfully achieve the Earn In within the Target Period; or (ii) the right to Earn In is terminated prior to expiration of the Target Period;

         9. on or before the Closing Date, the transactions contemplated by this Agreement, including, without limitation, the Hovis Reorganization and the execution and delivery by the Parties hereto of this Agreement and by Holdco I, Holdco II, Hovis and the Financial Investors of the Owners' Agreement shall have been approved in writing by the Hovis Lenders, upon terms and conditions satisfactory to Sutton Park, in its sole discretion;

         10. the representations and warranties of Hovis, the Hovis Stockholders and the Finance Investors herein contained shall be true and correct in all materials respects on the Closing Date, with the same force and effect as if such representations and warranties were made on the Closing Date and each of Hovis, the Hovis Stockholders and the Finance Investors shall have delivered to Sutton Park, Holdco I and Holdco II, in the case of Hovis a certificate signed by each of the Managing Directors of Hovis, dated the Closing Date, and in respect of the Hovis Stockholders and the Finance Investors, certificates from such Parties, in each case addressed to Sutton Park, Holdco I and Holdco II, certifying, for and on behalf of each such Party that, to the best of its knowledge, information and belief, after having made due enquiry:

                  (a) the representations and warranties of Hovis, the Hovis Stockholders and the Finance Investors, as applicable, contained in this Agreement are true and correct in all material respects as of the Closing Date with the same force and effect as if made at and as of the Closing Date after giving effect to the transactions contemplated hereby; and

                  (b) Hovis, the Hovis Stockholders and the Finance Investors, as applicable, have each duly complied with all covenants and satisfied all the conditions herein contained to be performed or satisfied by it at or prior to the Closing Date, except to the extent that the same have been waived by Sutton Park pursuant to Section 7.1.

         11. on or before the Closing Date, any waiting period applicable to the transactions contemplated hereby under any applicable merger control law shall have terminated or expired and any consent to be obtained from any competent merger control authority shall have been obtained, upon terms satisfactory to Sutton Park, in its sole discretion;

         12. as at the Closing Date, no law or decision of any court or Governmental Authority shall have been enacted or entered which prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated by this Agreement or the agreements contemplated hereby;

         13. on or before the Closing Date, there shall have been obtained from all appropriate Governmental Authorities all permits, consents, approvals, certificates, registrations and authorizations, if any, as are required to be obtained to permit the change of ownership of the Hovis Capital contemplated hereby;

         14. on or before the Closing Date, JJHovis shall have delivered a document executed by Bank Austria providing that the Hovis Capital held by JJHovis and which had previously been pledged to Bank Austria has been released from such pledge and that it does not hold any further interest in such Hovis Capital;

         15. as at the Closing Date, the Hovis Capital to be acquired at Closing by Holdco II shall be the only share capital (Geschaeftsanteile) of Hovis and shall have been paid in, in the amount shown in the "Firmenbuch", which shall be not less than Euro 1,529,055.50 currently paid in, plus Euro 160,000 to be paid by JJHovis and Euro 20,000 to be paid by Steinbauer pursuant to Section 2.5 of this Agreement plus any amount resulting from a capital increase in Hovis in the course of the Hovis Reorganization;

         16. on or before the Closing Date, the Articles of Association (Gesellschaftsvertrag) of Holdco II and Hovis shall have been, to the extent practicable, conformed to incorporate the relevant provisions applicable to each such corporation set out in the Owners' Agreement, and the Parties shall have completed all formalities, including, without limitation, attending upon the notarization of this Agreement and the Owners' Agreement, as Sutton Park deems necessary or desirable to give full legal effect to this Agreement and the Owners' Agreement;

         17. during the Interim Period, there shall not have occurred any Material Adverse Change;

         18. on and dated as at the Closing Date, Sutton Park, Holdco I and Holdco II shall have received favourable legal opinions from counsel to the Hovis Group, dated the Closing Date, in form and content satisfactory to Sutton Park, in its sole discretion, with respect, inter alia, to the matters set out in Schedule "I" hereto;

         19. on or before the Closing Date, JJHovis and Steinbauer shall have delivered to Holdco I a notarized power of attorney with respect to the undertaking set out in Section 2.5 of the Owners' Agreement and the letter in the form of Schedule "C" to the Owners' Agreement.

SECTION 5.2. The obligations of Hovis and the Hovis Stockholders hereunder shall be subject to the condition that, on or before the Closing Date, Sutton Park, Holdco I and Holdco II shall have provided to Hovis and the Hovis Stockholders written confirmation of the completion of, or of the agreement to complete, the restructuring of the Hovis Indebtedness, as contemplated by and in accordance with Section 5.1(4) of this Agreement, a result of which shall be the termination following Closing of all personal liability of JJHovis in relation to that portion of the Hovis Indebtedness that is in favour of Creditanstalt Ag.

                                    ARTICLE 6

                                     CLOSING

         SECTION 6.1. Subject to the satisfaction or waiver of all conditions precedent set out in Article 5, the closing (the "Closing") shall be held on the Closing Date.

         SECTION 6.2. On or before the Closing Date, the following shall occur or have occurred in substantially the following sequence:

         1. Johannes Hovis shall transfer or have transferred all of his interest in Hovis, including all capital of Hovis held by Johannes Hovis to JJHovis, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever;

         2. the Finance Investors shall transfer or have transferred all of their interests in ICM and HPP, including all capital of ICM and HPP, which capital shall be fully paid in, to Hovis, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, in consideration of share capital of Hovis to be issued in the course of a capital increase thereof in connection with the acquisition of the interests of the Finance Investors in ICM and HPP;

         3. To the extent legally possible, Hovis shall have caused Hovis Poland Sp.z o.o. to transfer or have transferred all of its interest in Alumetal, including all capital of Alumetal to Holdco II, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, in consideration of One (1) Euro;

         4. the Finance Investors shall transfer or have transferred all of their interest in JHT, GBT, Hovis Impex and Hovis Canada, including all capital of JHT, GBT, Hovis Impex and Hovis Canada to Hovis free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, in consideration of one (1) Euro;

         5. JJHovis shall contribute or have contributed Euro 160,000 and Steinbauer shall contribute or have contributed Euro 20,000, as payment into the nominal share capital, to Hovis;

         6. the Grandfather Contribution shall be advanced by Sutton Park to Holdco II;

         7. the Finance Investors and all other Persons so required shall have executed all corporate acts necessary or desirable to fully effect the Holdco II Restructuring and in consequence thereof, the Finance Investors shall transfer or have transferred, subject only to any post-closing registration requirements, all of their interests in Hovis, including all of the Hovis Capital, to Holdco II, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, in consideration of capital of Holdco II in the applicable proportions of the Agreed Capital Ratio;

         8. the Parties hereto shall have, in the form required by law, executed all documents, agreements, certificates, instruments and applications required under the Applicable Law, to effect the share transfers, capital increases and subscriptions for capital provided for in this Agreement; and

         9. the Parties hereto shall deliver or have delivered each of the documents, agreements, certificates and instruments required to be delivered as conditions to Closing pursuant to Article 5 hereof.

         SECTION 6.3. The Closing shall not occur, nor shall the documents tabled for delivery at the Closing be delivered, until all conditions of the Closing have been fulfilled or waived, all

Closing Steps have been completed and all things are done as need be done to permit contemporaneous closing of the transactions contemplated by and provided for herein.

                                    ARTICLE 7

                          TERMINATION OF THE AGREEMENT

         SECTION 7.1. Hovis, the Hovis Stockholders and the Finance Investors jointly and severally agree that the conditions contained in Article 5 hereof will be complied with so far as the same relate to acts to be performed or caused to be performed by Hovis, by the Hovis Stockholders, or by the Finance Investors, that they will use their best efforts to cause such conditions to be complied with and that if any of the said conditions are not complied with, Sutton Park, Holdco I and Holdco II may give notice to Hovis, the Hovis Stockholders and the Finance Investors as hereinafter provided terminating their obligations hereunder and in such event the obligations of the Parties hereunder and pursuant to any documents or agreements contemplated hereby shall be at an end. It is understood that Sutton Park, Holdco I and Holdco II may waive in whole or in part non-compliance with any of the conditions contained herein or extend the time for compliance therewith without prejudice to their rights in respect of any other condition or conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon Sutton Park, Holdco I and Holdco II only if the same is in writing.

         SECTION 7.2. Any termination pursuant to the provisions hereof shall be effected by notice in writing delivered or telecopied to Hovis and the Hovis Stockholders at their respective addresses as herein set out. The right of Sutton Park, Holdco I and Holdco II to so terminate this Agreement is in addition to such other remedies as they may have in respect of any default, misrepresentation, act or failure to act of Hovis and the Hovis Stockholders in respect of any of the matters contemplated by this Agreement.

         SECTION 7.3. The termination of this Agreement by either of Sutton Park, Holdco I or Holdco II will terminate and cancel all obligations of each of the Parties hereto in accordance with the provisions of this Article 7.

         SECTION 7.4. Each of Sutton Park, Holdco I and Holdco II may terminate this Agreement by notice in writing to each of the remaining Parties hereto if all of the conditions to Closing set out in Article 5 hereof are not satisfied, or waived in writing by each of Sutton Park, Holdco I and Holdco II, on or before November 15, 2001 but in no event prior to a 30 day period following proper and complete notification of the transaction to the competent authority (Kartellgericht beim Oberlandesgericht Wien), except when approval by such competent authority is granted prior to the expiry of such period of time, and this Agreement shall automatically terminate if all of the conditions to Closing set out in Article 5 hereof are not satisfied, or waived in writing by each of Sutton Park, Holdco I and Holdco II, on or before December 31, 2001.

                                    ARTICLE 8

                                    EXPENSES

         SECTION 8.1. All costs and expenses of or incidental to this Agreement are to be assumed and paid by the Party incurring same, with each Party to bear its own costs in respect thereof. For greater certainty, the Parties acknowledge that the legal fees of Dr. Borns incurred up to September 30, 2001 will be paid by Hovis and thereafter will be borne by JJHovis.

                                    ARTICLE 9

                          REMEDIES AND INDEMNIFICATION

         SECTION 9.1. If any representation or warranty by Hovis, any of the Hovis Stockholders or any of the Finance Investors provided for in this Agreement is inaccurate, such Parties shall jointly and severally indemnify Sutton Park and Holdco II from and after the Closing for any financial prejudice which would not exist or arise if such representation and warranty were accurate, provided that Johannes Hovis shall severally so indemnify such Parties only, and only in respect of any representation or warranty personally made by him, such indemnity obligations to exist and apply regardless of whether or not any inaccuracy is attributable to negligence or otherwise.

         Sutton Park and Holdco II shall give Hovis, the Hovis Stockholders and/or the Finance Investors or any Person designated by any such Party the opportunity to repair or remedy any breach of a warranty or representation within 30 days. The failure to do so does not bar any claims of Sutton Park and/or Holdco II for indemnification. Sutton Park and Holdco II shall co-operate with and provide reasonable assistance to Hovis, the Hovis Stockholders, the Finance Investors or the Person designated by any such Party in any effort to effect such repair.

         Sutton Park and/or Holdco II shall only be entitled to assert claims under this Article 9 for a breach of representations and warranties if the amount of the financial prejudice exceeds Euro 50,000 in each individual case. To the extent that several claims of the same or a similar nature are based on the same kind of factual circumstances, such claims shall constitute one individual claim within the meaning of the preceding sentence. Upon the occurrence of one or more claims of a similar or dissimilar nature, and whether based upon similar or divergent factual circumstances, where the amount of the financial prejudice incurred by Sutton Park and/or Holdco II exceeds in aggregate, under all such claims, Euro 200,000, Sutton Park and/or Holdco II, as the case may be, shall be entitled to assert claims under this Article 9 for the full amount of all such claims.

         All claims made by Sutton Park and/or Holdco II hereunder shall be made in writing as set out in Article 10 hereof from such Party to Hovis, the Hovis Stockholders and/or the Finance Investors, as the case may be, describing in reasonable detail the nature of the claim and including if possible a good faith estimate of the amount involved; such notice shall be made no later than 90 days after the date on which Sutton Park and/or Holdco II, as the case may be, has gained knowledge of the basis for its claim.

                                   ARTICLE 10

                                     NOTICE

         SECTION 10.1. Any notice required or permitted to be given hereunder to Hovis shall be given to Hovis by delivering a notice in writing addressed to Hovis at its office at Millenium Tower, 21st Floor, Handelskai 94-96, A-1200 Vienna, Austria, Attention: Jurriaan Hovis or by forwarding a telecopy to Hovis at such address (telecopier no. 43 1 24025 255). Any notice required or permitted to be given hereunder to Johannes Hovis in his individual capacity as a Hovis Stockholder shall be given by delivering a single notice in writing addressed to Johannes Hovis at Austria 1180 Vienna, Schonbrunner Graben 94 or by forwarding a telecopy to Johannes Hovis at such address (telecopier no. 43 1 24025 255). Any notice required or permitted to be given hereunder to JJHovis in his individual capacity, as a Finance Investor, as a Hovis Closing Stockholder and/or as an Optionee (as such term is defined in Schedule "A" hereto) shall be given by delivering a single notice in writing addressed to JJHovis at Austria 1180 Vienna, Schonbrunner Graben 94 or by forwarding a telecopy to JJHovis at such address (telecopier no. 43 1 24025
255). Any notice required or permitted to be given hereunder to Steinbauer in his individual capacity, as a Finance Investor, as a Hovis Closing Stockholder and/or as an Optionee shall be given by delivering a single notice in writing addressed to Steinbauer at Austria 8101 Gratkorn, Augasse 6 or by forwarding a telecopy to Steinbauer at such address (telecopier no. 43 3124 23199). Any notice required or permitted to be given hereunder to Sutton Park, Holdco I or Holdco II shall be given by delivering a notice in writing addressed to Sutton Park, Holdco I or Holdco II at their respective addresses set out on the first page of this Agreement, Attention: President, in each case with a copy to Sangra, Moller at Suite 1000, 925 West Georgia Street, Vancouver, British Columbia, V6C 3L2 or by forwarding a telecopy to Sutton Park, Holdco I or Holdco II at such address (telecopier no. (604) 669-8803 in respect of Sutton Park and Holdco I and telecopier no. Deloitte & Touche, Vienna, 0043-1-58854-5699 (Attention: E. Holzer) in respect of Holdco II), with a copy to Sangra, Moller at its address (telecopier no. (604) 669-8803). Any such notice shall be deemed to have been given and received at the time of delivery or at the time the telecopy was sent, as the case may be.

                                   ARTICLE 11
                                  MISCELLANEOUS

         SECTION 11.1. Time shall be of the essence of this Agreement.

         SECTION 11.2. It is understood and agreed that all warranties, representations, covenants, indemnities and agreements of the Parties herein contained or contained in any certificates or documents submitted pursuant to or in connection with the transactions herein referred to shall survive the acquisition by Holdco II of the Hovis Capital, the completion of the other transactions contemplated herein, and the termination of this Agreement and shall continue in full force and effect for the benefit of the Parties regardless of any investigation by or on behalf of the Parties with respect thereto for a period of three years following the Closing Date.

         SECTION 11.3. This Agreement shall be governed by the laws of the Federal Republic of Germany as in force and effect as of the date of signing of this Agreement. In addition, the Parties acknowledge that to the extent certain corporate matters comprising part of the Hovis Reorganization must comply with and be governed by Austrian Law, such matters shall be so governed.

         SECTION 11.4. The English version of this Agreement and all agreements to be delivered in connection herewith shall be the only governing version and shall be authoritative.

         SECTION 11.5. The Parties and MFC irrevocably agree that any disputes which may arise out of or in connection with this Agreement, or any transaction contemplated hereby shall be settled by arbitration in Vienna, Austria, in accordance with the following rules.

         The arbitral tribunal shall consist of two arbitrators and the presiding arbitrator, each of whom shall be fluent in English and may be of German, Austrian, U.S. or Canadian nationality. The Party intending to institute arbitration proceedings shall inform the other Party in writing of its intention and, at the same time, designate one arbitrator. The other Party shall, within 30 days after receipt of this notice, designate a second arbitrator. If, within such time period, the other Party has not designated a second arbitrator, then at the request of the Party intending to institute arbitration proceedings, the second arbitrator shall be appointed by the International Chamber of Commerce, acting as appointing authority. The two arbitrators thus appointed shall choose the presiding arbitrator. If, within 30 days after the appointment of the second of the two arbitrators, the two arbitrators have not agreed upon the choice of the presiding arbitrator, then at the request of either Party to the arbitration proceedings, the presiding arbitrator shall be appointed by the International Chamber of Commerce.

         All submissions and awards in relation to arbitration under this Agreement shall be made in English and all arbitration proceedings and all pleadings shall be in English. Original documents in English or German may be submitted as evidence in their original language; witnesses not fluent in English may give evidence in their native tongue (with appropriate translation). Original documents in a language other than English or German shall be submitted as evidence in English translation accompanied by the original or a true copy thereof.

       The Parties to this Agreement hereby adopt the rules of the International Chamber of Commerce as the procedural rules governing arbitrations hereunder, insofar as such rules are not inconsistent with any provision of this Section 11.5, which shall be controlling. The arbitration panel may, at the request of a Party, order provisional or conservatory measures and shall have the authority to award specific performance, provided, however, that until the complete establishment of the arbitration panel, the ordinary courts shall remain competent for provisional or conservatory measures. Any award shall be final and not subject to appeal and the Parties hereby waive all challenge to any award of an arbitral panel under this Section 11.5.

         Any award shall be made in the currency in which the obligation would have been paid, if the obligation with respect to which the award is made was an obligation to pay money or in Euro in all other cases.

         SECTION 11.6. Unless otherwise indicated, all currency amounts referred to in this Agreement are in Euros.

         SECTION 11.7. All of the terms and provisions of this Agreement shall be binding upon and enure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns but shall not be assignable by the Parties hereto prior to the Closing Date without the prior written consent of the other Parties hereto.

         SECTION 11.8. Each Party covenants and agrees that, from time to time subsequent to the Closing Date, it will, at the request and expense of the requesting Party, execute and deliver all such documents and do all such other acts and things as any Party hereto, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby.

         SECTION 11.9. All terms and conditions of this Agreement shall be construed as conditions, and any breach or failure by Hovis, the Hovis Stockholders or the Finance Investors to comply with any of such terms and conditions on or prior to Closing shall entitle Sutton Park, Holdco I and Holdco II to terminate their obligations hereunder and JJHovis and Steinbauer shall be entitled to terminate their obligations hereunder in the event that Holdco II has not received the Grandfather Contribution on or prior to Closing. Any non-defaulting party may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding any such waiver or extension must be in writing and signed by the Party whose right is being waived.

         SECTION 11.10. No amendment of any provision of this Agreement shall be effective unless the same is in writing and signed by each Party thereto which is then a Party to or the respective document being amended.

         SECTION 11.11. Should any provision or part of a provision of this Agreement be or become invalid or unenforceable, or should this Agreement contain an unintended contractual gap, then the validity or enforceability of the remainder of the Agreement shall not be affected. Any such invalid or unenforceable provision shall be deemed replaced by, or any gap deemed to be filled with, an appropriate provision, which, in accordance with the economic purpose and object of the provision and/or Agreement and as far as legally permissible, shall come closest to the Parties' original intention, or that intention which the Parties would have had, had they considered the issue.

         SECTION 11.12. This Agreement may be executed in any number of counterparts by one or more Parties hereto and such counterparts, each of which when so executed and delivered, shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. An executed counterpart of this Agreement may be delivered by facsimile transfer or similar form of electronic communication from one Party to the other provided that an original executed counterpart is promptly delivered to such receiving Party.

SUTTON PARK INTERNATIONAL LIMITED

By:      /s/ JAMES CARTER
         --------------------------
Name:     JAMES CARTER
         --------------------------
Title:    VICE-PRESIDENT
         --------------------------

GARDA INVESTMENTS CORP.

By:      /s/ JAMES CARTER
         ----------------
Name:    JAMES CARTER
         ----------------
Title:   VICE-PRESIDENT
         ----------------

GLAMIOX BETEILIGUNGSVERWALTUNGS GMBH

By:      /s/ JAMES CARTER
         ----------------
Name:    JAMES CARTER
         ----------------
Title:   VICE-PRESIDENT
         ----------------

MFC BANCORP LTD.

By:      /s/ JAMES CARTER
         ----------------
Name:    JAMES CARTER
         ----------------
Title:   VICE-PRESIDENT
         ----------------

HOVIS GMBH
By:      /s/ JURRIAAN J. HOVIS
         ---------------------
Name:     JURRIAAN J. HOVIS
         ---------------------
Title:    PRESIDENT
         ---------------------

SIGNED, SEALED and DELIVERED by     )
JURRIAAN J. HOVIS in the            )
presence of:                        )

                                    )
                                    )
Signature                           )
____________________________________)
Name                                ) /s/ JURRIAAN J. HOVIS
                                      ---------------------
                                      JURRIAAN J. HOVIS
Address ____________________________)
                                    )
____________________________________)
                                    )
____________________________________)
Occupation                          )





SIGNED, SEALED and DELIVERED by     )
JOHANNES HOVIS in the               )
presence of:                        )
                                    )
____________________________________)
Signature                           )
____________________________________)       /s/ JOHANNES HOVIS
                                            ------------------
Name                                )       JOHANNES HOVIS

Address ____________________________)
                                    )
____________________________________)
                                    )
____________________________________)
Occupation                          )

SIGNED, SEALED and DELIVERED by     )
FERDINAND STEINBAUER in the         )
presence of:                        )

                                    )
____________________________________)
Signature                           )
____________________________________)
Name                                )       /s/ FERDINAND STEINBAUER
                                            -----------------------
                                            FERDINAND STEINBAUER

Address ____________________________)
                                    )
____________________________________)
                                    )
____________________________________)
Occupation                          )

                                   SCHEDULE A

                         CAPITAL EARN IN AND ADJUSTMENT

                             ARTICLE 1 - DEFINITIONS

1.1 DEFINITIONS. In this Schedule "A", unless something in the subject matter or context is inconsistent therewith, the following capitalized words and terms shall have the following meanings, respectively:

         (a) "2001 HOLDCO II STATEMENTS" means the audited consolidated financial statements of Holdco II for the year ended December 31, 2001 prepared in accordance with U.S. GAAP;

         (b) "CONSOLIDATED HOLDCO II NET WORTH" means, with respect to Holdco II, the aggregate shareholders' equity, excluding: (i) goodwill and/or any intangible assets; (ii) any net gains incurred as a result of the Hovis Reorganization; and (iii) the portion of net income (or loss) of Holdco II allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by Holdco II or one of its Subsidiaries in respect as at December 31 in each year, on a consolidated basis, determined in accordance with U.S. GAAP consistently applied, less any shareholders' equity attributable to capital contributions made subsequent to the Closing Date by Sutton Park, Holdco I, or their Affiliates or third parties and "CONSOLIDATED (2001) HOLDCO II NET WORTH" means, such amount calculated as at December 31, 2001, and in each case as determined pursuant to Holdco II's annual audited financial statements in respect of such financial year;


         (c) "EVENT OF DEFAULT" means if any representation or warranty set out in Schedules "B", "C" or "E" to the Agreement or in any Information Document should at any time be false or misleading, in any material respect, or if Hovis, any Hovis Stockholder or any of JJHovis or Steinbauer fails to perform any material covenant under and/or commits any breach of any material provision of the Agreement including, without limitation, any material provision of this Schedule "A", provided that if such misrepresentation, breach or failure is capable of remedy, whether by payment of money or otherwise, such misrepresentation, breach or failure remains unremedied for fifteen Banking Days following notice thereof to JJHovis or Steinbauer;

         (d) "FISCAL YEAR" Means a period of one year ending on December 31 in each such year;

         (e) "HOLDCO II CAPITAL RIGHTS" means all of the collective Holdco II capital owned by JJHovis and Steinbauer upon or after Closing, together with all other rights to acquire additional Holdco II capital, contingent or otherwise, held or to be held by JJHovis and Steinbauer including, without limitation, all of their collective and individual rights to acquire Holdco II capital as provided for in the Agreement and in this Schedule "A";

         (f) "HOLDCO II FINANCIAL STATEMENTS" means, for the purposes of any exercise of the Put Option, the consolidated audited financial statements of Holdco II for the Fiscal Year ended immediately prior to any exercise of the Put Option, prepared in accordance with US GAAP;

         (g) "OPTIONEES" means, in this Schedule "A", collectively, JJHovis and Steinbauer;

         (h) "PUT DATE" means any day within the 10 day period, in each of, 2004, 2005 and 2006, respectively, immediately following the date of publication of the audited consolidated financial statements of Holdco II in the Firmenbuch for the immediately preceding fiscal year;

         (i) "PUT OPTIONS" means collectively the put options granted in favour of the Optionees in accordance with Section 2.7 of this Schedule "A" and "PUT OPTION" means any such option;

         (j) "PUT PRICE" means the amount payable to the Optionees upon their exercising the Put Option, which shall be 44% (or, in the event that the Consolidated (2001) Holdco II Net Worth is zero or negative, 42%) to JJHovis and 5% (or, in the event that the Consolidated (2001) Holdco II Net Worth is zero or negative, 4.75%) to Steinbauer, of the Consolidated Holdco II Net Worth adjusted for (i.e. excluding) the Grandfather Contribution.

         (k) "TARGET DATES" means any of December 31, in each of 2003, 2004, 2005 and 2006, and "LAST TARGET DATE" means December 31, 2006;

         (l) "TARGET PERIOD" means the period commencing on October 1, 2001 and ending on December 31, 2006;

         (m) "TARGET PERIOD FINANCIAL STATEMENTS" means audited financial statements of Holdco II for each Fiscal Year in the Target Period prepared in accordance with U.S. GAAP (other than for the quarterly period ending December 31, 2001); and

         (n) "U.S. GAAP" means generally accepted accounting principles in the United States consistently applied, that are in effect from time to time;

                                   ARTICLE 2
                         ADJUSTMENT OF CONSIDERATION FOR
                         TRANSFER OF HOVIS TO HOLDCO II

2.1 ACKNOWLEDGEMENT OF EXISTING CAPITAL. The Parties each hereby acknowledge and agree that immediately after Closing (and after all Holdco II capital, if any, issued in connection with the Holdco II Capital Restructuring has been duly registered at the Firmenbuch) the nominal share capital of Holdco II shall consist of a minimum of Euro 35,000, which shall all be owned by the shareholders of Holdco II as follows:

                      NAME                                OWNED CAPITAL
                      ----                                -------------

                      Holdco I                             Euro 33,425

                      JJHovis                              Euro 1,400

                      Steinbauer                           Euro 175


         provided that, if Holdco II acquires Hovis by way of issuance of new Holdco II nominal share capital in the course of a capital increase (instead of by way of delivery of existing capital from Holdco I to the Hovis Closing Stockholders) in exchange for the contribution of Hovis, the nominal share capital of Holdco II will, upon registration at the Firmenbuch, be an increased amount to that set out above, but, under all circumstances, such nominal share capital shall be allocated such that the Agreed Capital Ratio will be established at and/or following Closing.

2.2 EARN IN OF CAPITAL BY JJHOVIS ON TARGET DATE. Subject to Section 2.9 hereof, if, on any of the Target Dates, the Consolidated Holdco II Net Worth is equal to or greater than Euro 23,500,000, Holdco I shall, upon receipt of written notice from JJHovis served on Holdco I within ten Banking Days of publication of the Target Period Financial Statements in the Firmenbuch (the "Earn In Request Period") , transfer to JJHovis, under the Austrian Reorganization Tax Act as final further consideration for the transfer of the Hovis Capital to Holdco II, nominal share capital ("Geschaftsanteile") in a fixed amount of Euro 14,000 (notwithstanding any Holdco II capital increase made subsequent to the date of signing of this Agreement). Following any Earn In, JJHovis shall forever have no further rights to acquire any capital of Holdco II pursuant to this Schedule "A" or otherwise pursuant to this Agreement.

2.3 EARN IN OF CAPITAL BY STEINBAUER ON TARGET DATE. Subject to Section 2. 9 hereof, if, on any of the Target Dates, the Consolidated Holdco II Net Worth is equal to or greater than Euro 23,500,000, Holdco I shall upon receipt of written notice from Steinbauer served on Holdco I within the Earn In Request Period, transfer to Steinbauer, under the Austrian Reorganization Tax Act as final further consideration for the transfer of the Hovis Capital to Holdco II, nominal share capital ("Geschaftsanteile") in a fixed amount of Euro 1,575, (notwithstanding any Holdco II capital increase subsequent to the date of signing of this Agreement). Following any Earn In, Steinbauer shall forever have no further rights to acquire any capital of Holdco II pursuant to this Schedule "A" or otherwise pursuant to this Agreement.

2.4 PROPORTIONATE RIGHT OF JJHOVIS TO TOP UP. In the event that the Consolidated Holdco II Net Worth on the Last Target Date is less than Euro 23,500,000 (such difference herein being the "Target Deficiency"), JJHovis may, at his option, pay as capital contribution to Holdco II in cash by way of U.S. dollars or Euros an amount equal to 90% of the Target Deficiency (the "Hovis Deficiency Payment") within two months of the completion of the Target Date Financial Statements (the "Top Up Deadline"). In the event that JJHovis pays the Hovis Deficiency Payment on or before the Top Up Deadline, he shall be entitled to receive the capital in Holdco II as set out in section 2.2 above. In the event that JJHovis fails to pay the Hovis Deficiency Payment as aforesaid before the Top Up Deadline, any and all rights he may have to make such contribution shall be terminated and extinguished.

2.5 PROPORTIONATE RIGHT OF STEINBAUER TO TOP UP. In the event that the Consolidated Holdco II Net Worth on the Last Target Date is less than Euro 23,500,000, Steinbauer may, at his option, pay as capital contribution to Holdco II in cash by way of U.S. dollars or Euros an amount equal to 10% of the Target Deficiency (the "Steinbauer Deficiency Payment") on or before the Top Up Deadline. In the event that Steinbauer makes the Steinbauer Deficiency Payment on or before the Top Up Deadline, he shall be entitled to receive the capital in Holdco II as set out in section 2.3 above. In the event that Steinbauer fails to pay the Steinbauer Deficiency Payment as aforesaid before the Top Up Deadline, any and all rights he may have to make such contribution shall be terminated and extinguished.

2.6 TERMINATION OF RIGHT TO EARN CAPITAL. Any and all rights of JJHovis and Steinbauer to receive any additional capital pursuant to this Schedule "A" or otherwise pursuant to this Agreement shall be automatically terminated and forever extinguished without further action of the Parties, and each of JJHovis and Steinbauer shall have no further rights thereto, if the Earn In has not been requested within the Earn In Request Period following the Last Target Date, and, in the event of a Target Deficiency, if the Hovis Deficiency Payment and/or the Steinbauer Deficiency Payment, as applicable, as provided for in sections 2.4 and 2.5 above, is not paid as required pursuant thereto.

2.7 PUT OPTION. Subject to Section 2.9 hereof and this Section 2.7, each of the Optionees shall have the right on any Put Date to require Holdco I to purchase all, but not less than all, of their Holdco II Capital Rights at the Put Price, such sale and transfer to be completed within sixty (60) Banking Days of completion of the applicable Holdco II Financial Statements. Following any such exercise of a Put Option, the exercising Optionee shall forever have no further rights to acquire any capital of Holdco II pursuant to this Schedule "A" or otherwise pursuant to this Agreement, and such exercising Optionee's only continuing right in connection with his Holdco II Capital Rights will be to receive the Put Price. The right of an Optionee to exercise a Put Option shall expire and terminate on the first date that such Optionee is eligible to give notice, within an Earn In Request Period, requiring Holdco I to transfer additional nominal share capital of Holdco II to such Optionee, regardless of whether such notice is given.

2.8 NON-TRANSFERABILITY OF PUT OPTION. The Put Option granted to the Optionees in Section 2.7 above shall not be transferrable and may be exercised only by the Optionees with the exception that an Optionee may transfer his Put Option or portion thereof to any "Permitted Transferee", as such term is defined in the Owners' Agreement, provided that:

         (a) such Permitted Transferee shall agree to assume and be bound by all of the terms and obligations contained in this Agreement in respect of the Put Option and the Owners' Agreement as if such Permitted Transferee had entered into each of this Agreement and the Owners' Agreement as an original party thereto; and

         (b) such Permitted Transferee has acquired, in addition to the Put Option or portion thereof, an equivalent proportion of the nominal share capital of Holdco II held by the transferring Optionee, in accordance with the requirements and restrictions set out in the Owners' Agreement.

2.9      TERMINATION UPON DEFAULT. The rights of each of JJHovis and Steinbauer:
         (i) to acquire additional capital of Holdco II hereunder; and (ii) to exercise the Put Option pursuant to this Schedule "A", shall automatically terminate and be of no further force and effect, upon the occurrence of any Event of Default without any further action of the parties. However, the termination of the right to acquire additional capital pursuant to Subsection 2.9(i) of this Schedule "A" shall only be automatically terminated in case of a wilful or negligent false representation or warranty.

                                   SCHEDULE B

             HOVIS AND HOVIS CLOSING STOCKHOLDERS JOINT AND SEVERAL
                         REPRESENTATIONS AND WARRANTIES

1. The Agreement has been duly authorized, executed and delivered on behalf of Hovis and is a legal, valid and binding obligation of Hovis enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally, and except as limited by the application of equitable principles when equitable remedies are sought and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by Applicable Law;

2. Other than as set out in the Disclosure Statement, Hovis and each Hovis Subsidiary has been duly incorporated, amalgamated, continued or organized and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation, amalgamation, continuance or organization, as the case may be, and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted, to own, lease and operate its properties and assets and, with respect to Hovis, to carry out the provisions of the Agreement;

3. The Hovis Closing Stockholders own or, at the Closing Date, will own the share capital of Hovis free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever.

4. Other than disclosed in the Disclosure Statement or expressly highlighted in the legal opinion(s) of counsel(s) to Hovis, and accepted in writing by Sutton Park, none of Hovis or any member of the Hovis Group have issued share certificates or certificates representing share capital or dividend coupons;

5. Hovis and each Hovis Subsidiary has conducted and is conducting its respective business in compliance in all material respects with all Applicable Laws, rules and regulations of each jurisdiction in which its respective business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases, or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated, and all such licenses, registrations and qualifications are valid and subsisting and in good standing and none of the same contains any burdensome term, provision, condition or limitation which has a material adverse effect on the operation of its respective business as now carried on;

6. Hovis has no Subsidiaries other than the Hovis Subsidiaries. Other than as set out in the Disclosure Statement, Hovis or the Hovis Subsidiaries are the owners, beneficially and of record, of the issued and outstanding shares in the capital of each Hovis Subsidiary as set out in Schedule "F" to the Agreement, in each case free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, other than as set out in the Disclosure Statement, and no Person, firm or corporation has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement (including convertible securities and warrants) for the purchase from Hovis of any interest in any of the issued and outstanding shares in the capital of any Hovis Subsidiary or for the purchase, subscription or issuance of any unissued shares, securities or warrants of any Hovis Subsidiary, other than as set out in the Disclosure Statement;

7. As at the date hereof the nominal share capital ("Geschaftsanteile") of Hovis consists of Euro 1,750,000 and on the Closing Date the nominal share capital ("Geschaftsanteile") of Hovis shall consist of a minimum of Euro 1,750,000, which, as at the date of the Agreement is fully issued and is paid in in an amount of Euro 1,529,055.50 and, as of the Closing Date, will be paid in as to a further Euro 180,000 resulting from a cash contribution of the Finance Investors plus an amount equal to the value of any further contribution in kind pursuant to any increase in the capital of Hovis as contemplated by Section 6.2(2) of this Agreement and, no Person, firm or corporation now has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement (including convertible securities or warrants) for the purchase, subscription or issuance of any unissued shares, securities or warrants of Hovis, other than as set out in the Agreement;

8. Other than as set out in the Disclosure Statement, subsequent to the respective dates as of which information is given in the Information
     Documents:

     (i)  there has not been any Material Adverse Change; and

     (ii) the consolidated financial position of the companies of the Hovis Group is disclosed in the individual Financial Statements of each of these companies as of August 31, 2001;

9. Other than S.C. Somes S.A., as disclosed to Sutton Park, none of Hovis nor any Hovis Subsidiary has, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its capital of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its capital, or agreed to do any of the foregoing during its last three completed fiscal years preceding the date of the Agreement;

10. Other than as set out in the Disclosure Statement, there is not, in the Constating Documents of Hovis or any Hovis Subsidiary or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which Hovis or any Hovis Subsidiary is a party, any restriction upon or impediment to the declaration or payment of dividends by any member of the Hovis Group or the payment of dividends by Hovis to the holders of the Hovis Capital;

11. Since June 30, 2001, the Hovis Group has carried on the Business in the ordinary course;

12. There is no action, proceeding or investigation (whether or not purportedly on behalf of Hovis or any Hovis Subsidiary) pending or, to the knowledge of Hovis and its directors and officers after having made due enquiry, threatened against or affecting Hovis or any Hovis Subsidiary, at law or in equity or before or by any Governmental Authority which either: (i) could reasonably be expected to result in a Material Adverse Change; or (ii) which questions the validity of the creation, issuance and sale or transfer of the capital of Holdco II or the transfer of the Hovis Capital, pursuant to or in connection with the Agreement;

13. Hovis and, to the best of the knowledge of JJHovis and Steinbauer, each Hovis Subsidiary has duly and on a timely basis filed all Tax Returns to be filed by it, has paid all Taxes due and payable by it and has paid all assessments and re-assessments and all other Taxes, governmental charges, penalties, interest and other fines due and payable by it and which are claimed by any Governmental Authority to be due and owing and adequate provision has been made for Taxes payable for any fiscal period ended for which Tax Returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax Return or payment of any Tax, governmental charge or deficiency by Hovis or any Hovis Subsidiary; there are no actions, suits, proceedings, investigations or claims threatened or pending against Hovis or any Hovis Subsidiary in respect of Taxes, governmental charges or assessments or any matters under discussion with any Governmental Authority relating to Taxes, governmental charges or assessments asserted by any such authority;

14. Neither Hovis nor any Hovis Subsidiary is in default or breach of, and the execution and delivery of the Agreement by Hovis, the performance and compliance with the terms of the Agreement and the sale of the Hovis Capital to Holdco II by the Hovis Stockholders, will not result in any breach of, be in conflict with or constitute a default under or create a state of facts which after notice or lapse of time, or both, would constitute a default under:

     (i) any term or provision of the Constating Documents of Hovis or of any Hovis Subsidiary;

     (ii) any resolutions passed or consented to by the directors or shareholders of Hovis or any Hovis Subsidiary;

     (iii) any material mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which Hovis or any Hovis Subsidiary is a party; or

     (iv) any judgement, decree, order, statute, rule or regulation applicable to Hovis or any Hovis Subsidiary;

15. Other than VB Investmentbank AG, as disclosed to Sutton Park, there is no Person, firm or corporation acting or purporting to act for Hovis or any Hovis Subsidiary entitled to any brokerage or finder's fee in connection with the Agreement or any of the transactions contemplated hereunder, and in the event any Person, firm or corporation acting or purporting to act for Hovis or any Hovis Subsidiary establishes a claim for any such fee from Sutton Park or Holdco II, Hovis covenants to indemnify and hold harmless Sutton Park and Holdco II with respect thereto and with respect to all costs reasonably incurred in the defence thereof;

16. None of the directors or senior officers of Hovis, any holder of 10% or more of the outstanding Hovis Capital or any Associate or Affiliate of any of the foregoing Persons, other than by way of such position or share capital holding, has had any material interest, direct or indirect, in any transaction within the three years prior to the date of the Agreement or in any proposed transaction with Hovis or any of the Hovis Subsidiaries;

17. Hovis and each Hovis Subsidiary has obtained all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities, or from any other Person, that are required under any Environmental Laws, a true and complete list of which is set out in the Disclosure Statement, and all of which are in full force and effect;

18. Hovis and each Hovis Subsidiary is in compliance with all material terms and conditions of all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities required under all Environmental Laws. Hovis and each Hovis Subsidiary is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws;

19. Other than as set out in the Disclosure Statement, there are no past or present events, conditions, circumstances, incidents, actions or omissions that constituted, constitute or may, after the Closing Date, constitute a violation by Hovis or a Hovis Subsidiary or the Business of any Environmental Law or that may give rise to any Environmental Liabilities of Hovis or a Hovis Subsidiary or the Business, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation relating to or in any way affecting Hovis or a Hovis Subsidiary or the Business (i) under any Environmental Laws or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including underground storage), Disposal, transport, handling, emission, discharge, Release or threatened Release of any Contaminants;

20.  Except as disclosed in the Disclosure Statement:

     (i) neither Hovis nor any Hovis Subsidiary has been charged with or convicted of an offence for non-compliance with or breach of any Environmental Laws or fined or otherwise sentenced for non-compliance with or breach of any Environmental Laws or settled any prosecution short of conviction for non-compliance with or breach of any Environmental Laws;

     (ii) neither Hovis nor any Hovis Subsidiary has caused or permitted, or has any knowledge of, the Release or Disposal of any Contaminant relating to Hovis or a Hovis Subsidiary or the Business or of any Release or Disposal from any facility owned or operated by any other Person for which Hovis or a Hovis Subsidiary may have any Liability; and

     (iii) all Contaminants generated, handled, stored, treated, processed, transported or Disposed of by or on behalf of Hovis or a Hovis Subsidiary have been generated, handled, stored, treated, processed, transported or Disposed of in compliance with all applicable Environmental Laws;

21. To the best of the knowledge of JJHovis and Steinbauer, copies of all environmental audits, environmental assessments and environmental studies related in any way to Hovis or a Hovis Subsidiary, the Business or the operation of the Business done by or on behalf of Hovis or a Hovis Subsidiary or any other Person (other than Sutton Park or its Associates or Affiliates) have been provided to Sutton Park;

22. The Financial Statements of the companies comprising the Hovis Group as at December 31, 2000: (i) have been prepared on a consistent basis and are based on the books and records of the Hovis Group in accordance with GAAP and present fairly the financial position and results of operations as of the dates indicated or for the periods indicated; (ii) contain and reflect all necessary adjustments and accruals for a fair presentation of its financial position and the results of its operations for the periods covered by such Financial Statements; (iii) contain and reflect adequate provisions for all reasonably anticipated liabilities (including Taxes) with respect to the periods then ended and all prior periods; and (iv) with respect to contracts and commitments for the sale of goods or the provision of services by the Hovis Group, contain and reflect adequate reserves for all reasonably anticipated material losses and costs and expenses in excess of expected receipts;

23. The Financial Statements of the companies comprising the Hovis Group as at and for the period ended August 31, 2001: (i) have been prepared on a consistent basis and are based on the books and records of the Hovis Group in accordance with GAAP and present fairly the financial position and results of operations as of the dates indicated or for the periods indicated; (ii) contain and reflect all necessary adjustments and accruals for a fair presentation of its financial position and the results of its operations for the periods covered by such Financial Statements; (iii) contain and reflect adequate provisions for all reasonably anticipated liabilities (including Taxes) with respect to the periods then ended and all prior periods; and (iv) with respect to contracts and commitments for the sale of goods or the provision of services by the Hovis Group, contain and reflect adequate reserves for all reasonably anticipated material losses and costs and expenses in excess of expected receipts;

24. To the best of the knowledge of JJHovis and Steinbauer, there are no Liabilities of the individual companies of the Hovis Group other than: (i) any Liabilities accrued as Liabilities on the individual Financial Statements of each of these companies as of August 31, 2001; (ii) Liabilities incurred since the date of such balance sheets that do not, and could not, individually or in the aggregate result in a Material Adverse Change; and (iii) other Liabilities disclosed in the Disclosure Statement;

25. Other than as set out in the Disclosure Statement, there are no collective agreements to which Hovis or a Hovis Subsidiary is a party or that relate to the Business, no collective agreement restricts the relocation or closing of any part of the Business, no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any employees of Hovis or a Hovis Subsidiary by way of certification, interim certification, voluntary recognition or successor rights, or has applied or, to the knowledge of Hovis or a Hovis Subsidiary, threatened to apply to be certified as the bargaining agent of any of such employees, no material work stoppage or other material labour dispute in respect of Hovis or a Hovis Subsidiary or the Business is pending or, to the knowledge of Hovis or a Hovis Subsidiary, threatened, there are no outstanding arbitration awards, labour grievances, arbitration proceedings or other proceedings under any collective agreement pertaining to Hovis or a Hovis Subsidiary or the Business, neither Hovis nor a Hovis Subsidiary has committed any breach of any collective agreements pertaining to Hovis or a Hovis Subsidiary or the Business, neither Hovis nor a Hovis Subsidiary is aware of any grievances or arbitration proceedings under any collective agreements pertaining to Hovis or a Hovis Subsidiary or the Business, and there are no written or oral agreements or courses of conduct that modify any collective agreement pertaining to Hovis or a Hovis Subsidiary or the Business;

26. Other than as set out in the Disclosure Statement, the Hovis Group and their Affiliates have complied and are currently complying, in respect of all employees of the Hovis Group and their Affiliates, with all Applicable Laws respecting employment and employment practices and the protection of the health and safety of employees;

27. There are no notices of assessment, provisional assessment, reassessment, supplementary assessment, penalty assessment or increased assessment (collectively, the "Assessments") or any other communications related thereto that Hovis or a Hovis Subsidiary has received from any workers' compensation board or similar authority in any jurisdictions where Hovis or a Hovis Subsidiary conducts business, and there are no Assessments that are unpaid or will be unpaid on the Closing Date, and there are no facts or circumstances that could reasonably be expected to result in a material increase in Liability to Hovis or a Hovis Subsidiary from any applicable workers' compensation legislation, regulations or rules after the Closing Date. The accident cost experience relating to the Business is such that there are no material pending or possible Assessments and there are no claims or potential claims that may materially adversely affect the accident cost experience of Hovis or a Hovis Subsidiary;

28. There have not been any control or profit transfer agreements concluded by Hovis or any member of the Hovis Group;

29. There have been no bankruptcy, composition (other than regarding HPP), creditor protection or insolvency proceedings filed or initiated against Hovis or any member of the Hovis Group. Furthermore, there are no grounds that would justify initiating such proceedings;

30. Other than as disclosed in the Disclosure Statement, no member of the Hovis Group owns any real estate in Austria;

31. Schedule "K" contains a complete and accurate list of all trade marks and alike and license agreements in respect thereof owned by Hovis and Hovis Group;

32. Schedule "L" contains a complete and accurate list of all accounts receivables and accounts payable of Hovis and the Finance Companies (other than Hovis Impex) as of the date or dates indicated therein ;

33. Schedule "M" contains a complete and accurate list of all relevant litigation matters, including all employee related litigation;

34. Schedule "N" contains the accurate bank status as of September 25, 2001, including but not limited thereto, of all credit and loan facilities and collateral provided by Hovis, the Hovis Group, the Hovis Stockholders and Persons related thereto and of open foreign exchange transactions and derivative transactions;

35. Schedule "O" contains an accurate list of all loans from third parties to Hovis or any member of the Hovis Group, including from the Hovis Stockholders, other than credit and loan facilities listed in Schedule "G";

36.  Schedule "P" contains an accurate organizational chart of Hovis;

37. Schedule "Q" contains an accurate list of persons that have been granted powers to represent Hovis, other than those listed in the Firmenbuch;

38. Alumetal, to the best of the knowledge of the Hovis Closing Stockholders will be in a position on Closing to pay the remaining purchase price for the acquisition of its own shares from its future cash flow;

39. To the best of the knowledge of the Hovis Closing Stockholders, after having made due enquiry, there is no action, proceeding, investigation or other circumstance in place, pending or threatened against or affecting Alumetal which questions the validity of, or could reasonably expected to negatively impact upon the completion of, the pending purchase of Alumetal by Hovis Poland Sp.z o.o; and

40. There do not exist any liabilities of Hovis in favour of S.C. Somes S.A. other than those shown in the S.C. Somes S.A. acquisition agreement dated June 29, 2000, relating to the remaining investment obligations set out therein.

41. There does not exist any obligation on the part of any company within the Hovis Group to pay bonuses to employees or managing directors of any member of the Hovis Group.

42. Hovis maintains Insurance Policies in respect of receivables due or accruing due to Hovis in such amount or amounts, with such deductible amount or amounts and upon terms as, in each case, are maintained by prudent owners and operators of facilities or businesses similar to the business of Hovis, all premiums and fees in respect of such Insurance Policies have been paid to date and Hovis has received no notice from any insuror or agent in respect of any breach of any such policy or any notification of denial of coverage in respect thereof.

43. Hovis is not party to any Material Agreements other than as disclosed in Schedule "R" or elsewhere in this Agreement and, other than as set out in the Disclosure Statement, Hovis has performed all of its material obligations required to be performed by it and is entitled to all benefits under, and is not in default or alleged to be in default in respect of any Material Agreement to which it is a party or by which it is bound, all such Material Agreements are in good standing and in full force and effect, and no event, condition or occurrence exists that, after notice or lapse of time or both, would constitute a material default under any of the foregoing.

                                   SCHEDULE C

                HOVIS STOCKHOLDERS REPRESENTATIONS AND WARRANTIES

1. The Hovis Stockholders are the legal and beneficial owners of record with a good and marketable title thereto of the Hovis Capital, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever and any and all approvals, authorizations or consents necessary to enable the Hovis Stockholders to validly execute, deliver and perform the Agreement have been obtained;

2. The Hovis Capital is or will be paid in, in the amount shown in the Firmenbuch and will be held by the Hovis Closing Stockholders immediately prior to Closing on the Closing Date.

3. No Person, firm or corporation now has or, at the Closing Date, will have (except (i) JJHovis from Johannes Hovis; and (ii) Holdco II pursuant to the Agreement) any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement (including convertible securities or warrants), for the purchase and/or acquisition from the Hovis Stockholders of any Hovis Capital;

4. Other than VB Investmentbank AG, there is no Person, firm or corporation acting or purporting to act for the Hovis Stockholders entitled to any brokerage or finder's fee in connection with the Agreement or any of the transactions contemplated hereunder, and in the event any Person, firm or corporation acting or purporting to act for the Hovis Stockholders establishes a claim for any such fee from Sutton Park, Holdco I or Holdco II, the Hovis Stockholders covenant to indemnify and hold harmless Sutton Park, Holdco I and Holdco II with respect thereto and with respect to all costs reasonably incurred in the defence thereof; and

5. To the best of the knowledge of each of the Hovis Stockholders, after having made due enquiry, there is no action, proceeding or investigation pending or threatened which in their respective opinions questions the validity of any action taken or to be taken by each respective Hovis Stockholder pursuant to or in connection with the Agreement.

                                   SCHEDULE D

       SUTTON PARK, HOLDCO I AND HOLDCO II REPRESENTATIONS AND WARRANTIES

1. The Agreement has been duly authorized, executed and delivered on behalf of each of Sutton Park, Holdco I and Holdco II and is a legal, valid and binding obligation of each of Sutton Park, Holdco I and Holdco II enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally, and except as limited by the application of equitable principles when equitable remedies are sought and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by Applicable Law; and

2. Each of Sutton Park and Holdco I has been duly incorporated, amalgamated, continued or organized and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation, amalgamation, continuance or organization, as the case may be, and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted, to own, lease and operate its properties and assets and, with respect to Hovis, to carry out the provisions of the Agreement.

3. On or before the Closing, and subject to the terms and conditions of the Agreement, Sutton Park shall have contributed or caused to be contributed, the Grandfather Contribution, to Holdco II, in accordance with Articles 2 and 6 of the Agreement.

                                   SCHEDULE E

                FINANCE INVESTORS REPRESENTATIONS AND WARRANTIES

1. Each of the Finance Companies has been duly incorporated, amalgamated, continued or organized and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation, amalgamation, continuance or organization, as the case may be, and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted, to own, lease and operate its properties and assets;

2. Each of the Finance Companies has conducted and is conducting its respective business in compliance in all material respects with all Applicable Laws, rules and regulations of each jurisdiction in which its respective business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases, or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated, and all such licenses, registrations and qualifications are valid and subsisting and in good standing and none of the same contains any burdensome term, provision, condition or limitation which has a material adverse effect on the operation of its respective business as now carried on;

3. The Finance Investors own or, at the Closing Date, will own the share capital of the Finance Companies free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever.

4. Other than as disclosed in the Disclosure Statement or expressly highlighted in the Legal Opinion(s) of counsel(s) to the Finance Companies, and accepted in writing by Sutton Park, none the Finance Companies have issued share certificates or certificates representing share capital or dividend coupons;

5.   None of the Finance Companies has any Subsidiaries;

6. Other than as set out in the Disclosure Statement, subsequent to the respective dates as of which information is given in the Information
     Documents:

     (i)  there has not been any Material Adverse Change; and

     (ii) the financial position of each of the Finance Companies is as disclosed in the individual Financial Statements of the Finance Companies as of June 30, 2001;

7. None of the Finance Companies has, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or securities, or agreed to do any of the foregoing during its last three completed fiscal years preceding the date hereof;

8. There is not, in the Constating Documents of any of the Finance Companies or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which any of the Finance Companies is a party, any restriction upon or impediment to the declaration or payment of dividends by any of the Finance Companies;

9. Other than as disclosed in the Disclosure Statement, since June 30, 2001, each of the Finance Companies has carried on its respective business in the ordinary course;

10. There is no action, proceeding or investigation (whether or not purportedly on behalf of any of the Finance Companies) pending or, to the knowledge of any of the Finance Investors after having made due enquiry, threatened against or affecting any of the Finance Companies, at law or in equity or before or by any Governmental Authority which either: (i) could reasonably be expected to result in a Material Adverse Change; or (ii) which questions the validity of the Hovis Reorganization or any action taken or to be taken pursuant to or in connection with the Agreement;

11. Each of the Finance Companies has duly and on a timely basis filed all Tax Returns to be filed by it, has paid all Taxes due and payable by it and has paid all assessments and re-assessments and all other Taxes, governmental charges, penalties, interest and other fines due and payable by it and which are claimed by any Governmental Authority to be due and owing and adequate provision has been made for Taxes payable for any fiscal period ended for which Tax Returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax Return or payment of any Tax, governmental charge or deficiency by any of the Finance Companies; there are no actions, suits, proceedings, investigations or claims threatened or pending against any of the Finance Companies in respect of Taxes, governmental charges or assessments or any matters under discussion with any Governmental Authority relating to Taxes, governmental charges or assessments asserted by any such authority;

12. None of the Finance Companies is in default or breach of, and the execution and delivery of this Agreement by Hovis and the Finance Investors, the performance and compliance with the terms of this Agreement and the completion of the Hovis Reorganization will not result in any breach of, be in conflict with or constitute a default under or create a state of facts which after notice or lapse of time, or both, would constitute a default under:

     (i) any term or provision of the Constating Documents or of any of the Finance Companies;

     (ii) any resolutions passed or consented to by the directors or shareholders of any of the Finance Companies;

     (iii) any material mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which any of the Finance Companies is a party; or

     (iv) any judgement, decree, order, statute, rule or regulation applicable to any of the Finance Companies;

13. There is no Person, firm or corporation acting or purporting to act for any of the Finance Companies or any of the Finance Investors entitled to any brokerage or finder's fee in connection with this Agreement or any of the transactions contemplated hereunder, and in the event any Person, firm or corporation acting or purporting to act for any of the Finance Companies establishes a claim for any such fee from Sutton Park or Holdco II, the Finance

     Investors jointly and severally covenant to indemnify and hold harmless Sutton Park and Holdco II with respect thereto and with respect to all costs reasonably incurred in the defence thereof;

14. None of the directors or senior officers of any of the Finance Companies, any holder of 10% or more of the outstanding capital of any of the Finance Companies or any Associate or Affiliate of any of the foregoing Persons or companies has had any material interest, direct or indirect, in any transaction within the three years prior to the date hereof or in any proposed transaction which has materially affected or will materially affect any of the Finance Companies;

15. Each of the Finance Companies has obtained all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities, or from any other Person, that are required under any Environmental Laws, a true and complete list of which is set out in the Disclosure Statement and all of which are in full force and effect;

16. Each of the Finance Companies is in compliance with all material terms and conditions of all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities required under all Environmental Laws. Each of the Finance Companies is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws;

17. There are no past or present events, conditions, circumstances, incidents, actions or omissions that constituted, constitute or may, after the Closing Date, constitute a violation by any of the Finance Companies or any of their respective businesses of any Environmental Law or that may give rise to any Environmental Liabilities of any of the Finance Companies or any of their respective businesses or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation relating to or in any way affecting any of the Finance Companies or any of their respective businesses (i) under any Environmental Laws or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including underground storage), Disposal, transport, handling, emission, discharge, Release or threatened Release of any Contaminants;

18. Copies of all environmental audits, environmental assessments and environmental studies or evaluations related in any way to any of the Finance Companies, any of their respective businesses or the operation of such businesses done by or on behalf of any of the Finance Companies or any other Person (other than Sutton Park or its Associates and Affiliates) have been provided to Sutton Park;

19. The Financial Statements of each of the Finance Companies as at and for the year ended December 31, 2000 and June 30, 2001: (i) have been prepared on a consistent basis and are based on the books and records of each of the Finance Companies in accordance with GAAP and present fairly the financial position and results of operations as of the dates indicated or for the periods indicated; (ii) contain and reflect all necessary adjustments and accruals for a fair presentation of its financial position and the results of its operations for the periods covered by such Financial Statements;
     (iii) contain and reflect adequate provisions for all reasonably anticipated liabilities (including Taxes) with respect to the periods then ended and all prior periods; and (iv) with respect to contracts and commitments for the sale of goods or the provision of services by each of the Finance Companies, as applicable, contain and reflect adequate reserves for all reasonably anticipated material losses and costs and expenses in excess of expected receipts;

20. To the best of the knowledge of each of the Finance Investors, there are no Liabilities of any of the Finance Companies other than: (i) any Liabilities accrued as Liabilities on the individual balance sheets of each of the Finance Companies as of June 30, 2001; (ii) Liabilities incurred since the date of such balance sheets that do not, and could not, individually or in the aggregate result in a Material Adverse Change; and (iii) other Liabilities disclosed in the Disclosure Statement;

21. Other than as set out in the Disclosure Statement, there are no collective agreements to which any of the Finance Companies is a party or that relate to their respective businesses, no collective agreement restricts the relocation or closing of any part of their respective businesses, no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any employees of any of the Finance Companies by way of certification, interim certification, voluntary recognition or successor rights, or has applied or, to the knowledge of each of the Finance Investors, threatened to apply to be certified as the bargaining agent of any of such employees, no material work stoppage or other material labour dispute in respect of any of the Finance Companies or their respective businesses is pending or, to the knowledge of each of the Finance Investors, threatened, there are no outstanding arbitration awards, labour grievances, arbitration proceedings or other proceedings under any collective agreement pertaining to any of the Finance Companies or their respective businesses, none of the Finance Investors or Finance Companies has committed any breach of any collective agreements pertaining to any of the Finance Companies or their respective businesses, none of the Finance Companies is aware of any grievances or arbitration proceedings under any collective agreements pertaining to any of the Finance Companies or their respective businesses, and there are no written or oral agreements or courses of conduct that modify any collective agreement pertaining to any of the Finance Companies or their respective businesses.

22. Other than as set out in the Disclosure Statement, each of the Finance Companies and its Affiliates have complied and are currently complying, in respect of all employees of each of the Finance Companies and their Affiliates, with all Applicable Laws respecting employment and employment practices and the protection of the health and safety of employees, except for such instances which are not, in the aggregate, material;

23. There are no notices of assessment, provisional assessment, reassessment, supplementary assessment, penalty assessment or increased assessment (collectively, the "Assessments") or any other communications related thereto that any of the Finance Companies has received from any workers' compensation board or similar authority in any jurisdictions where any of the Finance Companies conducts business, there are no Assessments that are unpaid on the Closing Date, and there are no facts or circumstances that could reasonably be expected to result in a material increase in Liability to any of the Finance Companies from any applicable workers' compensation legislation, regulations or rules after the Closing Date. The accident cost experience relating to their respective businesses is such that there are no material pending or possible Assessments and there are no claims or potential claims that may materially adversely affect the accident cost experience of any of the Finance Companies;

24. To the knowledge of the Finance Investors, after having made due enquiry, there is no action, proceeding or investigation pending or threatened which in its opinion questions the validity of any action taken or to be taken by the Finance Investors pursuant to or in connection with the Agreement.

                                   SCHEDULE F
                           LIST OF HOVIS SUBSIDIARIES

------------------------------ ------------------------------------ ---------------------- -----------------------------------
  NAME OF HOVIS SUBSIDIARY                SHARE CAPITAL                JURISDICTION OF              CAPITAL HOLDINGS
                                        (AMOUNT PAID IN)                INCORPORATION
                                                                       OR ORGANIZATION
------------------------------ ------------------------------------ ---------------------- -----------------------------------
HOVIS CZ spol. s.r.o.          CZK                   156,000           Czech Republic      78% - HOVIS GmbH

                                                      22,000                               11% - Ing. Miroslav Ludma

                                                      22,000                               11% - Ing. Zdenek Mazal

                               Total:                200,000


                               Fully paid in
------------------------------ ------------------------------------ ---------------------- -----------------------------------
                               PLN                    50,000               Poland          100% - HOVIS GmbH

                               Total:                 50,000
HOVIS Poland Sp.z o.o.

                               Fully paid in
------------------------------ ------------------------------------ ---------------------- -----------------------------------
                               PLN                   474,000               Poland          61% - HOVIS GmbH

                                                     303,000                               39% - Bacler brothers
KOLMET Sp.z o.o.
                               Total:                777,000

                               Fully paid in
------------------------------ ------------------------------------ ---------------------- -----------------------------------
                               PLN                    67,000               Poland          67% - HOVIS GmbH

                                                      33,000                               33% - Budek brothers

UNIMETAL Sp.z o.o              Total:                100,000

                               Fully paid in
------------------------------ ------------------------------------ ---------------------- -----------------------------------
                               HUF                55,400,000               Hungary         93% - HOVIS GmbH

                                                   4,400,000                               7% - Employees

METALKO Kft.
                               Total:             59,800,000

                               Fully paid in
------------------------------ ------------------------------------ ---------------------- -----------------------------------

------------------------------ ------------------------------------ ---------------------- -----------------------------------
  NAME OF HOVIS SUBSIDIARY                SHARE CAPITAL                JURISDICTION OF              CAPITAL HOLDINGS
                                        (AMOUNT PAID IN)                INCORPORATION
                                                                       OR ORGANIZATION
------------------------------ ------------------------------------ ---------------------- -----------------------------------
                               ROL           115,284,800,840               Romania         74.99% - HOVIS GmbH

                                              27,115,519,690                               17.64% - S.I.F. Banat Crisana

                                              11,342,010,240                               7.37% - Other shareholders
S.C. SOMES S.A.
                               Total:        153,742,330,720

                               Fully paid in
------------------------------ ------------------------------------ ---------------------- -----------------------------------
IBT TOB                        USD                    13,000               Ukraine         65% - Hovis GmbH

                                                       7,000                               35% - Ing-Martin

                               Total:                 20,000

                               Fully paid in
------------------------------ ------------------------------------ ---------------------- -----------------------------------
BAUXITE MINING AG (in          EUR                    70,000               Austria         99% - HOVIS GmbH
foundation)
                               Total:                 70,000                               1% - JJ Hovis

                               Fully paid in
------------------------------ ------------------------------------ ---------------------- -----------------------------------
GUJARAT MINING MINERALS        INR                 1,000,000                India          99.80% (99,800 shares) - Bauxite
IMPEX PVT. LTD.                                                                            Mining AG
                               Total:              1,000,000

                               Paid in:              896,000                               .10% (100 shares) Dr. Ashokkumar
                               (= approx. USD 20,000)                                      S. Nandi

                                                                                           .10% (100 shares) Prathkumar P.
                                                                                           Makhecha
------------------------------ ------------------------------------ ---------------------- -----------------------------------
HALLMARK HOVIS Pvt. Ltd.       INR                 6,400,000                India          40% - HOVIS GmbH
                               Paid in:            2,921,260

                                                   9,600,000                               60% - HALLMARK Pvt. Ltd.
                               Paid in:            4,305,000

                               Total:             16,000,000
                               Total paid in:      7,226,260
------------------------------ ------------------------------------ ---------------------- -----------------------------------

------------------------------ ------------------------------------ ---------------------- -----------------------------------
  NAME OF HOVIS SUBSIDIARY                SHARE CAPITAL                JURISDICTION OF              CAPITAL HOLDINGS
                                        (AMOUNT PAID IN)                INCORPORATION
                                                                       OR ORGANIZATION
------------------------------ ------------------------------------ ---------------------- -----------------------------------
ALUMINIUM HOV s.r.l.           ROL                 2,500,000               Romania         100% - HOVIS GmbH

                               Total:              2,500,000

                               Paid in:          USD  10,674
------------------------------ ------------------------------------ ---------------------- -----------------------------------
ALUMETAL Sp. z.o.o             PLN                24,020,000               Poland          100% - HOVIS Poland

                               Total:             24,020,000                               (20% thereof eventually to be
                                                                                           owned by DI Witold Gaweda)
                               Fully paid in
------------------------------ ------------------------------------ ---------------------- -----------------------------------

                                   SCHEDULE G

                 LIST OF HOVIS GROUP AND FINANCE COMPANY LENDERS

HOVIS GMBH:
CREDITANSTALT AG
Mattersburger Stra(beta)e 32
7000 Eisenstadt

RAIFFEISEN ZENTRALBANK AG
Am Stadtpark 9
1030 Wien

BANK AUSTRIA AKTIENGESELLSCHAFT
Regionaldirektion Wien-Nord
Negerlegasse 10
1020 Wien

ERSTE BANK
Graben 21
1010 Wien

BANK FUR TIROL UND VORARLBERG
Aktiengesellschaft
Tuchlauben 14
1010 Wien

AARGAUISCHE KANTONALBANK
Bahnhofstrasse 58
CH- 5001 Aarau

BNP PARIBAS (SUISSE) SA
Aeschengraben 26
CH-4002 Basel

BANQUE CANTONALE DE GENEVE
International Department
Trade & Commodities Finance
Rue de la Corraterie 4

P.O. Box 2251
CH-1211 GENEVA 2

MEDIOFACTORING S.P.A.
Via Monte di Pieta, 15
20121 Milano

OBERBANK
Hauptplatz 10-11
4020 Linz

SOCIETE GENERALE
Prinz-Eugen-Strasse 32
1040 Wien

ALLGEMEINE SPARKASSE OBEROSTERREICH
Salzgries 16
1010 wien

P.S.K. OSTERREICHISCHE POSTSPARKASSE AG
Georg-Coch-Platz 2
1018 Wien

BANQUE COMMERCIALE ET DE GESTION RIVAUD
25-27, Rue des Pyramides
F-75001 Paris

METALKO KFT::
RAIFFEISEN BANK RT.
Gyori u.26
HU-2800 Tatabanya

S.C. SOMES S.A.:
BANCA COMERCIALA ROMANA S.A.
Filiala De (Dej)
Piala Bobaina nr.5
RO-4650 DEJ

ALUMETAL SP Z.O.O:
SG SOCIETE GENERALE
Katowice
Rynek 7
PL-40 092 Katowice

BANK SLASKI S.A.
Head Office
ul.Warszawska 11
PL-40 950 Katowice

UNIMETAL SP Z.O.O:
BANK GOSPODARKI ZYWNOSCIOWEJ SPOLKA AKOYJNA
Oddizial w Wadowicach
pl.Jana Pawla nr.4

IC MANAGEMENT SERVICE GMBH:
RAIFFEISEN ZENTRALBANK AG
Am Gtadpark 9
1030 Wien

CREDITANSTALT AG
MaHersburger Stra(beta)e 32
7000 Eisenstadt

JH TRADE & FINANCIAL SERVICES GMBH:
ERNST BANK
Graben 21
1010 Wien

GLOBAL BULK TRANSPORT GMBH:
BANK AUSTRIA AKTIENGESELLSCHAFT
Stadtdirektion Wien Nord
Nogorlogacco 10
1020 Wien

HOVIS PULP AND PAPER GMBH:
CREDITANSTALT AG
MaHersburger Stra(beta)e 32
7000 Eisenstadt

                                   SCHEDULE H
                            FORM OF OWNERS AGREEMENT

                                OWNERS' AGREEMENT

THIS AGREEMENT made effective the 1st day of October, 2001.

AMONG:

          GLAMIOX BETEILIGUNGSVERWALTUNGS GmbH, a body corporate organized under the laws of Austria and having an address at c/o Deloitte & Touche GmbH, Friedrichstrasse 10, A-1010 Vienna, Austria

AND:

          JURRIAAN J. HOVIS, a businessperson having a residential address at Schoenbrunner Graben 94, 1180 Vienna, Austria

AND:

          FERDINAND STEINBAUER, a businessperson having a residential address at Augasse 6, 8101 Gratkorn, Austria

AND:

          GARDA INVESTMENTS CORP., a body corporate organized under the laws of the British Virgin Islands and having an address at c/o 1000 - 925 West Georgia Street, Vancouver, British Columbia, Canada, V6C 3L2


WHEREAS:

A. The Capital of Holdco II consists of Euro 35,000 and is currently owned by Holdco I, and the Shareholders of Holdco II as at the date of the completion of the Hovis Reorganization (as such term is defined in the Investment and Restructuring Agreement) will be as follows:

            NAME                            OWNED CAPITAL
            ----                            -------------
            Holdco I                        Euro 33,425

            JJHovis                         Euro 1,400

            Steinbauer                      Euro 175

B. The parties wish to work closely together with respect to the operations of Holdco II and Hovis; and

C. The Shareholders wish to establish their respective rights and obligations with respect to: (i) the Capital of Holdco II owned and to be owned by each of them; (ii) the management and control of Holdco II and Hovis; and (iii) other matters relating to Holdco II, Hovis and the subsidiaries of Hovis, all as set forth in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that the parties hereto acknowledge, declare, covenant and agree as follows:

                   ARTICLE 1 - DEFINITIONS AND INTERPRETATION

1.1 DEFINITIONS. In this Agreement, and in the recitals, unless something in the subject matter or context is inconsistent therewith, the following capitalized words and terms shall have the following meanings, respectively:

       (a) "ACT OF INSOLVENCY" means, when used in relation to a Shareholder, that without the prior written consent of all of the other
              Shareholders:

              (i) the Shareholder becomes bankrupt or, as an insolvent debtor, takes the benefit of any legislation now or hereafter in force for bankrupt or insolvent debtors;

              (ii) a receiver or other officer with like powers is appointed for the Shareholder for the substantial part of the assets of the Shareholder unless the appointment of such receiver or other officer with like powers is being disputed in good faith by appropriate proceedings and such proceedings effectively postpone enforcement of such appointment; or

              (iii) a resolution is passed or an order is made or a petition is filed for the cancellation, dissolution, liquidation, revocation or winding-up of a Shareholder, unless such action is being disputed in good faith by appropriate proceedings and such proceedings effectively postpone enforcement of the action, provided that an Act of Insolvency shall be deemed not to have occurred if such Act of Insolvency occurs through the failure of any of the other Shareholders to perform its obligations hereunder;

       (b) "AGREEMENT" means this owners' agreement made effective October 1, 2001 among Holdco II, JJHovis, Steinbauer and Holdco I, including all schedules hereto, as amended from time to time;

       (c) "BOARD" means the managing directors of Holdco II or Hovis, as applicable, as may be appointed from time to time by resolution of the Shareholders (Vorstand, within the meaning of Sections 15-28 of the GmbHG);

       (d) "BUSINESS DAY" means any day on which banks are open for business in Vienna, Austria;

       (e) "CAPITAL" means the nominal share capital of Holdco II and, with respect to each Shareholder, means the Capital of such Shareholder in Holdco II;

       (f) "EARN IN PERIOD" means the period during which JJHovis and/or Steinbauer are entitled to the earn in of Capital pursuant to the terms of Schedule "A" to the Investment and Restructuring Agreement. For greater certainty, the Earn In Period shall end, inter alia, upon any event that results in the termination of the entitlement to the earn in of Capital pursuant to the terms of Schedule "A" to the Investment and Restructuring Agreement;

       (g) "FIRMENBUCH" means the commercial register maintained by the court in Vienna;

       (h) "GAAP" means generally accepted accounting principles in the United States consistently applied, that are in effect from time to time;

       (i) "GMBHG" means the Austrian Limited Liability Companies Act, as amended, supplemented or restated from time to time; provided that a reference to a specific section of the GmbHG is made to the section of the GmbHG in effect as of the date of this Agreement;

       (j) "GOVERNMENTAL APPROVAL" means the consent of any Governmental Authority which may be required at any time and from time to time to ensure that the acquisition of the Capital of a Shareholder is not in contravention of any law, regulation or published policy of, or administered by, such Governmental Authority or which may be required in order to ensure that, notwithstanding the purchase of the Capital of a Shareholder, the holding or continued holding by Holdco II of any franchise, licence, permit or other permission or authority required to carry on its business is unaffected;

       (k) "GOVERNMENTAL AUTHORITY" means any legislative, executive, judicial or administrative body, court or person whether federal, state or local and any governmental authority, governmental tribunal or governmental commission of any kind whatsoever having jurisdiction in the relevant circumstances;

       (l)    "HOLDCO I" means Garda Investments Corp.;

       (m)    "HOLDCO II" means Glamiox Beteiligungsverwaltungs GmbH;

       (n) "HOVIS" means Hovis GmbH, a body corporate organized under the laws of Austria;

       (o) "HOVIS GROUP" has the meaning ascribed thereto in the Investment and Restructuring Agreement;

       (p) "IMPORTANT REASONS" means any Act of Insolvency, any seizure of Capital if such seizure remains uncured as set forth in Section 7.1(d) of this Agreement, important reasons with respect to any Shareholder (wichtiger Grund in der Person des Gesellschafters) within the meaning of German law and any foreclosure in respect of a Shareholder (Ausschluss aus der Gesellschaft);

       (q) "INFORMATION" means any and all information in respect of Holdco II and Hovis furnished by any of the parties hereto to another, and, where applicable, to its respective directors, officers, employees, agents or representatives in any and all analyses, compilations, data studies or other documents, whether in oral or written form or on computer disks or other forms of electronic storage, prepared by any of the parties hereto or its respective representatives containing or based upon any such information;

       (r) "INVESTMENT AND RESTRUCTURING AGREEMENT" means an investment and restructuring agreement dated for reference October 1, 2001 among Sutton Park International Limited, Holdco I, MFC, Holdco II, Hovis GmbH, JJHovis, Johannes Hovis and Steinbauer whereby, among other things, the Shareholders agreed to subscribe for and purchase Capital of Holdco II on the terms and conditions set out therein;

       (s)    "JJHOVIS" means Jurriaan J. Hovis;

       (t)    "MAJOR SHAREHOLDER" means Holdco I;

       (u) "MANAGING DIRECTOR" means a person appointed as a managing director of Holdco II or Hovis, as applicable, by resolution of the Shareholders;

       (v) "MFC" means MFC Bancorp Ltd., a body corporate organized under the laws of the Yukon Territory in Canada;

       (w) "NOMINEE" means a person nominated for appointment as a managing director of Holdco II or Hovis, as applicable, pursuant to the terms of this Agreement and who, upon nomination, is appointed as a managing director by resolution of the Shareholders;

       (x)    "PERMITTED TRANSFEREE" means, in respect of any Shareholder:

              (i) a body corporate of which such Shareholder is the sole owner;

              (ii)   a trust of which such Shareholder is the sole beneficiary;
                     or

              (iii)  any person who is the sole owner of such Shareholder.

       (y) "PERSON" includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his capacity as trustee, executor, administrator or other legal representative;

       (z) "PROKURIST" means a person appointed as a Prokurist (within the meaning of Austrian law) of Holdco II or Hovis, as applicable;

       (aa) "RULES OF PROCEDURE" means, for Holdco II, the rules of procedure of Holdco II in substantially the form as set forth in Schedule "A" hereto and, for Hovis and any company in the Hovis Group, rules of procedure in substantially the same form as set forth in Schedule "A" hereto;

       (bb) "SHAREHOLDER" means any person who from time to time owns Capital in Holdco II and is bound by the provisions of this Agreement and the articles of association (Gesellschaftsvertrag) of Holdco II, the Shareholders as at the date of the completion of the Hovis Reorganization (as such term is defined in the Investment and Restructuring Agreement) being Holdco I, JJHovis and Steinbauer;

       (cc)   "STEINBAUER" means Ferdinand Steinbauer; and

       (dd) "TRIGGERING EVENT" has the meaning ascribed thereto in Section 7.1 hereof.

                              ARTICLE 2 - COVENANTS

2.1 VOTING TO GIVE EFFECT TO AGREEMENT. The Shareholders shall exercise all of their voting rights with respect to the Capital and other powers of control available to them in relation to Holdco II, Hovis and the Hovis Group in order to give full effect to this Agreement and ensure that the affairs of Holdco II, Hovis and the Hovis Group are conducted pursuant to the terms hereof.

2.2 ARTICLES OF ASSOCIATION (GESELLSCHAFTSVERTRAG). The articles of association (Gesellschaftsvertrag) of Holdco II, Hovis and/or the Hovis Group, as applicable, shall be amended, as required, to conform to and comply with the terms of this Agreement. The articles of association (Gesellschaftsvertrag) of Holdco II shall, inter alia:

       (a)    provide for the possibility of dividing shares as required by
              Section 79(1) of the GmbHG;

       (b) contain a provision whereby the Shareholders may make distributions other than pro rata to the respective percentage of the nominal share capital of Holdco II (such latter provision translated into German as: "Die Gesellschafter koennen von ihren Geschaeftsanteilen an der Gesellschaft abweichende Gewinnausschuettungen beschliessen"); and

       (c) provide for the compulsory forfeiture of Capital by a Shareholder upon the occurrence or existence of any Important Reasons with respect to such Shareholder.

2.3 DISTRIBUTIONS OF FREE CAPITAL RESERVES (UNGEBUNDENE KAPITALRUECKLAGEN). The parties agree that any future distributions of free capital reserves (ungebundene Kapitalruecklagen) of Holdco II in excess of retained earnings (i.e., profit reserves) of Holdco II up to the aggregate amount of contributions to the free capital reserves (ungebundene Kapitalruecklagen) directly or indirectly (e.g., including grandfather contributions) made by Shareholders, including any distribution of such free capital reserves (ungebundene Kapitalruecklagen) when distributing liquidation proceeds or when making payments in the course of a decrease of the share capital, will be made pro rata to the amounts contributed by the Shareholders or any shareholder thereof to the free capital reserves (ungebundene Kapitalruecklagen) of Holdco II prior to such distributions. The same shall apply in the case of a sale of all of the share capital of Holdco II, in which event the proceeds of the sale, up to the aggregate amount of contributions to the free capital reserves (ungebundene Kapitalruecklagen) directly or indirectly (e.g., including grandfather contributions) made by Shareholders, will be allocated first pro rata to those Shareholders who directly or indirectly (e.g., including grandfather contributions) contributed to the free capital reserves (ungebundene Kapitalruecklagen) of Holdco II. For greater certainty, the transfer of capital of Hovis to Holdco II pursuant to the terms of the Investment and Restructuring Agreement is not considered to be a contribution to the free capital reserves (ungebundene Kapitalruecklagen) within the context of this Section 2.3.

2.4 DISTRIBUTION OF PROCEEDS. In the event of the distribution of capital of Holdco II during the Earn In Period when distributing liquidation proceeds or making payments in the course of a decrease of the share capital with respect to Holdco II, such distribution, after making the distributions of free capital reserves (ungebundene Kapitalruecklagen) pursuant to Section 2.3 hereof, shall be made pro rata to the Capital of Holdco II owned by the Shareholders; provided that, for the purpose of such distribution, JJHovis and Steinbauer shall be deemed to own the percentage of the Capital of Holdco II derived by giving effect to the percentage of the maximum earn in of Capital achieved by JJHovis and Steinbauer pursuant to Sections 2.2 and 2.3 of Schedule "A" to the Investment and Restructuring Agreement calculated by dividing the Consolidated Holdco II Net Worth (as such term is defined in Schedule "A" to the Investment and Restructuring Agreement) on the date of assessment of the proceeds of such distribution by Euro 23,500,000.

2.5 DISTRIBUTION OF SPECIFIC CONTRIBUTION. JJHovis and Steinbauer each hereby acknowledge and agree that the 100% shareholder of Holdco I has contributed or will contribute Euro 7,965,000 to the free capital reserves (ungebundene Kapitalruecklagen) of Holdco II on or before the Closing Date (as such term is defined in the Investment and Restructuring Agreement), which has been or will be allocated to the capital reserve account of Holdco II. JJHovis and Steinbauer each hereby covenant and agree to vote in favour of and entirely for the benefit of Holdco I in respect of all resolutions concerning the distribution of free capital reserves

(ungebundene Kapitalruecklagen) amounting to Euro 7,965,000, in excess of retained earnings, to Holdco I, provided such resolutions are not passed prior to the earlier of: (i) the termination of the Target Period (as such term is defined in Schedule"A" to the Investment and Restructuring Agreement); or (ii) any earn in of Capital being effected pursuant to Sections 2.2 and 2.3 of Schedule "A" to the Investment and Restructuring Agreement prior to the termination of the Target Period (as such term is defined in Schedule "A" to the Investment and Restructuring Agreement), and each of JJHovis and Steinbauer hereby irrevocably constitutes and appoints Holdco I and any other person appointed by Holdco I as its true and lawful attorney-in-fact and agent for, in the name of and on behalf of each of JJHovis and Steinbauer, to act and vote and otherwise exercise all powers exercisable with respect to any approval of the Shareholders required under this Section 2.5 or take part in or consent to any such Shareholders' action, and when so acting or refraining from acting, neither Holdco I nor any person appointed by Holdco I shall incur any liability or responsibility of any kind whatsoever to JJHovis or Steinbauer. In addition, JJHovis and Steinbauer each hereby jointly and severally covenant and agree to deliver to Holdco I, on or prior to the Closing Date (as such term is defined in the Investment and Restructuring Agreement), a letter substantially in the form as set forth in Schedule "C" hereto. For greater certainty, Holdco I covenants and agrees that, it will not, prior to the earlier of the dates in (i) and (ii) above, and unless otherwise specifically contemplated pursuant to the terms of this Agreement, act or vote to distribute in its favour the Euro 7,965,000 contribution to the free capital reserves (ungebundene Kapitalruecklagen) of Holdco II referred to above.

2.6 EXAMINATION BY SHAREHOLDERS. The Shareholders shall be permitted to examine the books, accounts and other records of Holdco II, Hovis and the Hovis Group during normal business hours and shall be provided at least monthly all relative or substantial information including interim management reports, operating reports, trading reports, financial reports and such other information as they may reasonably require to keep them properly advised about the business and prospects of Holdco II, Hovis and the Hovis Group.

2.7 NOMINEES AND PROKURISTS. Holdco I, JJHovis and Steinbauer each severally covenants and agrees to ensure that its Nominees and its Prokurists shall operate in accordance with and to give effect to the terms of this Agreement, the Rules of Procedure and the articles of association (Gesellschaftsvertrag) of Holdco II, Hovis and the Hovis Group.

2.8 SURVIVAL. The covenants, representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and, notwithstanding such execution and delivery and regardless of any investigation made by or on behalf of any party hereto with respect thereto, shall continue in full force and effect for the benefit of each party hereto to which such covenants, representations and warranties were made until the expiry of three years following the termination of this Agreement.

                 ARTICLE 3 - MANAGEMENT OF HOLDCO II AND HOVIS

3.1 ADOPTION OF RULES OF PROCEDURE. The Shareholders covenant to adopt the Rules of Procedure for Holdco II and to cause Hovis and each company in the Hovis Group to adopt Rules of Procedure as soon as practicable following the entering into of this Agreement and all future managing directors and Prokurists shall be bound by the inclusion of a reference to the Rules of Procedure and the articles of association (Gesellschaftsvertrag) of Holdco II, Hovis and the Hovis Group in their appointment and in their service and/or employment contracts. BOARD. Subject to the terms of this Agreement, the business and affairs of Holdco II and Hovis shall be managed by their respective managing directors. The Board shall consist of such Nominees as certain Shareholders may nominate and as the Shareholders shall appoint from time to time in accordance with the provisions of this
Article 3. Other than from time to time as agreed upon by the Shareholders of Holdco II or the Shareholders of Hovis with respect to the day-to-day business of Holdco II and Hovis, respectively, or other than as set forth in this Agreement, the Rules of Procedure or the articles of association (Gesellschaftsvertrag) of Holdco II and/or Hovis, decisions of the Board shall require the unanimous consent of all of the managing directors. In the event the managing directors are not able to reach such unanimous consent, where required, each managing director is entitled to refer a matter to the decision of the Major Shareholder, which decision shall be binding on the managing directors. The non compliance of a managing director with such decision is considered an important reason (wichtiger Grund) for removal as managing director. Regardless of such internal rules, the powers of the managing directors to represent and to legally bind Holdco II and/or Hovis, as applicable, are set forth in Section 3.3 hereof.

3.3 NOMINEES, COMPOSITION OF BOARD AND POWER OF REPRESENTATION (VERTRETUNGSBEFUGNIS). During the Earn In Period, JJHovis and Steinbauer shall each be entitled to nominate and appoint one Nominee to the Board of Holdco II and, directly or indirectly, one Nominee to the Board of Hovis. Holdco I shall, at any time, be entitled to nominate and appoint any number of Nominees to the Board of Holdco II and, directly or indirectly, to the Board of Hovis. The Nominees shall be appointed by way of resolutions of the Shareholders of Holdco II and by resolutions of the shareholder of Hovis, respectively. However, any person to be appointed as a Nominee must be fit and proper and shall not be likely to act contrary to the best interests of Holdco II, Hovis and/or the Hovis Group. In particular with regard to Section 18 of the GmbHG, the parties hereto agree to the following general and specific rules of representation:

       (a) Holdco II and Hovis shall be legally represented by one or more managing directors, or one managing director together with a Prokurist; provided that, in the event more than one managing director of Holdco II and/or Hovis is appointed, a Nominee nominated by JJHovis and/or Steinbauer shall only be entitled to represent Holdco II or Hovis, as applicable, together with a Nominee or a Prokurist nominated by Holdco I and, except as set forth in (b) below, vice versa (i.e., two signatures);

       (b) Notwithstanding the foregoing, any Nominee nominated by Holdco I for the Board of Holdco II or directly or indirectly for the Board of Hovis who is also the President or a Vice-President of MFC, shall be entitled, in principle, to act alone only: (i) in the event that the Board does not comply with decisions, orders and/or instructions of the Shareholders owning a majority of the outstanding Capital and/or resolutions adopted at a meeting of Shareholders; (ii) in the event of urgent matters material for Holdco II and/or Hovis, as applicable, which require immediate attention; or (iii) in the event that neither JJHovis nor Steinbauer has nominated any Nominees to the Board; and

       (c) When appointing Nominees, the afore-mentioned powers shall be registered in the Firmenbuch.

To the extent possible, the rules, procedures and concepts set forth above in this Section 3.3 shall also apply, with any necessary modifications, to the management of each of the companies in the Hovis Group.

3.4 APPOINTMENT OF INITIAL NOMINEES. The following individuals shall initially be nominated by the following Shareholders and initially be appointed as the Nominees to the Boards of Holdco II and Hovis by resolution of the Shareholders of Holdco II and the shareholder of Hovis, respectively:

HOLDCO II

             NAME OF SHAREHOLDER                             NAME OF NOMINEE
             -------------------                             ---------------
             Holdco I                                        Michael Smith
                                                             Claudio Morandi
                                                             James Carter

             JJHovis                                         Jurriaan J. Hovis

             Steinbauer                                      Ferdinand Steinbauer


HOVIS

             NAME OF SHAREHOLDER                             NAME OF NOMINEE
             -------------------                             ---------------
             Holdco I                                        Michael Smith
                                                             Claudio Morandi
                                                             James Carter

             JJHovis                                         Jurriaan J. Hovis

             Steinbauer                                      Ferdinand Steinbauer

3.5 APPOINTMENT OF PROKURISTS. Holdco I, JJHovis and Steinbauer and/or their Nominees of Holdco I shall be entitled to nominate Prokurists for each of Holdco II and Hovis and the Shareholders and/or the Nominees, as applicable, shall appoint such nominated Prokurists. The Prokurists nominated by Holdco I or a Nominee of Holdco I and appointed as Prokurists shall be conferred the powers required under Section 18(3) of the GmbHG. Any Prokurist nominated by JJHovis and/or Steinbauer and/or a Nominee of JJHovis and/or Steinbauer shall be conferred the power to represent Holdco II or Hovis only together with a Nominee of Holdco I. The powers of any existing Prokurist(s) of Holdco II and/or Hovis, as applicable, shall be amended or restricted such that they can represent Holdco II and/or Hovis only together with a Nominee nominated by Holdco I.

3.6 MANAGING DIRECTORS AND PROKURISTS TO ACT IN BEST INTERESTS. Each managing director and each Prokurist in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of Holdco II and/or Hovis, as applicable, and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Any acts mentioned in Section 18(4) of the GmbHG shall be notified immediately to all managing directors.

3.7 DISCLOSURE OF CONFLICTS OF INTERESTS. A managing director of the Board of Holdco II and/or Hovis (the "Executive") who is a party to a material contract or proposed material contract with Holdco II and/or Hovis and/or any of their subsidiaries (a "Material Contract") or is a director, officer or senior manager of, or has a material interest in any person who is a party to a Material Contract shall promptly, fully and frankly disclose in writing to Holdco II and/or Hovis, as applicable, or request to have entered in the minutes of meetings of the Board, the nature and extent of his interest.

3.8 RESTRICTION OF POWERS OF BOARD. To the extent that this Agreement, the Rules of Procedure or the articles of association (Gesellschaftsvertrag) of Holdco II or Hovis, as applicable, specifies that any matters may only be or shall be dealt with or approved by or shall require action by the Shareholders, the discretion and powers of the Board to manage and to supervise the management of the business and affairs of Holdco II and/or Hovis, as applicable, with respect to such matters are correspondingly restricted.

3.9 REMOVAL OF MANAGING DIRECTORS. Each Shareholder shall at any time and from time to time be entitled to request the removal as a managing director of a Nominee nominated to the Board by such Shareholder. Such managing directors shall be removed as managing directors by resolutions of the Shareholders of Holdco II and by resolutions of the shareholder of Hovis, respectively.

                        ARTICLE 4 - OPERATION AND FINANCE

4.1 BANK ACCOUNTS. Holdco II and Hovis shall maintain bank accounts at such bank or trust company as its respective Board shall from time to time determine. All bank accounts shall be kept in the name of Holdco II or Hovis, as applicable, and all cheques, bills, notes, drafts or other instruments shall require the signatures of such individuals as its respective Board may from time to time determine.

4.2 ACCOUNTING RECORDS. Proper books of account shall be kept by Holdco II and Hovis and entries shall be made therein of all matters, terms, transactions and things as are usually written and entered into books of account in accordance with GAAP and each of the parties hereto shall at all times furnish to the others correct information, accounts and statements of and concerning all transactions pertaining to Holdco II and Hovis without any concealment or suppression. Within sixty (60) days of the end of the fiscal year of Holdco II and Hovis, the books and accounts and the annual financial statements of Holdco II shall be prepared in accordance with GAAP and audited and certified by an internationally recognized accounting firm and thereupon be submitted to the Board of Holdco II for submission to the Shareholders' meeting.

4.3 ADDITIONAL BORROWING. The parties hereto agree that all funds required for the purposes of Holdco II, Hovis and/or the Hovis Group shall be obtained, to the greatest extent possible, by borrowing from a bank or other third party lender or otherwise accessing the capital markets. The decision whether such funds are required, from whom such funds will be borrowed and the terms and conditions of such borrowing shall be determined from time to time by the Board of Holdco II.

                 ARTICLE 5 - RESTRICTIONS ON TRANSFER OF CAPITAL

5.1 NO DEALING WITH CAPITAL. Each of the Shareholders covenants that it will not sell, assign, donate, encumber, transfer, mortgage, pledge, charge, subject to a security interest, hypothecate, or otherwise dispose of or in any way whatsoever, directly or indirectly, deal with the ownership of any Capital, securities convertible into Capital now or hereafter owned by it, except in accordance with the terms of this Agreement or the Investment and Restructuring Agreement, or except with the prior written unanimous consent of the other Shareholders. For greater certainty, the provisions of Article 6 hereof shall not apply to any transfer or contribution of Capital made pursuant to the terms of the Investment and Restructuring Agreement or pursuant to Section 5.2 hereof.

5.2 TRANSFER TO PERMITTED TRANSFEREE. Notwithstanding the provisions of Section
5.1 hereof and any other provisions of this Agreement which restrict the disposition of or dealing with Capital, a Shareholder shall at any time or from time to time have the right, without the approval of the other Shareholders, to dispose of all or any Capital held by such Shareholder to a Permitted Transferee, provided that at the time of such disposition:

       (a) such Permitted Transferee shall agree with the other parties hereto in writing and in form and substance satisfactory to the other Shareholders, acting reasonably, to assume and be bound by all of the terms and obligations contained in this Agreement as if such Permitted Transferee had entered into this Agreement in the place and stead of the Shareholder from whom such Capital is acquired;

       (b) the Permitted Transferee agrees to remain a Permitted Transferee of the Shareholder from whom such Capital is acquired for so long as the Permitted Transferee is an owner of any Capital; and

       (c) (c) the Shareholders receive in form and substance satisfactory to them, acting reasonably, evidence that the Permitted Transferee is a Permitted Transferee of the Shareholder from whom Capital is to be acquired and that the Agreements referred to in Subsections 5.2(a) and (b) above, are legal, valid and binding obligations of the Permitted Transferee.

5.3 CONTINUING LIABILITY OF SHAREHOLDERS. Notwithstanding a disposition of Capital to a Permitted Transferee, a disposing Shareholder shall vis-a-vis the other parties hereto remain liable as principal obligant under all covenants of such disposing Shareholder contained in this Agreement, and the disposing Shareholder agrees to unconditionally guarantee and underwrite to the other parties hereto the due performance by the Permitted Transferee of all obligations imposed on such Permitted Transferee under this Agreement.

                       ARTICLE 6 - RIGHT OF FIRST REFUSAL

6.1 NOTICE OF PROPOSED SALE. If any Shareholder (in this Article 6 referred to as the "Offeror") receives a bona fide written offer (in this Article 6 referred to as the "Offer") from any person, firm or corporation dealing at arm's length with the Offeror to purchase all or any part of the Capital owned by such Shareholder, which is acceptable to the Shareholder, such Shareholder shall give notice of such Offer (in this Article 6 referred to as the "Notice") to the other Shareholders and shall set out in the Notice the amount of Capital to be sold pursuant to the Offer (in this Article 6 referred to as the "Offered Capital") and the terms upon which and the price at which (in this Article 6 referred to as the "Offered Capital Purchase Price") such Offered Capital will be sold pursuant to the Offer. An Offer shall not provide for any consideration other than cash consideration.

6.2 RIGHT TO PURCHASE OFFERED CAPITAL. Upon the Notice being given, the other Shareholders (in this Article 6 sometimes collectively referred to as the "Offerees" and sometimes individually referred to as an "Offeree") shall have the right to purchase all, but not less than all, of the Offered Capital for the Offered Capital Purchase Price. The Offerees shall be entitled to purchase the Offered Capital pro rata based upon the amount of the Capital owned by each Offeree or to purchase in such other proportion as the Offerees may agree in writing.

6.3 NOTICE OF PURCHASE AND ADDITIONAL PURCHASES. Within ten Business Days of having been given the Notice, each Offeree desiring to purchase all of the Offered Capital that it is entitled to purchase in accordance with the provisions of Section 6.2 hereof shall give notice thereof to the Offeror and to the other Offerees. If any Offeree does not give such notice, the Offered Capital that it had been entitled to purchase (in this Section 6.3 referred to as the "Rejected Capital") may instead be purchased by the Offerees who did give such notice, pro rata based upon the amount of the Capital owned by such Offerees as between themselves or in such other proportion as such Offerees may agree in writing, and, within five Business Days of the expiry of the ten Business Day period specified in this Section 6.3, each Offeree who desires to purchase all of the Rejected Capital that it is entitled to purchase in accordance with the provisions of this Section 6.3 shall give an additional notice thereof to the Offeror and to the other Offerees. If any Offeree entitled to give the said additional notice does not do so, the Rejected Capital that it had been entitled to purchase may instead be purchased by the Offerees who did give such notice, and so on from time to time until the Offerees are willing to purchase all of the Offered Capital or until they are not willing to purchase any more. If the Offerees are willing to purchase all, but not less than all, of the Offered Capital, the transaction of purchase and sale shall be completed in accordance with the terms set out in the Notice.

6.4 WHAT CAPITAL CAN BE SOLD TO THIRD PARTY. If the Offerees do not give notice in accordance with the provisions of Section 6.3 hereof that they are willing to purchase all of the Offered Capital, the rights of the Offerees, subject as hereinafter provided, to purchase the Offered Capital shall forthwith cease and determine and the Offeror may sell the Offered Capital to the third party purchaser within 60 days after the expiry of the ten Business Day period or five Business Day periods, as the case may be, specified in Section 6.3 hereof, for a price not less than the Offered Capital Purchase Price and on other terms no more favourable to such person than those set forth in the Notice, provided that the person to whom the Offered Capital is to be sold agrees prior to such transaction to be bound by this Agreement and to become a party hereto in place of the Offeror with respect to the Offered Capital. If the Offered Capital is not sold within such 60 day period on such terms, the rights of the Offerees pursuant to this Article 6 shall again take effect and so on from time to time.

                          ARTICLE 7 - TRIGGERING EVENTS

7.1 TRIGGERING EVENTS DEFINED. A Triggering Event is the occurrence of any one of the following events with respect to a Shareholder (the "Defaulting Shareholder"):

       (a) the occurrence or existence of Important Reasons that result in the forfeiture of Capital (Einziehung von Geschaeftsanteilen) of the Shareholder or foreclosure (Ausschliessung als Gesellschafter) with respect to the Shareholder;

       (b)    an Act of Insolvency;

       (c)    a default occurs which is not remedied or cured within fifteen
              (15) days of its occurrence under any loan or obligation for which security has been granted by way of a mortgage, hypothecation or a pledge of, or the granting of a security interest in any Capital held by the Shareholder (including any loan or obligation for which security has been granted) with the result that, absent any provision of this Agreement and upon compliance with applicable law, the lender or obligee could realize upon such security; or

       (d) the Capital of the Shareholder is seized and such seizure is not lifted within one month from the date of seizure.

A Defaulting Shareholder shall give notice to the other parties then bound by this Agreement that an event has occurred with respect to such Defaulting Shareholder which constitutes a Triggering Event or which would, if such event is not corrected or remedied or otherwise resolved to the satisfaction of the other Shareholders and Holdco II as contemplated above, constitute such a Triggering Event. Such notice shall be given forthwith after the occurrence of the particular event.

7.2 OBLIGATION OF A DEFAULTING SHAREHOLDER FOLLOWING TRIGGERING EVENT. Upon the occurrence of a Triggering Event, the Defaulting Shareholder shall forthwith offer to sell all of its Capital to the other Shareholders (in such case, the "Non-Defaulting Shareholders") by notarized notice to the Non-Defaulting Shareholders (the "Sale Notice"). The purchase price for such Capital shall be determined in accordance with Section 7.6 hereof and shall be payable by way of certified cheque or bank draft. The offer set out in the Sale Notice shall be irrevocable. Upon the Sale Notice being given, the Non-Defaulting Shareholders or a person or persons named by a resolution of the Non-Defaulting Shareholders (including but not limited to Holdco II or any third party), in the sole discretion of the Non-Defaulting Shareholders, shall have the right to purchase all, but not less than all, of the Defaulting Shareholder's Capital, pro rata based upon the amount of Capital owned by each Non-Defaulting Shareholder or in such other proportion as the Non-Defaulting Shareholders may agree, by notarized acceptance of the offer to the Defaulting Shareholder within fifteen (15) days after receipt of the Sale Notice (the "Notice Period"). If no notarized acceptance is given under this Section 7.2, the Non-Defaulting Shareholders shall be deemed to have rejected the offer made available to it to purchase the Capital of the Defaulting Shareholder. If no Sale Notice is given by a Defaulting Shareholder under this Section 7.2, the Non-Defaulting Shareholders shall have the right to request the purchase of the Capital of the Defaulting Shareholder. The completion of a purchase and sale of the Defaulting Shareholder's Capital under this Section 7.2 shall take place on the 15th day after the expiry of the Notice Period, provided that if the purchase price of the Capital has not been determined by such day, the completion shall take place on the 10th day after the date on which the purchase price has been conclusively determined pursuant to Section 7.6 hereof.

Regardless of the terms and conditions set out in this Section 7.2, Holdco II may upon the occurrence of a Triggering Event, prior to the receipt of the Sale Notice and at any time until completion of the purchase as described above, pass a resolution to forfeit the Capital of the Defaulting Shareholder. The compensation to be paid for such forfeited Capital shall be determined in accordance with Section 7.6 hereof.

7.3 CAPITAL/VOTING/NOMINEES OF DEFAULTING SHAREHOLDER. Notwithstanding anything to the contrary herein contained, upon a Triggering Event:

       (a) the Defaulting Shareholder shall not have any rights to or interests in Capital contained in Schedule "A" to the Investment and Restructuring Agreement;

       (b) the Defaulting Shareholder shall not be entitled to nominate any person as a Nominee or Prokurist and such Defaulting Shareholder in conjunction with the other Shareholders shall cause such Nominee or Prokurist of the Defaulting Shareholder to forthwith resign or be removed and a Nominee or Prokurist of such Defaulting Shareholder shall be replaced with such person or persons as may be designated by the Non-Defaulting Shareholders provided that if such Triggering Event is subsequently remedied, the Defaulting Shareholder shall again be entitled to nominate a person as Nominee or Prokurist as provided hereunder and all of the Shareholders shall take all necessary steps in this regard; and

       (c) the Defaulting Shareholder shall not be entitled to vote its Capital or to notice of meetings of Shareholders and, where a vote of the Shareholders is required, the Non-Defaulting Shareholders shall be deemed to own all of the Capital, provided that if such Triggering Event is subsequently remedied, such Defaulting Shareholder shall again be entitled to vote its Capital and to notice of meetings of Shareholders. In addition, the Defaulting Shareholder hereby irrevocably gives its proxy to the Non-Defaulting Shareholders to vote its Capital in any matter that such Shareholders determine and hereby appoints such Shareholders as its attorney to execute all necessary documents on behalf of the Defaulting Shareholder to give effect to such proxy.

7.4 OTHER REMEDIES. Upon the occurrence of any Triggering Event, in addition to the rights in Section 7.2 hereof, the Non-Defaulting Shareholders shall be entitled to bring any action at law as may be permitted in order to recover damages or to bring any proceedings in the nature of specific performance, injunction or other remedy, it being acknowledged by the Shareholders that damages at law may be an inadequate remedy for a default, breach or threatened breach of this Agreement.

7.5 NON-WAIVER. No consent or waiver of any breach or Triggering Event by any Shareholder in the performance of its obligations under this Agreement shall be deemed to be construed to be consent to or waiver of any other breach or Triggering Event by that Shareholder of the same or any other obligations of that Shareholder under this Agreement. Failure by any Shareholder to complain of any act or failure to act of the other Shareholder or to declare a Triggering Event in respect of the other Shareholder, irrespective of how long such failure continues, shall not constitute a waiver by that Shareholder of its rights under this Agreement.

7.6 DETERMINATION OF PURCHASE PRICE. For the purposes of Section 7.2 hereof, the "purchase price" for the Defaulting Shareholder's Capital shall be equal to: (i) the portion of the Consolidated Holdco II Net Worth (as such term is defined in the Investment and Restructuring Agreement) less the amount of any capital contributions made directly or indirectly (e.g., including grandfather contributions) to the free capital reserves (ungebundene Kapitalruecklagen) of Holdco II after the effective date of this Agreement attributable to the Defaulting Shareholder's Capital as at the applicable date; plus (ii) the whole amount of any capital contributions made directly or indirectly (e.g., including grandparent contributions) to the free capital reserves (ungebundene Kapitalruecklagen) of Holdco II by the Defaulting Shareholder after the effective date of this Agreement. For greater certainty, the transfer of the capital of Hovis to Holdco II pursuant to the terms of the Investment and Restructuring Agreement is not considered to be such capital contributions.

                       ARTICLE 8 - GENERAL SALE PROVISIONS

8.1 APPLICATION OF GENERAL SALE PROVISIONS. Except as may otherwise be provided in this Agreement, the provisions of this Article 8 shall apply to any purchase and sale of Capital (in this Article 8 referred to as the "Sold Capital") pursuant to this Agreement.

8.2 REQUIREMENTS OF VENDOR. On the date of closing (in this Article 8 referred to as the "Completion Date"), a Shareholder selling Sold Capital pursuant to the terms of this Agreement (in this Article 8 also referred to as a "Vendor") shall deliver or cause to be delivered to the purchaser(s) appropriate transfers duly executed by the Vendor and duly notarized (if required), together with a representation and warranty executed by the Vendor in favour of the purchaser(s) that the Sold Capital is owned by the Vendor with good and marketable title thereto, free and clear of any mortgage, lien, charge, pledge, hypothecation, security interest, encumbrance, restriction, covenant, right, demand or adverse claim of any kind.

8.3 REQUIREMENTS OF PURCHASER. On the Completion Date, the Shareholder(s) purchasing the Sold Capital (in this Article 8 referred to as the "Purchaser(s)") shall pay the purchase price for the Sold Capital on closing by negotiable cheque certified by an Austrian or German bank or an official bank draft drawn on a bank in Austria or Germany.

8.4 COVENANTS OF THE PARTIES. The parties hereto covenant and agree that from and after the occurrence of an event giving rise to a transaction of purchase and sale pursuant to the terms hereof, they shall do all things necessary or desirable to cause the transaction of purchase and sale to be completed as soon as possible.

8.5 NO JOINT LIABILITY. For greater certainty, the parties hereto acknowledge and agree that the Purchasers in any transaction of purchase and sale contemplated in this Agreement are not jointly liable for the payment of the purchase price for the Sold Capital but are only liable for their proportionate share thereof.

8.6 DATE OF CLOSING. For the purposes of this Agreement the closing of any transaction of purchase and sale contemplated in this Agreement, as the case may be, shall take place at Holdco II's registered office at 2:00 p.m. Central European Time on the Completion Date or at such other place and time as otherwise mutually agreed upon by the parties hereto, subject only to registration in the Firmenbuch.

8.7 GOVERNMENTAL APPROVALS. If any Governmental Approval is required by the Purchaser(s) under any provision of this Agreement, then, notwithstanding anything contained in this Agreement, the time period specified in this Agreement for acceptance of any offer by the Purchaser(s) shall be extended for an additional sixty (60) days to permit the Purchaser(s) to obtain the necessary Governmental Approval. Any such application for Governmental Approval shall be the sole responsibility of the Purchaser(s) who shall also be responsible for all costs and expenses incurred in connection therewith. The other Shareholders and Holdco II shall use reasonable efforts to cooperate with the Purchaser(s) in any application for Governmental Approval.

                    ARTICLE 9 - RELATIONSHIP OF SHAREHOLDERS

9.1 PLACE AND QUORUM FOR MEETINGS OF SHAREHOLDERS. Meetings of Shareholders shall be held at the head office of Holdco II or at any other place agreed to by all of the managing directors of Holdco II. A quorum for all meetings of Shareholders shall be Shareholders present and representing by proxy or in person not less than a majority of the Capital entitled to vote at such meeting. However, should quorum not be reached, a second meeting may be convened pursuant to the GmbHG and such second meeting shall not require a quorum if the Shareholders are informed about this consequence when convening such meeting (Section 38 of the GmbHG).

9.2 RESOLUTIONS. Resolutions of the Shareholders shall be passed either in meetings of Shareholders or by means of verbal, written or electronic communication, provided that the resolutions shall be recorded in writing as soon as reasonably practicable upon the date of passing of such resolutions.

9.3 MAJORITY OF VOTES. Except as may be otherwise provided in this Agreement, all decisions of the Shareholders shall be decided by a majority of votes cast or by such greater percentage as may be required by law.

9.4 MINORITY SHAREHOLDERS. For the purposes of conferring to JJHovis and Steinbauer such minority rights as provided for in the GmbHG and as finally listed in Schedule "B" hereto ("Minority Rights"), JJHovis and Steinbauer shall, until the conclusion of the Earn In Period, be deemed to own such percentage of Capital as would be required to exercise any of the Minority Rights, despite any scenario in which the earn in of Capital pursuant to Schedule "A" to the Investment and Restructuring Agreement has not yet been effected. For greater certainty, the conferring of the Minority Rights shall not be deemed to confer any additional voting rights or rights to dividends other than resulting from the actual Capital owned by JJHovis and/or Steinbauer.

9.5 DISCLAIMER. Nothing contained in this Agreement shall or shall be deemed to constitute the parties hereto as agent of the other nor any other relationship whereby any party hereto could be held liable for any act or omission of the other, save as specifically provided by this Agreement. None of the parties hereto shall have any authority to act for the other or to incur any obligation on behalf of the other with respect to the subject matter of this Agreement, save as specifically provided by this Agreement. Each party hereto covenants to indemnify the other parties and hold them harmless from all claims, losses, costs, charges, fees, expenses, damages, obligations and responsibilities incurred by such parties by reason of any action or omission of the other party outside the scope of the authority specifically provided by this Agreement.

9.6 ENCUMBRANCES. No party hereto shall sell, transfer, assign, pledge, hypothecate, mortgage, or in any other manner encumber its Capital, except as specifically provided in this Agreement, without the written consent of the other parties. Notwithstanding the foregoing, any party hereto may pledge or hypothecate its Capital to a bank, trust company or similar entity as security for loans, provided that where a fixed charge or security interest is given, the lender shall acknowledge and agree in writing with the other parties hereto to be bound by the provisions of this Agreement in the event of realization of its security.

9.7 COMPETITIVE BUSINESSES. Unless otherwise specifically provided for in this Agreement, any Shareholder of Holdco II may independently engage in, be concerned with or interested in, lend money to, or guarantee the debts or obligations of any business endeavour, whether or not competitive with the business of Holdco II and Hovis, without consulting the other parties hereto and without in any way being accountable to the other parties.

Each of JJHovis and Steinbauer hereby severally covenants and agrees with the other parties hereto that: (i) during the Earn In Period; (ii) so long as he is a managing director of Holdco II and/or Hovis or for two years thereafter; or
(iii) so long as he is a Shareholder of Holdco II or a shareholder of Hovis, he shall not, for whatever reason and with or without cause, either individually or in partnership or jointly or in conjunction with any person or persons, as principal, agent, employee, shareholder, owner, investor, partner or in any other manner whatsoever, directly or indirectly, carry on or be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit his name or any part thereof to be used or employed by any person or persons engaged in or concerned with or interested in any business or operations competitive with Holdco II or Hovis within Germany or any jurisdiction in which Hovis or any subsidiary of Hovis carries on business.

9.8 BODY CORPORATE AND REGISTERED SEAT. The parties hereto agree that for the duration of this Agreement, Holdco II and Hovis shall remain bodies corporate and, unless there is a good business reason, the registered seats of Holdco II and Hovis shall not be changed.

9.9 GOOD FAITH. Each party hereto shall act honestly and in good faith and in the best interest of Holdco II and shall exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

                          ARTICLE 10 - CONFIDENTIALITY

10.1 CONFIDENTIALITY. The Information shall be kept confidential and shall not, without the prior consent of the other parties, be disclosed by a party hereto or its representatives in any manner or in part and shall not be used by a party hereto or its representatives, directly or indirectly, for any purpose other than the business of Holdco II, provided that nothing in this Agreement shall restrict or prohibit any of the parties from making such releases or other form of disclosure as: (i) may be required pursuant to any laws, regulations or policies (including those of any stock exchange or quotation system) applicable to it; or (ii) may be made by a party pursuant to customary written confidentiality agreements entered into by parties to consider business opportunities.

The parties hereto each agree to furnish the Information only to the respective representatives of a party hereto, including but not limited to its legal counsel, accountants and auditors, who need to know the Information for the purposes of understanding the business of Holdco II and who are informed of the confidential nature of the Information and agree to be bound by the terms hereof. The parties hereto each agree to be responsible for any breach of this Agreement by any of their respective representatives provided that such breach occurs while such representative is employed by or is under contract to such party. Each of the parties hereto shall make all reasonable necessary and appropriate efforts to safeguard the Information and the existence of discussions from disclosure to anyone other than as permitted hereby. The foregoing shall be inoperative as to such portions of the Information which: (i) are or become generally available to the public other than as a result of disclosure by the parties hereto or their respective representatives; (ii) are or become available to any of the parties hereto on a non-confidential basis from a source other than the other parties hereto or their representatives; or (iii) are or become known to any of the parties hereto on a non-confidential basis prior to its disclosure by the other parties hereto or their representatives.

                         ARTICLE 11 - GENERAL PROVISIONS

11.1 NOTICES. Unless a particular provision of this Agreement requires delivery in a specified manner, all notices, demands, approvals, consents or requests and other communications which may or are required or permitted to be given under this Agreement shall be given or made in writing and shall be delivered personally, transmitted by facsimile or sent by registered mail, charges prepaid, to each of the parties hereto as follows:

         GLAMIOX BETEILIGUNGSVERWALTUNGS GMBH

         c/o Deloitte & Touch GmbH
         Friedrichstrasse 10
         A-1010 Vienna, Austria
         Fax No.:  0043-1-58854-5699
         Attention:  E. Holzer

         GARDA INVESTMENTS CORP.
         c/o Suite 1000 - 925 West Georgia Street
         Vancouver, British Columbia
         Canada V6C 3L2
         Fax No.:  (604) 669-8803
         Attention:  H.S. Sangra

         and, in the case of each of Holdco II and/or
         Holdco I, with a copy to:

         SANGRA, MOLLER
         Suite 1000 - 925 West Georgia Street
         Vancouver, British Columbia
         Canada  V6C 3L2
         Fax No.:  (604) 669-8803
         Attention:  H.S. Sangra

         JURRIAAN J. HOVIS
         Schoenbrunner Graben 94
         1180 Vienna, Austria
         Fax No.: 43 1 24025158

         FERDINAND STEINBAUER
         Augasse 6

         8101 Gratkorn, Austria
         Fax No.: 43 3124 23199

Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted so long as the delivery or transmission occurs during normal business hours, or, if mailed, on the seventh postal delivery day next following mailing. During any period of disruption of postal service, notices shall be delivered personally or transmitted by facsimile.

Any party hereto may change its address for delivery for the purposes of this
Section 11.1 to any other address by giving notice to the other parties hereto in accordance with this Section 11.1.

11.2 ADDITIONAL DOCUMENTS. The parties hereto shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

11.3 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties hereto pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions whether oral or written of the parties thereto and there are no warranties, representations or other agreements between the parties hereto in connection with the subject matter of this Agreement except as specifically set forth in this Agreement.

11.4 ENUREMENT. This Agreement shall enure to the benefit of and be binding upon and enforceable by the parties hereto and, where the context so permits, their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

11.5 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

11.6 ECONOMIC LOSS. Except for willful misconduct, the parties shall not be liable towards each other for any indirect or consequential damage or loss such as, but not limited to, loss of profit, loss of production or loss of opportunity.

11.7 AGREEMENT TO GOVERN. In case of any conflict or uncertainty between this Agreement and the by-laws of Holdco II, the Investment and Restructuring Agreement or any other agreements between the parties with respect to Holdco II, the parties agree that this Agreement shall take precedence over and govern all such agreements and by-laws.

11.8 GOVERNING LAW AND ARBITRATION. (a) This Agreement shall be governed by and construed in accordance with the federal laws of Germany as in force and effect as of the effective date of this Agreement excluding, however, German rules of conflicts of law.

       (b) The parties irrevocably agree that any disputes which may arise out of or in connection with this Agreement, the articles of association (Gesellschaftsvertrag) of Holdco II, Hovis and/the Hovis Group, the Rules of Procedure, meetings of the Board or meetings of the Shareholders, or any transaction contemplated hereby, shall be settled by arbitration in Vienna, Austria, in accordance with the rules set forth in this Section 11.8.

       (c) The arbitral tribunal shall consist of two arbitrators and the presiding arbitrator, each of whom shall be fluent in English and may be of Austrian, German, Canadian or U.S. nationality. The party intending to institute arbitration proceedings shall inform the other parties in writing of its intention and, at the same time, designate one arbitrator. The other parties involved shall, within 30 days after receipt of this notice, collectively designate a second arbitrator by mutual agreement. If, within such time period, the other parties have not designated a second arbitrator, then at the request of the party intending to institute arbitration proceedings, the second arbitrator shall be appointed by the International Chamber of Commerce, acting as appointing authority. The two arbitrators thus appointed shall choose the presiding arbitrator. If, within 30 days after the appointment of the second of the two arbitrators, the two arbitrators have not agreed upon the choice of the presiding arbitrator, then at the request of any of the parties to the arbitration proceedings, the presiding arbitrator shall be appointed by the International Chamber of Commerce.

       (d) All submissions and awards in relation to arbitration under this Agreement shall be made in English and all arbitration proceedings and all pleadings shall be in English. Original documents in English or German may be submitted as evidence in their original language; witnesses not fluent in English may give evidence in their native tongue (with appropriate translation). Original documents in a language other than English or German shall be submitted as evidence in English translation accompanied by the original or a true copy thereof.

       (e) The parties to this Agreement hereby adopt the rules of the International Chamber of Commerce as the procedural rules governing arbitrations hereunder, insofar as such rules are not inconsistent with any provision of this Section 11.8, which shall be controlling. The arbitration panel may, at the request of a party, order provisional or conservatory measures and shall have the authority to award specific performance, provided, however, that until the complete establishment of the arbitration panel, the ordinary courts shall remain competent for provisional or conservatory measures. Any award shall be final and not subject to appeal and the parties hereby waive all challenge to any award of an arbitral panel under this Section 11.8.

       (f) Any award shall be made in the currency in which the obligation would have been paid, if the obligation with respect to which the award is made was an obligation to pay money or in Euros in all other cases.

       (g) To the extent legally required, the parties undertake to set up an arbitration agreement substantially as set forth in this Section
              11.8 in a separate agreement.

11.9 LANGUAGE. The governing language of this Agreement, all meetings of the Board and meetings of Shareholders shall be English. If for official reasons certain agreements of Holdco II or its by-laws have to be executed in German or any other language, such agreements and by-laws shall be translated into English and the parties agree that internally such English versions shall prevail and govern for all purposes.

11.10 PARTIAL INVALIDITY. Should any provision or part of a provision of this Agreement be or become invalid or unenforceable, or should this Agreement contain an unintended contractual gap, then the validity or enforceability of the remainder of this Agreement shall not be affected. Any such invalid or unenforceable provision shall be deemed to be replaced by, or any gap deemed to be filled with, an appropriate provision, which, in accordance with the economic purpose and object of the provision and/or Agreement and as far as legally permissible, shall come closest to the parties' original intention, or that intention which the parties would have had, had they considered the issue.

11.11 AMENDMENT AND WAIVER. No amendment or waiver of any provision of this Agreement shall be binding on any party hereto unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

11.12 ARTICLES, SECTIONS, HEADINGS AND SCHEDULES. The division of this Agreement into Articles and Sections and the insertion of headings and Schedules, are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an Article, Section or Schedule refers to the specified Article or Section of or Schedule to this Agreement.

11.13 NUMBER AND GENDER. In this Agreement, words importing the singular number shall include the plural and vice versa, and words importing the use of any gender shall include the masculine, feminine and neuter genders.

11.14 CALCULATION OF TIME. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, then the time period in question shall end on the first Business Day following such non-business day.

11.15 LEGISLATION REFERENCES. Any references in this Agreement to any law, by-law, rule, regulation, order or act of any government, governmental body or other regulatory body shall be construed as a reference thereto as amended or re-enacted from time to time or as a reference to any successor thereto.

11.16 EXPENSES. Except as otherwise provided for herein, each of the parties hereto shall bear its own expenses in relation to this Agreement.

11.17 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument.

11.18 TRANSMISSION BY FACSIMILE. The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

IN WITNESS WHEREOF this Agreement has been executed effective the day and year first above written.

GLAMIOX BETEILIGUNGSVERWALTUNGS GMBH

By:_________________________________
Name:_______________________________
Title:______________________________

GARDA INVESTMENTS CORP.

By:_________________________________
Name:_______________________________
Title:______________________________

SIGNED, SEALED and DELIVERED by             )
JURRIAAN J. HOVIS in the presence of:       )
                                            )
                                            )
___________________________________________ )          _________________________
Signature                                   )          JURRIAAN J. HOVIS
___________________________________________ )
Name                                        )
___________________________________________ )
Address                                     )
___________________________________________ )
                                            )
___________________________________________ )
Occupation                                  )

SIGNED, SEALED and DELIVERED by              )
FERDINAND STEINBAUER in the                  )
presence of:                                 )

                                             )    ______________________________
                                             )    FERDINAND STEINBAUER
                                             )
Signature                                    )
___________________________________________  )
Name                                         )
___________________________________________  )
Address                                      )
___________________________________________  )
                                             )
___________________________________________  )
Occupation                                   )

                                  SCHEDULE "A"

                             RULES OF PROCEDURE FOR

     THE MANAGEMENT OF GLAMIOX BETEILIGUNGSVERWALTUNGS GMBH (THE "COMPANY")

The shareholders have adopted the following rules of procedure for the management board of the Company according to Article ? paragraph (?) of the articles of association of the Company.

                                    ARTICLE 1

                            PRINCIPLES OF MANAGEMENT

(1) The managing directors of the Company shall conduct the business of the Company with the care of a correct and diligent businessman according to statutory law, the articles of association of the Company and these rules of procedure.

(2) The managing directors of the Company shall act on the basis of resolutions passed by them on the relevant matter. Other than from time to time as agreed upon by the shareholders of the Company with respect to the day-to-day business of the Company, decisions of the management board of the Company shall require the unanimous consent of the managing directors of the Company. In the event the managing directors are not able to reach such unanimous consent, where required, each managing director is entitled to refer a matter to the decision of the shareholders of the Company owning a majority of the outstanding share capital of the Company, which decision shall be binding on the managing directors. The non compliance of a managing director such decision is considered an important reason for removal as managing director. Regardless of such internal rules, the powers to represent and to legally bind the Company are set forth in Article 3 of the Owners' Agreement made effective October 1, 2001 among the Company, Jurriaan J. Hovis, Ferdinand Steinbauer and Garda Investments Corp. (the "Owners' Agreement").

(3) The managing directors of the Company shall report to the shareholders on an ongoing basis in particular by submitting to the shareholders monthly reports of Hovis GmbH.

(4) In preparing the Company's annual financial statements, the managing directors of the Company shall apply GAAP (as such term is defined in the Owners' Agreement). However, in the event that GAAP (as such term is defined in the Owners' Agreement) and past practice conflict, then GAAP (as such term is defined in the Owners' Agreement) shall prevail.

                                    ARTICLE 2
                      RESPONSIBILITY OF MANAGING DIRECTORS

(1) The managing directors of the Company carry joint responsibility for the management of the Company. They shall cooperate in managing the Company and inform each other on an ongoing basis about any important issues that appear in connection with their activities as managing directors of the Company. For greater certainty, during the Earn In Period

         (as such term is defined in the Owners' Agreement), the managing directors shall inform Jurriaan J. Hovis and Ferdinand Steinbauer prior to any substantial acquisition and disposition of assets.

(2) Without prejudice to their joint responsibility according to the preceding paragraph, the managing directors of the Company may agree to divide certain tasks among themselves which they will each carry out on the basis of guidelines to be agreed upon in connection with the division of these tasks among themselves. Each managing director shall report on the accomplishment of any such tasks allocated to it to the other managing directors of the management board on an ongoing basis. For greater certainty, for any period which they are managing directors of the Company, JJHovis shall be responsible for the trade department and Steinbauer shall be responsible for the finance department. Regardless of this allocation of tasks, further managing directors may be responsible for the same departments as well.

                                    ARTICLE 3

                              RESOLUTIONS, MEETINGS

(1) Resolutions of the managing directors of the Company shall be passed in meetings which can be called by any managing directors of the Company, or, if it is not possible to find a date and time at which all managing directors will be available in due time, by telephone or video conference.

(2) Shareholders owning more than 10% of the capital of the Company and, during the Earn In Period (as such term is defined in the Owners' Agreement), Jurriaan J. Hovis and Ferdinand Steinbauer (such Shareholders, Jurriaan J. Hovis and Ferdinand Steinbauer being collectively referred to as "Permitted Persons"), shall have the right to attend meetings of the managing directors of the management board of the Company. The managing directors of the management board shall see to it that the Permitted Persons are informed about the date, time and location of or the manner of communication at such meetings.

(3) All managing directors of the Company must participate in the passing of the resolutions, unless: (i) an absent managing director expressly consents to the other managing directors passing a resolution without him; (ii) the absent managing director grants proxy to another managing director; or (iii) the absent managing director instructs another managing director on how to vote for him.

(4) The managing directors of the Company shall prepare written minutes of their resolutions. The written minutes may be executed by facsimile.

(5) Resolutions of the management board of the Company are in general passed by a simple majority of the votes cast unless otherwise provided for by these rules of procedure or the Owners' Agreement.

                                    ARTICLE 4

                             SHAREHOLDERS' APPROVAL

(1) The prior approval of the shareholders of the Company (acting by means of a shareholders' resolution) by a simple majority of the votes present is required for the following matters:

         (a) Management of the Company, if and to the extent the following matters are concerned:

                  (i) disposition of, including encumbrances of or conclusion of agreements affording rights to third parties with regard to a material part of the assets of the Company or Hovis or any subsidiary of the Company;

                  (ii) establishment, acquisition and sale of enterprises, acquisition, change, transfer or termination of participation in enterprises, setting up, sale, discontinuance or closure of branches, establishments, parts of establishments or plants by the Company, Hovis GmbH or any subsidiary of the Company;

                  (iii) other than in the ordinary course of business, grant of security interests, in particular the assumption of "Burgschaften" and guarantees, in respect of, and the assumption of, third party liabilities;

                  (iv) grant of loans and taking out of loans (with the exception of customary customer loans);

                  (v) conclusion and termination of intercompany agreements (Unternehemensvertrage), in particular loss and profit transfer agreements;

                  (vi) approval of the business plan of the Company, Hovis or any subsidiary of the Company for each following business year;

                  (vii) assumption of obligations arising out of bills of exchange;

                  (viii) acquisition, sale, encumbrance and disposal of real property, rights to a real property or rights to a real property right, and assumption of obligations to make such dispels by the Company in excess of Euro 100,000;

                  (ix) conclusion, amendment and termination of contracts for the performance of continuing obligations, i.e. contracts with a term longer than twelve months (e.g. lease, leasing, service and license agreements) involving in each individual case expenses in excess of an amount of Euro 100,000;

                  (x) assertion of claims, recognition of claims, waiver of claims, exercise of election rights and declarations of approval for tax purposes, insofar as an amount of more than Euro 100,000 in any particular case is involved;

                  (ii) grant and revocation of registered powers of attorney (Prokura), commercial powers of attorney (Handlungsvollmacht) and other powers of attorney (including powers of attorney related to bank accounts);

                  (iii) grant, modification and termination of pension commitments and employee profit participations;

                  (iv) investments outside the approved business plan that exceed an amount of Euro 50,000 in each case;

                  (v) other than in the ordinary course of business, forward exchange transactions, including currency futures trading for hedging purposes and any other kind of similar speculative transactions; or

                  (vi) conclusion of agreements with related entities (nahestehende Personen) within the meaning of Section 1 of the German Foreign Tax Act
                           (Au(beta)ensteuergesetz - AstG), except for agreements with related entities that are direct or indirect subsidiaries of the Company.

         (b) Exercise of voting rights as shareholder of Hovis GmbH or any subsidiary of Hovis GmbH, if and to the extent the following matters are concerned:

                  (i) disposition of, including encumbrances of, or conclusion of agreements affording rights to third parties with regard to, a substantial part of the assets of Hovis or any subsidiary of the Company;

                  (ii) disposition of, including encumbrances of, or conclusion of agreements affording rights to third parties with regard to, all of or part of the interest of Hovis or any subsidiary of the Company;

                  (iii) appointment of any officers, managing directors, supervisory board members or auditors; or

                  (iv) disposition of, including encumbrances of, or conclusion of agreements affording rights to third parties with regard to, the Company's interest in Hovis GmbH or any subsidiary of the Company or Hovis GmbH.

(2) The prior approval of the shareholders of the Company (acting by means of a shareholders' resolution) by all of the votes present is required for the repayment of the Grandfather Contribution (as such term is defined in the Investment and Restructuring Agreement dated for reference October 1, 2001 among Sutton Park International Limited, Garda Investments Corp., MFC Bancorp Ltd., the Company, Hovis GmbH, Jurriaan J. Hovis, Johannes Hovis and Ferdinand Steinbauer) during the Earn In Period (as such term is defined in the Owners' Agreement).

                                    ARTICLE 5

                                 URGENT MATTERS

(1) In case of urgent matters that do not allow to wait for a necessary resolution of the members of the management board of the Company to be passed, each member of the management board may, after having consulted with as many other members of the management board as possible take, with respect to the powers conferred to him or them, the actions necessary to prevent damages to the Company and least likely to make such action irrevocable.

(2) Such member(s) of the management board shall inform the other members of the management board of the situation and the action taken immediately.

(3) The members of the management board shall pass a resolution on how to proceed with the issue in question as soon as possible thereafter.


                                    ARTICLE 6

                                  EFFECTIVENESS

These rules of procedure have become effective at the time of their adoption by the shareholders.

                                  SCHEDULE "B"

                                 MINORITY RIGHTS

Section 37(1) of the GmbHG
Section 37(3) of the GmbHG
Sections 45-48 of the GmbHG

                                  SCHEDULE "C"

                        LETTER TO GARDA INVESTMENTS CORP.

                 FROM JURRIAAN J. HOVIS AND FERDINAND STEINBAUER

We each hereby acknowledge and agree that the 100% shareholder of Garda Investments Corp. has contributed or will contribute Euro 7,965,000 to the free capital reserves (ungebundene Kapitalruecklagen) of Glamiox Beteiligungsverwaltungs GmbH on or before the Closing Date (as such term is defined in the Investment and Restructuring Agreement), which has been or will be allocated to the capital reserve account of Glamiox Beteiligungsverwaltungs GmbH. In addition, we each hereby acknowledge and agree that the articles of association (Gesellschaftsvertrag) of Glamiox Beteiligungsverwaltungs GmbH contain a provision whereby the shareholders of Glamiox Beteiligungsverwaltungs GmbH may make distributions other than pro rata to the respective percentage of the nominal share capital of Glamiox Beteiligungsverwaltungs GmbH. We each hereby irrevocably confirm that we will vote in favour of and entirely for the benefit of Garda Investments Corp. in respect of any resolution concerning the distribution of free capital reserves (ungebundene Kapitalruecklagen) amounting to Euro 7,965,000, in excess of retained earnings to Garda Investments Corp., provided such resolution is not made prior to the earlier of: (i) the termination of the Target Period (as such term is defined in Schedule "A" (the "Schedule") to the Investment and Restructuring Agreement); or (ii) any earn in of capital of Glamiox Beteiligungsverwaltungs GmbH being effected pursuant to Sections 2.2 and 2.3 of the Schedule prior to the termination of the Target Period (as such term is defined in the Schedule).

Power of Attorney attached in notarized form.

                                   SCHEDULE I

                FORM OF OPINION(S) OF COUNSEL TO THE HOVIS GROUP

1. Hovis has been duly organized and is validly existing under the laws of Austria and is duly qualified as a corporation to do business under the laws of each jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary;

2. Each of the Finance Companies, Hovis Poland Sp.z o.o., Alumetal Sp. z.o.o., S.C. Somes S.A., Metalko Kft. and Kolmet Sp.z o.o. (collectively, the "Opinion Subsidiaries") has been duly incorporated, amalgamated, continued or organized and is duly qualified as a corporation to do business under the laws of each jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary;

3. Hovis and each Opinion Subsidiary has all necessary corporate power and authority to own, lease and operate its respective properties and assets and to conduct its respective businesses at and in the places where such properties and assets are now owned, leased or operated or such businesses are now conducted;

4. Hovis is shown on the share register, or any comparable register which evidences the ownership of shares or the holding of sharecapital, of each Opinion Subsidiary as the registered holder of the issued and outstanding capital stock or sharecapital of each Hovis Subsidiary as set out in Schedule "F" to the Agreement and such issued and outstanding capital stock and sharecapital of each Opinion Subsidiary is validly issued and outstanding as fully paid and non-assessable;

5. As at the Closing Date, the fully-issued and authorized Hovis Capital consists of Euro 1,750,000 which is fully issued and is paid in in the sum of Euro 1,529,055.50 plus Euro 160,000 paid by JJHovis and Euro 20,000 paid by Steinbauer plus such amount by which the Hovis Capital has been increased in the course of the Hovis Reorganization ("Increased Capital"); due application for registration of the Increased Capital has been filed with the Firmenbuch;

6. All necessary corporate action has been taken by Hovis to issue the additional Hovis Capital contemplated by the Agreement and such additional Hovis Capital has been validly issued and is outstanding as fully paid;

7. All necessary corporate action has been taken by Hovis to approve the transfer of the Hovis Capital as consideration for: (i) the shares subscribed for by the Hovis Closing Stockholders in Holdco II; or (ii) the capital of Holdco II transferred from Holdco I, as the case may be;

8. The Agreement has been duly authorized by all necessary corporate action on the part of Hovis, has been duly executed and delivered by and on behalf of Hovis and constitutes a legal, valid and binding obligation of Hovis enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' right generally, except that specific performance and injunction are equitable remedies which may only be granted in the discretion of a court of competent jurisdiction and except as rights to indemnity, contribution and waiver of contribution may be limited under Applicable Law;

9. The execution and delivery of the Agreement, the fulfillment of the terms thereof and the sale of the Hovis Capital by the Closing Hovis Stockholders to Holdco II does not and will not conflict with and does not and will not result in a breach of, and does not and will not create a state of facts which after notice or lapse of time or both will result in a breach of, any of the terms, conditions or provisions of the Constating Documents of Hovis or any Hovis Subsidiary, respectively, or any resolution passed or consented to by the directors or shareholders of Hovis or any Opinion Subsidiary, or any license, permit, agreement or instrument issued to Hovis or any Opinion Subsidiary, respectively, or to which Hovis or any Hovis Subsidiary is a party and of which such counsel has knowledge;

10. There is not, to the knowledge of such counsel after having made due enquiry, any action, suit or proceeding pending or threatened before any court, governmental agency or body, to which Hovis or any Hovis Subsidiary is a party or of which any of their respective property is subject, which might result in any Material Adverse Change, except as approved by Sutton Park in writing and listed in an exhibit to this Opinion; and

11.  As to such other matters as counsel to Sutton Park may reasonably request.

                                   SCHEDULE J

                               INTENTIONALLY BLANK

                                   SCHEDULE K
                  LIST OF TRADE MARKS OF HOVIS AND HOVIS GROUP

TRADE MARK                            CLASS    REG.NO.              OWNER               LICENCEES
----------                            -----    -------              -----               ---------
CLINETT          word-pictural         16      NOM No. 173.356      HPP                 Neumuller KG
                 trademark

CLINETT          word trademark        16      NOM No. 173.357      HPP                 Neumuller KG
FINO             word-pictural         16      RegNo. AM 2628/99    HPP
                 trademark

GREIF ZU         word-pictural         16      NOM No. 96.405       Hovis GmbH          Neumuller KG
                 trademark

PLUS             word-pictural         16      RegNo. AM 1371/99    HPP
                 trademark

PREMIUM          word-pictural         16      RegNo. AM 1372/99    HPP                 Neumuller KG
                 trademark

SANETT           word trademark        16      NOM No. 182.830      HPP
SCALA            word-pictural         16      RegNo. AM 2627/99    HPP
                 trademark

Take it GREIF ZU word-pictural         16      NOM No. 182.831      HPP                 Neumuller KG
                 trademark

Take it GREIF    word-pictural         16      NOM No. 184.869      Hovis GmbH          Neumuller KG
ZU Selection     trademark
UMWELT NATUR     word-pictural         16      RegNo. AM 2629/99    HPP
                 trademark


                                   SCHEDULE L
                LIST OF ACCOUNTS RECEIVABLE AND PAYABLE OF HOVIS
               AND THE FINANCE COMPANIES (OTHER THAN HOVIS IMPEX)

  SUMMARY ACCOUNTS PAYABLE AS OF
       30.09.2001 HOVIS GMBH.

                                                                                              ATS

               33000                                           Verb.LL Inld. ATS             -4,462,344
               33001                                           Verb.LL Inld. DEM                 -4,951
               33002                                           Verb.LL Inld. USD             -1,602,988
               33005                                           Verb.LL Inld. CHF                      0
               33099                                           Verb.LL Inld. EUR            -29,635,321
               33100                                    Verb.LL Inld. Factorbank                  1,663
               33200                                              Verb.LL EU ATS                149,991
               33201                                              Verb.LL EU DEM            -13,424,070
               33202                                              Verb.LL EU USD            -12,610,886
               33203                                              Verb.LL EU ITL            -47,216,448
               33204                                              Verb.LL EU BEF                      0
               33210                                              Verb.LL EU GBP                -59,048
               33212                                              Verb.LL EU NLG                      0
               33299                                              Verb.LL EU EUR            -15,704,801
               33300                                        Verb.LL Drittld. ATS               -959,747
               33301                                        Verb.LL Drittld. DEM            -15,870,525
               33302                                        Verb.LL Drittld. USD            -44,773,589
               33305                                        Verb.LL Drittld. CHF               -725,452
               33306                                        Verb.LL Drittld. CZK                -47,883
               33311                                        Verb.LL Drittld. HUF                 -1,446
               33315                                        Verb.LL Drittld. PLN                -17,000
               33399                                        Verb.LL Drittld. EUR             -7,728,043
               33401                                         Verb.LL Kompen. DEM            -10,307,679
               33402                                         Verb.LL Kompen. USD                 -3,007
               33415                                         Verb.LL Kompen. PLN                -27,195
               33499                                         Verb.LL Kompen. EUR             -8,374,422
               33500                                             Verb.LL Ausland                      0
               33510                                             Verb.LL Ausland                      0
               34000                                  Verb.LL nahest.Untern. ATS                      0
               34002                                  Verb.LL nahest.Untern. USD                      0
               34015                                  Verb.LL nahest.Untern. PLN             -6,279,578
               34099                                  Verb.LL nahest.Untern. EUR                      0
               34401                               Verb.geg.Untern.m.Beteil. DEM             -1,896,723
               34402                               Verb.geg.Untern.m.Beteil. USD             -3,124,996
               34415                               Verb.geg.Untern.m.Beteil. PLN                      0
               34499                               Verb.geg.Untern.m.Beteil. EUR                      0

                                                                                         ---------------
                                                                                           -224,706,488         ATS
                                                                                         ===============
                                                                                            -16,330,057         EUR
                                                                                         ===============


                                      L-2

         SUMMARY ACCOUNTS RECEIVABLE AS OF
        30.09.2001 HOVIS GMBH. (DETAILS WILL
                  FOLLOW BY COURIER)
                                                                                          ATS

                        20000                                  Ford. LL Inld. ATS         2,129,597
                        20001                                  Ford. LL Inld. DEM         1,241,488
                        20002                                  Ford. LL Inld. USD         2,695,397
                        20003                                  Ford. LL Inld. ITL                 0
                        20099                                  Ford. LL Inld. EUR         5,407,161
                        20203                                     Dub.Ford. (ATS)        24,127,382
                        21000                                     Ford. LL EU ATS           105,000
                        21001                                     Ford. LL EU DEM         6,190,796
                        21002                                     Ford. LL EU USD        44,268,849
                        21003                                     Ford. LL EU ITL        68,299,832
                        21005                                     Ford. LL EU CHF         2,574,470
                        21009                                     Ford. LL EU FRF                23
                        21010                                     Ford. LL EU GBP                 0
                        21099                                    Ford. LL EU EURO            93,561
                        21100                               Ford. LL Drittld. ATS           548,499
                        21101                               Ford. LL Drittld. DEM         6,621,885
                        21102                               Ford. LL Drittld. USD        35,002,794
                        21105                               Ford. LL Drittld. CHF          -172,216
                        21109                               Ford. LL Drittld. FRF         1,503,233
                        21199                              Ford. LL Drittld. EURO         7,717,774
                        21301                                  Ford. LL Komp. DEM        84,632,063
                        21302                                  Ford. LL Komp. USD        13,592,603
                        21399                                 Ford. LL Komp. EURO         7,388,017
                        21600                               Ford. LL Mediafac.ATS                 0
                        21601                               Ford. LL Mediafac.DEM                 0
                        21602                               Ford. LL Mediafac.USD           870,978
                        21603                              Ford. LL Mediafac. ITL                 1
                        21609                              Ford. LL Mediafac. FRF                 0
                        21699                             Ford. LL Mediafac. EURO        15,082,917
                        21750                                 Ford. LL Factorbank          -331,795
                        22000                          Ford. LL nahest.Untern.ATS                 0
                        22001                         Ford. LL nahest.Untern. DEM         3,480,884
                        22002                         Ford. LL nahest.Untern. USD           269,190
                        22003                         Ford. LL nahest.Untern. ITL         2,289,948
                        22009                         Ford. LL nahest.Untern. FRF                 0
                        22099                        Ford. LL nahest.Untern. EURO         4,294,725
                        22100                          Ford. LL nahest.Untern.ATS                 0
                        22500                      Ford. LL geg.Untern.m.Bet. ATS            27,290
                        22501                      Ford. LL geg.Untern.m.Bet. DEM        10,018,236
                        22502                      Ford. LL geg.Untern.m.Bet. USD         9,594,204
                        22515                      Ford. LL geg.Untern.m.Bet. PLN           334,825
                        22519                      Ford. LL geg.Untern.m.Bet. PLN                 0
                        22599                     Ford. LL geg.Untern.m.Bet. EURO        16,462,038
                                                                                    ----------------
                                                                                        376,361,649           ATS
                                                                                    ================
                                                                                         27,351,268           EUR
                                                                                    ================

                                      L-3

             SUMMARY ACCOUNTS RECEIVABLE AS OF
                                     30.9.2001
                                                                                        ATS              EUR
                     IC Managementservice GmbH.                                         52,941,052        3,847,376

            JH Trade & Financial Services GmbH.                                         32,316,285        2,348,516

                    Global Bulk Transport GmbH.                                         50,735,156        3,687,068



                SUMMARY ACCOUNTS PAYABLE AS OF
                                     30.9.2001

                                                                                        ATS               EUR
                     IC Managementservice GmbH.                                         -1,070,975          -77,831

            JH Trade & Financial Services GmbH.                                         -4,544,818         -330,285

                    Global Bulk Transport GmbH.                                         -4,135,373         -300,529


                                   SCHEDULE M
           RELEVANT LITIGATION, INCLUDING EMPLOYEE RELATED LITIGATION


         PARTIES             AMOUNT CLAIMED        COURT         RECORD NO.          DATE OF CLAIM            STATUS
         -------             --------------        -----         ----------          -------------            ------
Noack/Hovis GmbH             35,790.43 euro    OLG Wien      HG Wien - 26 Cg           04.10.00         Appeal lodged by
                                                             135/00a (1st                               opponent
                                                             Instance)
Riar Emballagen               4,834.56 euro    BG Wien       15 C 150/01 w             21.01.01
GmbH/Hovis GmbH
Ristelhueber GmbH Co.       255,648.50 euro    HG Wien       11 Cg 40/00 w             27.04.00         Proposal of
KG/Hovis GmbH                                                                                           settlement ( euro
                                                                                                        61,000 to 153,000)


                                   SCHEDULE N

     BANK STATUS AS OF SEPTEMBER 25, 2001, INCLUDING CREDIT AND LOAN FACILITIES AND COLLATERAL PROVIDED BY HOVIS, THE HOVIS GROUP, THE HOVIS STOCKHOLDERS AND PERSONS RELATED THERETO AND OF OPEN FOREIGN EXCHANGE TRANSACTIONS AND DERIVATIVE TRANSACTIONS

       BALANCE OF BANK-ACCOUNTS AS OF
                          30.09.2001

                                              Account-No.  Currency  Credit-Line in EURO Amount in Currency        Amount in ATS
                                      ----------------------------------------------------------------------------------------------
                                HOVIS
                RAIFFEISENZENTRALBANK      170-50.718.584       USD         2,180,185.02        -847,527.02       -12,772,123.59
--------------------------------------------------------------------
                                             3-00.718.585       EUR                             -220,894.02        -3,039,568.03
--------------------------------------------------------------------
                                           270-50.718.584       USD         1,453,456.68        -765,658.66       -11,538,377.90
--------------------------------------------------------------------
                                            70-50.718.584       USD           570,921.35        -548,800.62        -8,270,355.02
--------------------------------------------------------------------
                                            73-50.718.584       CHF                               -3,512.31           -32,741.98
--------------------------------------------------------------------
                                             2-00.718.585       EUR                               32,488.21           447,047.91
--------------------------------------------------------------------
                                             4-00.718.585       EUR                                    0.00                 0.01
--------------------------------------------------------------------
                                           370-50.718.584       USD                              249,285.78         3,756,704.76
--------------------------------------------------------------------
                                             5-00.718.585       EUR                               50,564.78           695,787.33
--------------------------------------------------------------------
                                             6-00.718.585       EUR                                  502.19             6,910.29
--------------------------------------------------------------------
                                           470-50.718.584       USD                               46,144.54           695,392.31
--------------------------------------------------------------------
                                                                                         -------------------------------------------
                                                                                                                  -14,239,632.29
                                      -------------------------------                    -------------------------------------------
                         BANK AUSTRIA      157-100-098/00       EUR         2,180,185.00        -125,140.59        -1,721,972.59
                                           157-100-098/00       USD                           -1,928,517.64       -29,062,513.72
                                                                     ---------------------------------------------------------------
                                                                            2,180,185.00                          -30,784,486.31
                                      ----------------------------------------------------------------------------------------------



(table continued)


   Amount in EURO     ATS      EUR                                        Securities
-------------------------------------------------------------------------------------

      -928,186.42                              Confirmed export L/Cs and assignement

      -220,894.02                                             of accounts receivable

      -838,526.62                                assignement of US Steel receivables

      -601,030.14                                    pledged goods/repayable if sold

        -2,379.45                                             blank bill of Exchange

        32,488.24

             0.00

       273,010.38

        50,564.84

           502.19

        50,536.13

--------------------------
    -1,034,834.44
--------------------------
      -125,140.63                                                          unsecured
    -2,112,055.24                                               no contract existing
--------------------------
    -2,237,195.87
--------------------------

                                      N-2

                        CA EISENSTADT          0963-66166       EUR        18,168,208.00      -1,345,788.32       -18,518,450.85
----------------------------------------------------------
                                               0963-66166       CHF                           -7,735,537.05       -72,111,178.42
----------------------------------------------------------
                                               0963-66166       USD                           -3,118,618.69       -46,997,184.05
----------------------------------------------------------
                                            0963-66166/02       EUR                                    0.00                 0.00
----------------------------------------------------------
                                            0963-66166/33       EUR                                    0.00                 0.00
----------------------------------------------------------
                                            0963-66166/66       EUR                                    0.00                 0.00
----------------------------------------------------------
                                            0963-66166/04       USD                              -18,861.11          -284,234.51
----------------------------------------------------------
                                            0963-66166/06       CHF                              -28,171.03          -262,612.17
----------------------------------------------------------
                                            0963-66166/69       USD                           -1,160,189.83       -17,483,912.08
----------------------------------------------------------
                                            0963-66166/69       EUR                              -32,627.20          -448,960.02
----------------------------------------------------------
                                            76196-919-765       EUR                            1,604,280.55        22,075,381.65
----------------------------------------------------------
                                            0004-24259/01       EUR                           -5,668,481.07       -78,000,000.07
                                                                    --------------------------------------------------------------
                                                                           18,168,208.00                         -212,031,150.52
                                      --------------------------------------------------------------------------------------------
                        OBERBANK LINZ         711 2285 69       ATS                               -1,937.66            -1,937.66
                                      -------------------------------                    ----------------------------------------
                 O VERKEHRSKREDITBANK                           ATS                                   -1.65                -1.65
                                      -------------------------------                    ----------------------------------------
                     SOCIETE GENERALE       10142 299 900       EUR                                 -714.59            -9,833.03
--------------------------------------                    ----------
                                            10142 299 800       USD                                 -129.23            -2,070.08
--------------------------------------
                                                                                                            ----------------------
                                                                                                                      -11,903.11
                                                                    --------------------------------------------------------------
                 BANK F.TIROL U VLBG.          130-033342       ATS           385,166.02         -70,619.00           -70,619.00
                                               330-043534       EUR                                7,308.06           100,561.15
--------------------------------------
                                               330-604905       USD                             -307,838.10        -4,639,080.72
                                                                     -------------------------------------------------------------
                                                                              385,166.02                           -4,609,138.57
                                      --------------------------------------------------------------------------------------------

(table continued)

      -1,345,788.31    93.3      6.8                               assigned receivable

      -5,240,523.71   118.7      8.6                              used but not secured

      -3,415,418.56    16.0      1.2        pledge of goods (est.pulp value ATS 5 Mio)

               0.00    12.0      0.9                        IPU Jurriaan Hovis private

               0.00    20.5      1.5                  Guarantee Jurriaan Hovis private

               0.00     1.0      0.1                                     Mr.Hovis sen.

         -20,656.13                                                   Bill of Exchange

         -19,084.77

      -1,270,605.44

         -32,627.20

       1,604,280.55

      -5,668,481.07
--------------------
     -15,408,904.64
--------------------
            -140.82
                                     --------------------------------------------------
              -0.12                                               Guarantee Hovis GmbH
                                     --------------------------------------------------
            -714.59

            -150.44

--------------------
            -865.03
--------------------                 --------------------------------------------------
          -5,132.08                                                      pledged goods
           7,308.06                                                   Bill of exchange

        -337,135.14                                  Guarantee  Jurriaan Hovis private
--------------------
        -334,959.16
--------------------

                                                                    --------------------------------------------------------------
               ALLG.SPARKASSE OO,WIEN         4000-005797       ATS           872,074.00        -215,158.84          -215,158.84

                                              0043-224328       ATS                          -12,000,000.00       -12,000,000.00
--------------------------------------
                                              4006-900058       ATS                            6,000,000.00         6,000,000.00
--------------------------------------
                                                                     -------------------------------------------------------------
                                                                              872,074.00                           -6,215,158.84
                                      --------------------------------------------------------------------------------------------

                                                                    ---------------------
                             PSK BANK           9.702.378       ATS                               -1,468.99            -1,468.99

                                      -------------------------------                    ----------------------------------------
                   CASSA DI RISPARMIO        2091-5017657       USD                                    0.00                -0.01
                                             2091-5017657       DEM                                    0.00                 0.14
--------------------------------------
                                                401230/27       DEM                               33,723.12           464,040.35
                                      -------------------------------                                       ----------------------

                      BANCA DI NAPOLI           055 00359       EUR                                  399.42             5,496.26
--------------------------------------

                                      -------------------------------                    ----------------------------------------

                        BANQUE RIVAUD      0100 295 91 82       FRF                               -3,481.85            -7,304.06
--------------------------------------
                                                   Spesen       EUR                                  348.87             4,800.55
--------------------------------------
                                                                                         -----------------------------------------
                                                                                                  -3,132.98            -2,503.51
                                      -------------------------------                    -----------------------------------------

            BAQUE CANTONALE DE GENEVE        T 3247.08.62       USD                             -286,759.90        -4,321,434.95
--------------------------------------
                                             T 3247.08.63       EUR                               72,996.12         1,004,448.31
--------------------------------------
                                                                                                            ----------------------
                                                                                                                   -3,316,986.64

                                      -------------------------------                                       ----------------------

                    BNP PARIBAS (UEB)           79527/1 F       USD         5,813,826.73         143,676.19         2,165,181.77
--------------------------------------
                                               79527/50 J       USD
--------------------------------------

(table continued)

--------------------                 --------------------------------------------------
         -15,636.20     6.0      0.4                                           Deposit

        -872,074.01                            blank bill of exchange max 12.0 Mio ATS

         436,037.01                                        aval Jurriaan Hovis private

--------------------
        -451,673.21
--------------------

                                     --------------------------------------------------
            -106.76

                                     --------------------------------------------------
              -0.00
               0.01

          33,723.13
--------------------                 --------------------------------------------------

             399.43


                                     --------------------------------------------------

            -530.81

             348.87

--------------------
            -181.94
--------------------

        -314,050.93                                            on a case by case basis

          72,996.11                                              L/C assigned and paid

--------------------
        -241,054.82

--------------------

         157,349.90                                           Structured Trade Finance

               0.00

                                      N-4

                                                  59527-3       EUR                                1,639.92            22,565.69
--------------------------------------
                                                                     --------------------                   ---------------------
                                                                            5,813,826.73                            2,187,747.46
                                      ---------------------------------------------------                   ---------------------
                                  UBS       247-540269.60       USD                                2,972.13            44,657.57
                                            247-540269.61       EUR                                  -34.41              -473.48
--------------------------------------
                                                                                                            ---------------------
                                                                                                                       44,184.09
                                      -------------------------------                                       ---------------------
             AARGAUISCHE KANTONALBANK        16126.711.54       EUR                                  -26.59              -365.93
                                             16126.712.45       USD                                 -570.80            -8,601.88
--------------------------------------
                                                                                                            ---------------------
                                                                                                                       -8,967.81

                                      -------------------------------                                       ---------------------
                        BANQUE UNEXIM        10.300.808-0       EUR                                    0.00          just opened
                                                                USD                                    0.00          just opened
                                      -------------------------------                    ----------------------------------------

                      MEDIO FACTORING                           EUR         7,267,283.41      -3,851,660.00        -3,851,660.00

                                      -------------------------------




(table continued)


            1,639.91             on a case by case basis

---------------------
          158,989.81
---------------------
            3,245.39
              -34.41

---------------------
            3,210.98
---------------------
              -26.59
             -625.12

---------------------
             -651.72

---------------------


                         --------------------------------

       -3,851,660.00        100 % Non-recourse Factoring
                                 as of 25.September 2001
                         --------------------------------
                                                       3

      -23,365,905.16

   BALANCE OF BANK-ACCOUNTS PER                                                                      USD-Exchange Rate
                     30.09.2001
                                        Account-No.    Currency  lt.BH Konto   Kredit-Line in EUR   Amount in Currency
---------------------------------------------------------------------------------------------------------------------------

                       JH TRADE

                     ERSTE BANK        320513-42718         USD        32751         3,633,641.70            15,442.14
----------------------------------------------------------------
                                        19053112202         USD        32752                               -553,680.00
----------------------------------------------------------------
                                       300010-46068         EUR        32753                               -848,870.44
---------------------------------------------------------------------------------------------------------------------------
                                                                                     3,633,641.70
---------------------------------------------------------------------------------------------------------------------------

                    GLOBAL BULK
                   BANK AUSTRIA         149-176-904         EUR        32358         3,633,641.70        -3,519,999.70
----------------------------------------------------------------
                                        664-168-403         EUR        32356                                -41,837.46
----------------------------------------------------------------
                                        644-168-411         EUR        32355                                 17,444.10
----------------------------------------------------------------
                                        664-168-403         USD        32352                                     42.23
---------------------------------------------------------------------------------------------------------------------------
                                                                                     3,633,641.70
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

                  IC MANAGEMENT
          RAIFFEISENZENTRALBANK       70-50.649.904         USD        32501         5,813,826.73        -1,064,624.56
----------------------------------------------------------------
                                       2-00.649.905         EUR        32503                             -2,224,625.34
----------------------------------------------------------------
                   BANK AUSTRIA         644 164 113         EUR        28013                                    160.48
---------------------------------------------------------------------------------------------------------------------------
                                                                                     5,813,826.73
---------------------------------------------------------------------------------------------------------------------------


                          TOTAL


(table continued)


         0.9131       per 30.9.01

  Amount in ATS    Amount in EURO                                 Securities
-----------------------------------------------------------------------------



     232,711.07         16,911.77               assigned accounts receivable

  -8,343,886.65       -606,373.89

 -11,680,711.92       -848,870.44          bill of exchange, aval Hovis GmbH
------------------------------------------
 -19,791,887.50     -1,438,332.56
------------------------------------------


 -48,436,251.88     -3,519,999.70               assigned accounts receivable

    -575,696.17        -41,837.47

     240,036.05         17,444.10          bill of exchange, aval Hovis GmbH

         636.40             46.25
------------------------------------------
 -48,771,275.60     -3,544,346.82
------------------------------------------
----------------------------------------------------------------------------


 -16,043,755.70     -1,165,945.20               assigned accounts receivable

 -30,611,511.98     -2,224,625.33                           bill of exchange

       2,208.31            160.48                       Guarantee Hovis GmbH
------------------------------------------
 -46,653,059.37     -3,390,410.05
------------------------------------------

                ------------------
                    -8,373,089.43
                ------------------


         BALANCE OF BANK-ACCOUNTS AS OF                                                                            USD-Exchange Rate
                              30.09.2001
                                                               Account-No.    Currency     Kredit-Line in EUR     Amount in Currency
------------------------------------------------------------------------------------------------------------------------------------
                                METALKO

                RAIFFEISENBANK TATABANYA        12028003-00254770-00100000         HUF             35 Mio HUF         -32,109,365.06
---------------------------------------------------------------------------
                                                                                   HUF            100 Mio HUF         -66,603,064.00
---------------------------------------------------------------------------
                                                12028003-00254770-00200000         DEM                                      1,100.00
---------------------------------------------------------------------------
                                                12025003-00254770-00900006         EUR                                        100.00
---------------------------------------------------------------------------
               KERESKEDELMI ES HITELBANK                 10200452-36013144         HUF                                    644,814.00
---------------------------------------------------------------------------

---------------------------------------------------------------------------
---------------------------------------------------------------------------            ---------------------------------------------
                                                                                                         0.00
---------------------------------------------------------------------------            ---------------------------------------------

                                  KOLMET

            RAIFFEISENBANK POLSKA/POZNAN         17501019-10.10.019486.000         PLN                                        844.72
---------------------------------------------------------------------------
                                                 17501019-10.10.019486.016         EUR                                          0.00
---------------------------------------------------------------------------
             WYCLAG Z RACHUNKU BANKOWEGO      10901418-2047834-128-00-0-99         PLN                                      5,067.58
---------------------------------------------------------------------------
                                             10901418-2047834-128-00-0-787         USD                                        427.75
---------------------------------------------------------------------------            ---------------------------------------------
                                                                                                         0.00
---------------------------------------------------------------------------            ---------------------------------------------

                                UNIMETAL

                         BANK GOSPODARKI                     84619-2701-11         PLN             25.000 USD                 274.05
---------------------------------------------------------------------------
                                                         84619-2701-12-787         USD                                        107.87
---------------------------------------------------------------------------
            BANK HANDLOWY W WARSZAWIE SA                          46335201         PLN                                        290.03
---------------------------------------------------------------------------            ---------------------------------------------
                                                                                                         0.00
------------------------------------------------------------------------------------------------------------------------------------

                            HOVIS POLAND

                   RAIFFEISENBANK KRAKAU        17501048-10.35.0215806.300         PLN                                     30,920.31
---------------------------------------------------------------------------
                         BANK GOSPODARKI                   91457-2701-1100         PLN                                    155,495.08
---------------------------------------------------------------------------            ---------------------------------------------
                                                                                                         0.00
---------------------------------------------------------------------------            ---------------------------------------------

---------------------------------------------------------------------------
                         S.C. SOMES S.A.
                                 BCR DEJ               Loan old Investment         ROL     -27,000,000,000.00     -27,000,000,000.00
---------------------------------------------------------------------------
                                                       Loan new Investment         ROL     -30,000,000,000.00     -30,000,000,000.00
---------------------------------------------------------------------------

(table continued)

            0.9131       per 30.9.01

     Amount in ATS    Amount in EURO                                          Securities
-----------------------------------------------------------------------------------------


                         -124,672.36                                           unsecured

                         -258,602.46                       Factoring accounts receivable

                              562.42

                              100.00

                            2,503.65



---------------------------------------------------
              0.00       -380,108.75
---------------------------------------------------



                              218.39

                                0.00

                            1,310.13

                              468.46
---------------------------------------------------
              0.00          1,996.98
---------------------------------------------------



                               70.85                  Pledge on casting line of Mr.Budek

                              118.14

                               74.98
---------------------------------------------------
              0.00            263.97
-----------------------------------------------------------------------------------------



                            7,993.88

                           40,200.38
---------------------------------------------------
              0.00         48,194.26
---------------------------------------------------



                         -966,010.73                           mortgage on plant & equi.

                       -1,073,345.26                           mortgage on plant & equi.



                                 BCR DEJ                        251.1-3.29         USD                                          0.00
---------------------------------------------------------------------------
                                                               2511.1-3.21         DEM                                      2,852.27
---------------------------------------------------------------------------
                                                               2511.1-3.25         ITL                                      5,370.68
---------------------------------------------------------------------------
                                                               2511.1-3.17         ATS                                      1,225.00
---------------------------------------------------------------------------
                                                                2511.1-3.1         ROL                              2,698,645,376.84
---------------------------------------------------------------------------
                                                               2511.1-3.21         EUR                                     76,805.32
---------------------------------------------------------------------------
                                                                                   GBT                                          0.71
---------------------------------------------------------------------------
                                                                                   SEK                                         26.53
---------------------------------------------------------------------------
                                                                                   CHF                                          1.03
---------------------------------------------------------------------------
                      BANCA TRANSILVANIA                  2511000052523192         ROL                                263,480,543.00
---------------------------------------------------------------------------
                           BANC POST DEJ            262102.102131000076014         ROL                                  1,677,324.84
---------------------------------------------------------------------------
                                                                                   DEM                                          6.01
---------------------------------------------------------------------------
                                                                                   ITL                                      2,533.00
---------------------------------------------------------------------------
                                                 251101.202131000076013516         EUR                                         15.46
---------------------------------------------------------------------------
                              BRD GHERLA                           2511009         ROL                                 78,919,389.24
---------------------------------------------------------------------------
                                                                   2511002         USD                                          7.00
---------------------------------------------------------------------------
                    EXMIN BANK BUCARESTI                                           ROL                                    333,133.00
---------------------------------------------------------------------------
                           TREZOREIA DEJ                                           ROL                                 66,797,891.66
---------------------------------------------------------------------------
                         EXMIN BANK CLUJ              25111131000001301711         ROL                                  1,210,980.00
---------------------------------------------------------------------------            ---------------------------------------------
                                                                                           -57,000,000,000.00
------------------------------------------------------------------------------------------------------------------------------------

                                HOVIS CZ

---------------------------------------------------------------------------
                   RAIFFEISEN BANK PRAHA                        1011002954         CZK                                    390,515.10
---------------------------------------------------------------------------
                                                                1011004853         EUR                                        677.90
---------------------------------------------------------------------------            ---------------------------------------------
                                                                                                         0.00
---------------------------------------------------------------------------            ---------------------------------------------

                                 IBT-TOB

                                         ----------------------------------
                                                            26003246189025         EUR                                          0.26
                                         ----------------------------------
                KOMMERZBANK "PRIVATBANK"                    26002246189004         UAH            -40.000 DEM              17,403.15
---------------------------------------------------------------------------            ---------------------------------------------
                                                                                                         0.00
---------------------------------------------------------------------------            ---------------------------------------------

                       BAUXITE MINING AG

                                         ----------------------------------
              RAIFFEISENZENTRALBANK WIEN                      1-00.686.261         EUR                                     71,819.19
---------------------------------------------------------------------------
---------------------------------------------------------------------------            ---------------------------------------------
                                                                                                         0.00
---------------------------------------------------------------------------            ---------------------------------------------




(table continued)



                                0.00

                            1,458.34

                                2.77

                               89.02

                           96,552.61

                           76,805.32

                                1.14

                                2.72

                                0.70

                            9,426.85

                               60.01

                                3.07

                                1.31

                               15.46

                            2,823.59

                                7.67

                               11.92

                            2,389.91

                               43.33
                  --------------------------------
              0.00     -1,849,660.25
-----------------------------------------------------------------------------------------




                           11,499.27

                               19.96
---------------------------------------------------
              0.00         11,519.23
---------------------------------------------------




                                0.26

                            3,265.00                            Deposit from Mr.Rumancik
---------------------------------------------------
              0.00          3,265.26
---------------------------------------------------




                           71,819.19

---------------------------------------------------
              0.00         71,819.19
---------------------------------------------------


   GUJARAT MINING MINERALS IMPEX PVT.LTD
                              ICICI Bank                             05/57          RS                                     59,401.00
---------------------------------------------------------------------------
                State Bank of Saurashtra                           C&I/106          RS                                      9,351.00
---------------------------------------------------------------------------            ---------------------------------------------
                                                                                                         0.00
---------------------------------------------------------------------------            ---------------------------------------------

                  HALLMARK HOVIS PVT.LTD will be mailed by the 18.10.2001
         THE COSMOS COOPERATIVE BANK LTD
---------------------------------------------------------------------------

---------------------------------------------------------------------------            ---------------------------------------------
                                                                                                         0.00
---------------------------------------------------------------------------            ---------------------------------------------

                     ALUMINUM HOV S.R.L.

                                         ----------------------------------
                             BCR SUD DEJ                     2511.1-8581.1         ROL                                 21,780,107.00
---------------------------------------------------------------------------            ---------------------------------------------
                                                                                                         0.00
---------------------------------------------------------------------------            ---------------------------------------------


                      ALUMETAL SP.Z.O.O.

                                         ----------------------------------
                        SOCIETE GENERALE                              Loan         PLN          -1,000,000.00          -1,000,000.00
---------------------------------------------------------------------------
                                                               11950008130         USD                                          0.00
                                         ----------------------------------
                                                               11950008101         PLN                                    176,500.77
---------------------------------------------------------------------------
                                                               11950008190         EUR                                     82,939.61
---------------------------------------------------------------------------
               BANK PRZEMYSLOWO-HANDLOWY             10601116-380000035519         EUR                                     81,245.21
---------------------------------------------------------------------------
                                                     10601116-380000035506         USD                                     20,319.64
---------------------------------------------------------------------------
                                                     10601116-320000553437         PLN                                      2,864.14
---------------------------------------------------------------------------
                             BANK SLASKI                              Loan         USD          -1,300,000.00          -1,300,000.00
---------------------------------------------------------------------------
                                                 Loan blocked and not used         USD          -1,000,000.00                   0.00
---------------------------------------------------------------------------
                                                                2228188583         PLN                                     28,548.55
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                -3,300,000.00
------------------------------------------------------------------------------------------------------------------------------------



                                                                     TOTAL



(table continued)



                            1,354.02

                              213.15
---------------------------------------------------
              0.00          1,567.18
---------------------------------------------------





---------------------------------------------------
              0.00              0.00
---------------------------------------------------




                              779.25
---------------------------------------------------
              0.00            779.25
---------------------------------------------------
                   ------------------




                         -258,531.54                         assigned account receivable

                                0.00

                           45,631.02

                           82,939.61

                           81,245.21

                           22,253.47

                              740.47

                       -1,423,721.39                      Scrap Inventory balance unsec.

                                0.00

                            7,380.70
---------------------------------------------------
              0.00     -1,442,062.46
---------------------------------------------------


                   ------------------
                       -3,532,426.15
                   ------------------


                                   SCHEDULE O
     LIST OF LOANS AND GUARANTEES FROM THIRD PARTIES TO OR FOR HOVIS OR ANY MEMBER OF THE HOVIS GROUP, INCLUDING FROM THE HOVIS STOCKHOLDERS, OTHER THAN CREDIT AND LOAN FACILITIES LISTED IN SCHEDULE "G"

As of 30.September 2001

Hovis GmbH.:

LOAN from HOVIS GMBH. TO JURRIAAN HOVIS  EUR 181.682,09
GUARANTEE (Bid Bond) by RAIFFEISEN ZENTRALBANK OSTERREICH AG for Hovis GmbH. to OIL & NATURAL GAS CORP, India, USD 5.600,-- valid until 21.11.2001 (Goods:
Proppants)

GUARANTEE (Bid Bond) by RAIFFEISEN ZENTRALBANK OSTERREICH AG for
Hovis GmbH. to BERHANENA, Ethiopia, USD 8.316,-- valid until 1.1.2002 (Goods:
Paper)

GUARANTEE (Bid Bond) by RAIFFEISEN ZENTRALBANK OSTERREICH AG for Hovis GmbH. to ETHIOPIAN PULP & PAPER SC, Ethiopia, USD 11.660,-- valid until 26.11.2001 (Goods: Pulp) GUARANTEE (Dodumentary Guarantee) by RAIFFEISEN ZENTRALBANK OSTERREICH AG for Hovis GmbH. to TECHNOSTEEL (MAGNITOGORSK), Germany, USD 26.000,-- valid until 21.10.2001 (Goods: Steel)

GUARANTEE by CREDITANSTALT AG for Hovis GmbH. to MARTIN SCHWANZER (Rental fee apartment Jurriaan Hovis) EUR 4.407.,61 valid until 25.8.2003

GUARANTEE by CREDITANSTALT AG for Hovis GmbH. to OSMIN PROJEKT AG (Rental fee office Millennium Tower) EUR 50.582,30 valid until 31.12.2001

GUARANTEE by CREDITANSTALT AG for Hovis GmbH. to Hauptzollamt (Customs Office Vienna) EUR 3.481,68 valid until further notice;

GUARANTEE by HOVIS GMBH. to ERSTE BANK AG. (loans to JH TRADE & FINANCIAL SERVICES GMBH. based on assigned and insured accounts receivable - coverage 80%!Gerling Kreditversicherung) loan EUR 1,437.200,40 (up to max EUR 3,633.641,71) valid until existing outstanding loan;

GUARANTEE by HOVIS GMBH. to RAIFFEISEN ZENTRALBANK OSTERREICH AG (loans to IC Managementservices GmbH. based on assigned and insured accounts receivable - coverage 80%!Osterr.Kreditversicherungs AG) loan EUR 3,363.724,80 (up to max. EUR 5,813.826,73) valid until existing outstanding loan;

GUARANTEE by HOVIS GMBH. to BANK AUSTRIA AG (LOANS TO GLOBAL BULK TRANSPORT GMBH. BASED ON ASSIGNED AND INSURED ACCOUNTS RECEIVABLE - coverage 80%! Gothaer Versicherung) loan EUR 3,544.393,07 (up to max. EUR 3,633.641,71) valid until existing outstanding loan;

GUARANTEE by HOVIS GMBH. to RAIFFEISEN ZENTRALBANK OSTERREICH AG (LOANS TO FS FINANCIAL SERVICES GMBH. BASED ON ASSIGNED AND INSURED ACCOUNTS RECEIVABLE - coverage 90%!Osterreichische Kontrollbank AG) loan EUR 1,132.608,51 valid until existing outstanding loan;

GUARANTEE (Performance an Payment) by HOVIS GMBH. to MEDIOFACTORING (FACTORING WITHOUT RECOURSE TO FS FINANCIAL SERVICES GMBH. BASED ON ASSIGNED AND INSURED ACCOUNTS RECEIVABLE - coverage 100%! Prisma Kreditversicherungs AG15% and MedioFactoring 85%) up to EUR 2,556.459,41 valid until existing outstanding loan;

GUARANTEE (Payment) by HOVIS GMBH. to US STEEL, SK-KOSICE FOR HOVIS & DILTA, SK valid for shipments of steel to Hovis & Dilta in 2001; as of
30.9.2001 outstanding amount SKK 14,981.251,60 = EUR 343.443,15 (up to max.
turnover in 2001 SKK 319,000.000 = appx. EUR 7,3 mio; 60 days payment term!);

GUARANTEE (Payment) by HOVIS GMBH. to RAIFFEISEN - LEASING S.R.O., CZ-PRAHA (LEASING TO ALFUN S.R.O.) EUR 148.132,10 valid until 30.9.2003;

IC-Managementservice GmbH.:

Car-Leasing to Mihai Sfintescu, Residual Value due on 15.12.2001
       (DEM 10.205,80)  EUR 5.218,14

                                   SCHEDULE P

                          ORGANIZATIONAL CHART OF HOVIS




                        [ORGANIZATIONAL CHART OF HOVIS]

                                   SCHEDULE Q

          LIST OF PERSONS HAVING POWERS TO REPRESENT HOVIS, OTHER THAN THOSE LISTED IN THE FIRMENBUCH

                                      NONE

                                   SCHEDULE R

                           LIST OF MATERIAL AGREEMENTS

Rent agreement, Millennium Tower

Trade Mark License agreement  - Neumuller

Matroz Contract (duration 3 years, begin 2001)

Working contract Mr. Schweikhardt (duration 5 years, began with 2000)

Working/commission contract Mr. Benea (Somes)

Working/commission contract Mrs. Baban (Somes)

Consultancy agreement  Mr. Gaweda (continuous prolongation each year)

Consultancy agreement Mr. Ishkov

Consultancy agreement Mr. Linscheid

Commission agreement - Mr. Kargl

Commission agreement - Mr. Sklenarik (steel team)

Insurance agreements as set out below:

------------------------------------------------------------------------------------------------------
COMPANY                                   INSURANCE COMPANY       TYPE OF INSURANCE
------------------------------------------------------------------------------------------------------
HOVIS GMBH                                Wr. Stadtische          Car insurance
------------------------------------------------------------------------------------------------------
                                          UNIQA                   Transport insurance
------------------------------------------------------------------------------------------------------
                                          Allianz                 Soll&Haben Vers. fur den Fachhandel
------------------------------------------------------------------------------------------------------
                                          Allianz                 Business liability insurance
------------------------------------------------------------------------------------------------------
                                          Prisma                  Loan insurance
------------------------------------------------------------------------------------------------------
                                          Chubb                   Consequential loss liability
                                                                  insurance
------------------------------------------------------------------------------------------------------
IC MANAGEMENTSERVICE GMBH                 OKV                     Export credit insurance
------------------------------------------------------------------------------------------------------
                                          UNIQA                   Transport insurance
------------------------------------------------------------------------------------------------------
                                          OKV                     Credit sale insurance
------------------------------------------------------------------------------------------------------
JH TRADE AND FINANCIAL SERVICES GMBH      Gerling                 Export credit insurance
------------------------------------------------------------------------------------------------------
                                          UNIQA                   Transport insurance
------------------------------------------------------------------------------------------------------
GLOBAL BULK TRANSPORT GMBH                Gothaer Credit          Credit sale insurance
------------------------------------------------------------------------------------------------------
                                          UNIQA                   Transport insurance
------------------------------------------------------------------------------------------------------
BAUXITE MINING AG                         UNIQA                   Transport insurance
------------------------------------------------------------------------------------------------------

S.C. SOMES S.A.                           Omniasig S.A.           All Risk Insurance
------------------------------------------------------------------------------------------------------
ALUMETAL SP.Z.O.O.                        STU Hestia 40%          All Risk Insurance
------------------------------------------------------------------------------------------------------
                                          TUiR Warta 40%
------------------------------------------------------------------------------------------------------
                                          PZU 20%
------------------------------------------------------------------------------------------------------
                                          Energo-Asikuracja S.A.  Car insurance
------------------------------------------------------------------------------------------------------
                                          Energo-Asikuracja S.A.  Car insurance
------------------------------------------------------------------------------------------------------
                                          Energo-Asikuracja S.A.  Car insurance
------------------------------------------------------------------------------------------------------
                                          Energo-Asikuracja S.A.  Car insurance
------------------------------------------------------------------------------------------------------
                                          PZU                     Pension fund
------------------------------------------------------------------------------------------------------
                                          PZU                     Life insurance for employees
------------------------------------------------------------------------------------------------------
HOVIS POLAND SP.Z.O.O.                    PZU                     Office insurance
------------------------------------------------------------------------------------------------------
                                          PZU                     Car insurance
------------------------------------------------------------------------------------------------------
KOLMET SP.Z.O.O.                          Polonia                 Office insurance
------------------------------------------------------------------------------------------------------
                                                                  (inkl. Monitoring)
------------------------------------------------------------------------------------------------------
                                          Polonia                 All-Risk insurance
------------------------------------------------------------------------------------------------------
                                          Hestia                  Machinery insurance
------------------------------------------------------------------------------------------------------
S.C. HOVIS IMPEX - TRADING SRL.           Astra S.A.              Car insurance
------------------------------------------------------------------------------------------------------
                                          Astra S.A.              Office Equipment
------------------------------------------------------------------------------------------------------
METALKO KFT                               AXA Colonia             All Risk Insurance
------------------------------------------------------------------------------------------------------
                                          Generali-Providencia    Liability insurance
------------------------------------------------------------------------------------------------------
                                          Generali-Providencia    EDP insurance
------------------------------------------------------------------------------------------------------
HOVIS CZ SPOL.S.R.O.                      UNIQA                   Car insurance
------------------------------------------------------------------------------------------------------

Leasing agreements as set out below:

HOVIS GMBH VIENNA:
LEASING AGREEMENTS
         WITH                                        FOR

GE Capital Bank                                      Ford Scorpio GL 2,3
BMW Leasing                                          BMW 521 i
Ford Bank                                            Ford Mondeo Ghia Traveller
Ford Bank                                            Ford Mondeo Edition 1,8TD
Raiffeisen Leasing                                   Renault Safra V6



HOVIS ZILINA:
LEASING AGREEMENT

         WITH                                        FOR

Tatra Leasing                                        Scoda Octavia 1,9 TDI



HOVIS GMBH VIENNA:         (MIETKAUF!!!!!!)
LEASING AGREEMENT

         WITH                                        FOR


                                      R-3

Bank Austria Creditanstalt

Mobilien                                             Leasing GmbH 1 Kompressor
                                                     GA 250-7,5 CE 380-415/50 1
                                                     Adsorptionstrockner BD 780
                                                     400/50 CE 1 Vorfilter DD
                                                     900 F CE 1 Mikrofilter PD
                                                     900 F CE (S.C.Somes S.A.)

HOVIS POLAND KRAKOW

LEASING AGREEMENT

         WITH                                        FOR

Raiffeisen Leasing                                   Ford Focus
Raiffeisen Leasing                                   Ford Galaxi

KOLMET

LEASING AGREEMENT

         WITH                                        FOR

LG Leasing Polska Sp.z.o.o.                          2 Forklifts

METALKO

LEASING AGREEMENT

         WITH                                        FOR


BS Targo Kft                                         Forklift Hercu D 30